UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

Filed by the Registrant	Filed by a Party other than the Registrant

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Preliminary Proxy Statement
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Soliciting Material under §240.14a-12

RANGE RESOURCES CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
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RANGE RESOURCES CORPORATION Notice of 2024 Annual Meeting of Stockholders

2024 Proxy Statement

Annual Meeting

Wednesday, May 8, 2024
8:00 a.m. Central Time

Please vote promptly by:

TELEPHONE	INTERNET	MAIL	MOBILE DEVICE

marking, signing and returning your proxy or voting instruction card

2024 Proxy Statement

RANGE RESOURCES®

May 8, 2024
Annual Meeting

visit rangeresources.com

Range Resources Corporation 100 Throckmorton Street Suite 1200 Fort Worth, Texas 76102

Dear Fellow Stockholders,

On behalf of the Board of Directors (the “Board”), we are pleased to invite you to participate in Range Resources’ 2024 Annual Meeting of Stockholders (the “Annual Meeting” or the “Meeting”). Our Annual Meeting will be held telephonically, commencing at 8:00 a.m., Central Time, on Wednesday, May 8, 2024. To access the event you will need to register virtually at https://ir.rangeresources.com/events/event-details/2024-annual-meeting-stockholders. The attached Notice of 2024 Annual Meeting of Stockholders and Proxy Statement provide information about the business we plan to conduct.

Navigating Change

In March 2023 we announced that, after a successful career with Range spanning almost 20 years, Jeff Ventura would retire effective June 2023. Jeff’s vision and technical skills were instrumental in unlocking the Marcellus Shale and during his tenure, production and proved reserves grew significantly. The Board is grateful for his outstanding leadership.

At the May 2023 Annual Meeting, Dennis Degner was appointed Chief Executive Officer and President. Dennis was previously Range’s Executive Vice President and Chief Operating Officer. He brings more than 25 years of modern shale gas development experience and the Board fully expects he will continue to elevate our performance and drive stockholder value.

We continued to enhance and refresh our Board and in October we added one new director, Charles G. Griffie. Charles brings valuable expertise in the areas of midstream and general E&P operations. The Board remains committed to ongoing and thoughtful refreshment to maintain an appropriate balance of tenure, background and skills on the Board.

2023 Operating and Financial Performance

Our workforce performed at an exceptional level in 2023. Our employees successfully adapted to lingering supply chain issues and inflationary pressures.  We continue to focus on being resilient through commodity price cycles, which includes a disciplined capital allocation approach, maintaining a strong balance sheet with opportunistic debt reductions along with our return of capital program. Natural gas is a critical source of energy and is necessary to maintain quality of life and will help improve living standards around the world. Our immense inventory will allow us to participate in the growing future demand for natural gas and natural gas liquids in both the United States and the world.

Sustainability

Our commitment to being a responsible, low cost operator and delivering on our environmental goals is critical to our long-term success. By design, our environmentally sustainable strategies also provide commercial efficiencies. We continue to make steady progress towards our announced goal of net zero scope 1 and scope 2 GHG Emissions by the end of 2025.

Listening to Stockholder Feedback

We proactively engage with stockholders and feedback from these engagements informs our viewpoints and decisions. We remain committed to regular and transparent engagement. We value your views and would like to hear from you.

On behalf of the entire Board, we would like to thank all of our stockholders for your ongoing support and investment in Range. We are proud of our employees for their many accomplishments and I am very grateful for the counsel and guidance of my fellow directors. We look forward to your vote at the Annual Meeting.

Sincerely yours,

Greg G. Maxwell
Chairman of the Board

March 29, 2024

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Notice of 2024 Annual Meeting of Stockholders

Date and Time

Wednesday, May 8, 2024

8:00 A.M. Central Time

Place

https://ir.rangeresources.com/events/event-details/2024-annual-meeting-stockholders

Who Can Vote

Stockholders of record at the close of business March 21, 2024 may vote at the Meeting or any postponements or adjournments of the meeting

How to Cast Your Vote

•	Online before the meeting: www.proxyvote.com
•	By phone: 800-690-6903
•	Proxy Card or Voting Instruction Form: Complete, sign, and return your proxy card
•	Scan the QR code on your proxy card by mobile device
•	You may vote at the Annual Meeting
•	To elect the eight nominees named in the attached Proxy Statement to our Board, each for a term expiring at the 2025 annual meeting or when their successors are duly elected and qualified;
•	To consider and vote on a non-binding proposal to approve our executive compensation philosophy (“say on pay”);
•	To consider a Board proposal to amend our restated Certificate of Incorporation to reflect current Delaware corporate law provisions permitting the exculpation of certain officers;
•	To consider and vote on a proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm as of and for the fiscal year ending December 31, 2024;
•	To transact any other business properly brought before the meeting,

Stockholders will also vote on any other business that is properly brought before the Meeting. The list of stockholders entitled to vote at the Meeting will be open to the examination of any stockholder for any purpose relevant to the Meeting during normal business hours for ten days before the Meeting at our Fort Worth offices. The list will also be available during the Meeting for inspection by stockholders.

MacKenzie Partners, Inc. has been retained to assist us in the process of obtaining your vote, If you have any questions regarding the Meeting or require assistance in voting your shares, please contact them at 800-322-2885 or call them collect at 212-929-5500.

Whether or not you plan to attend the Meeting, please complete, date and sign the enclosed proxy and return it in the envelope provided or you may vote online at www.proxyvote.com using the control number printed on the proxy. You may revoke your proxy at any time before its exercise and vote at the Meeting.

By Order of the Board of Directors

Erin W. McDowell
Corporate Secretary

March 29, 2024

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PROXY SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all the information that you should consider and you should read the entire proxy statement carefully before voting. For more complete information regarding our 2023 performance, please review our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

2024 ANNUAL MEETING INFORMATION

Your Vote Is Very Important – VOTE TODAY

It is important that you vote. Please carefully review the proxy materials for the 2024 Annual Meeting and follow the instructions below to cast your vote on all of the voting matters.

Voting Matters and Board Recommendations

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Board Nominees and Committee Memberships

				Committee Membership
Name	Age	Director Since	Principal Occupation	Audit	Compensation	ESG and Safety	Governance and Nominating
Brenda A. Cline Independent	63	2015	Chief Financial Officer, Treasurer and Secretary of the Chair Kimbell Art Foundation	Chair
Margaret K. Dorman Independent	60	2019	Former EVP, Chief Financial Officer and Treasurer of Smith International, Inc.			Chair
James M. Funk Independent	74	2008	Former Senior Vice President of Equitable Resources				Chair
Steve D. Gray Independent	64	2018	Former Chief Executive Officer of RSP Permian, Inc.		Chair
Charles G. Griffie Independent	51	2023	Former SVP Engineering and Operations, Western Midstream Partners
Greg G. Maxwell Independent Chairman	67	2015	Former Executive Vice President, Finance and Chief Financial Officer of Phillips 66
Reginal W. Spiller Independent	71	2021	President and CEO of Azimuth Energy Investments, LLC and formerly Deputy Assistant Secretary of Oil & Gas at U.S. Department of Energy
Dennis L. Degner	51	2023	Chief Executive Officer and President. Previously Executive Vice President, Chief Operating Officer of Range Resources Corporation

Key Qualifications

The following are some of the key qualifications and skills of our Board.

	CEO/Senior Officer Experience	Industry Experience	Financial Reporting Experience	Banking/ Finance Experience	Engineering/ Geoscience	Technology	Risk Management	Environmental, Health, Safety and Sustainability
Brenda A. Cline
Margaret K. Dorman
James M. Funk
Steve D. Gray
Charles G. Griffie
Greg G. Maxwell
Reginal W. Spiller
Dennis L. Degner

The lack of a mark for a particular item does not mean the director does not possess that qualification, skill or experience. We look to each director to be knowledgeable in these areas; however, the mark indicates the item is a particularly prominent qualification, characteristic, skill, or experience that the director brings to the Board.

The Board considers the following competencies when evaluating director nominees and board composition as a whole. The Board believes that a mix of these skills and qualifications provides the composition necessary to effectively oversee the Company’s execution of its strategy.

CEO/Senior Officer experience. We believe individuals with CEO experience have valuable insight and a practical understanding of organizations, processes, strategy and risk management. Through service as top leaders at other organizations, directors with CEO or senior officer experience bring valued perspectives on common issues affecting publicly traded companies such as Range.

Industry experience. We believe that experience as an executive, director or other leadership position in the energy industry is an important consideration for service on the Board.  Individuals with specific industry experience also brings pertinent background and knowledge to the Board, providing valuable perspective on issues specific to the Company’s business.

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Financial Reporting/Finance/Banking experience. We measure our operating and strategic performance by reference to financial targets. In addition, accurate financial reporting and robust auditing are critical to our success. As a result, we believe it is important that directors have finance and financial reporting experience. We seek to have multiple directors who qualify as audit committee financial experts. In addition, we also believe it is important to have knowledge in capital markets, both debt and equity.  We also expect all of our directors to be financially knowledgeable.

Engineering/Geoscience experience. We believe that experience in these particular areas enables valuable perspectives on our operations and issues specific to our business. Individuals with an understanding in these areas bring background and experience to their duties that increase their effectiveness.

Technology. Experience in information technology helps us pursue and achieve our business objectives. Leadership and understanding of areas such as cybersecurity risk, artificial intelligence, cloud computing and other areas of technology add exceptional value to our Board.

Risk Management experience. We seek individuals with experience managing risk to ensure that directors are capable of fulfilling their risk oversight responsibilities, bringing background and experience to their duties that increase their effectiveness.

Environmental, Health, Safety and Sustainability experience. We believe experience in these areas contributes to the Board’s oversight and understanding of EHS and sustainability issues and their relationship to our business and strategy.

Demonstrated Commitment to Board Refreshment

Since 2021, the Board has added three new directors to the Board, two of whom are independent and we also increased the racial/ethnic diversity of the Board.  These recent refreshment activities have resulted in the Board possessing an average tenure of approximately 6 years. These actions demonstrate the Board’s desire to achieve a diverse and broadly inclusive membership with individuals whom collectively possess the skills and experiences we will need to succeed now and into the future.

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Active Board Oversight of Recent Management Transitions

During 2023, the Board oversaw transitions within management, including the promotion of Dennis Degner to the role of CEO.  Many members of the leadership team took on new or restructured roles.  Some of these changes increased the gender diversity of the team and better positions us for long-term success.

Corporate Governance Highlights

The Board is committed to strong corporate governance policies and practices. We seek to evolve with the best practices in governance and encourage input on governance matters from Range’s stockholders. Range’s corporate governance highlights, which are discussed in more detail beginning on page 20, include:

Independent Chairman
Committee Charters
Independent directors meet regularly in executive session without management;
Regular board and committee self-evaluation process;
Annual election of all directors;
Majority Vote Standard – No super majority voting requirement;
Stockholders have the right to call special meetings;
Stockholders may take action by written consent;
Stockholders have the right to proxy access;
Approximately 1/3 of independent directors are women;
There is at least one opportunity, on an annual basis, for at least five of the then-ten-largest stockholders to meet with two or more independent directors;
Additionally, every year we actively conduct a stockholder outreach effort which includes independent director participation;
Board level oversight of ESG efforts; and
Clawback policy for incentive compensation.

Engagement and Responsiveness to Stockholders

Management and, in many cases, multiple independent directors conduct regular outreach to gather feedback on our business strategy, corporate governance, executive compensation and sustainability oversight. We maintain a process for stockholders and interested parties to communicate with the Board. Stockholders and interested parties may write or call our Board as provided below:

WRITE	CALL	EMAIL	ATTEND
Corporate Secretary Range Resources Corporation 100 Throckmorton Street, Suite 1200 Fort Worth, TX 76102	Investor Relations 817-869-4267	ir@rangeresources.com	Range Annual Meeting

Our compensation program received strong stockholder support at our 2023 Annual Meeting with 98% of stockholder votes cast voting in favor of the 2022 compensation of our NEOs.

Stockholder Say-on-Pay Approval at the 2023 Annual Meeting

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We have observed a trend of consistent, strong stockholder support for our executive compensation program over the past three years, with stockholders voting to approve the say-on-pay proposal which exceeded a rate of 95% in each of the past three years.

Stockholder Say-on-Pay Approval
Stockholder support has exceeded 95% in each of the past three years

Due to our strong stockholder support, the Committee did not make specific changes to the executive compensation program in response to the say-on-pay vote results in 2023. The Committee will continue to evaluate our executive compensation program, taking into account stockholder feedback, including future “say-on-pay” vote results.

2023 Business Highlights

Delivered Strong Cash Flow	Return of Capital to Stockholders	Maintained a Strong Balance Sheet

$978 million	$96 million	$212 million

Cash Flow from Operating Activities for 2023	Through dividends and share repurchases	Cash on hand at year ended 2023. Liquidity as of December 31, 2023 of $1.5 billion including bank credit facility undrawn as of year end.

  Executed on financial guidance;

  Recorded net income of $871 million;

  Average daily production was 2.14 Bcfe;

  Executed opportunistic debt repurchases;

  Ended 2023 with proved reserves of 18.1 Tcfe;

  Continued to lead in water management by recycling approximately all of our produced water along with peer water;

  Completed MiQ certification for our Southwest Pennsylvania assets and earned an “A” grade; and

  Steadily progressing toward our 2025 net zero GHG emissions goal.

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Executive Compensation Overview Program Summary

The Compensation Committee believes that a program weighted toward variable, at-risk compensation helps align the interest of management and stockholders. The chart below illustrates our CEO’s 2023 at-risk compensation. A significant portion of reported compensation is an incentive for future performance and realized only if Range meets certain performance measures. Mr. Degner was appointed President and Chief Executive Officer on May 10, 2023.

CEO COMPENSATION MIX IN 2023(1)

(1)	Amounts shown reflect salary paid in 2023. Annual Cash Incentive Award for 2023, which was paid in 2024 based on 2023 performance and the grant date fair value of Long-Term Incentive Awards granted in 2023.

Environmental, Social and Governance (ESG)

Our investors are interested in how sustainability is integrated into our business objectives and corporate culture. In our annual board outreach, we reviewed our progress against stated corporate objectives and covered topics from our 2022 - 2023 Corporate Sustainability Report (“CSR”), which is available on our company website. We believe our focus on balance sheet strength, full-cycle costs and environmental performance positions us to sustainably create value for our stockholders through commodity cycles.  We remain focused on our direct emissions through continued emissions reduction efforts, including evaluation and implementation of new technology and engineering solutions along with appropriate carbon offsets. The 2022-2023 CSR is not incorporated by reference herein or otherwise made a part of this Proxy Statement or any other filings with the SEC.  Highlights from our 2022 - 2023 CSR are summarized below:

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ESG Highlights

ENVIRONMENTAL STEWARDSHIP

We continue to make progress with our goal of Net Zero Scope 1 and Scope 2 GHG Emissions by 2025 through continued GHG emissions reduction efforts, including the purchasing and contracting of carbon credits across a diverse set of high-quality projects

Range completed the MIQ certification process and earned an “A” grade for the company’s Southwest Pennsylvania (SWPA) production and operations	Ranked second lowest CO2e emissions intensity in a group of 11 peers as a result of our investments in emissions management and advantageous position relative to other operating regions

Recycled 142% of produced water and flowback volume through our water reuse and sharing program	Reduced methane emissions intensity by 67% since 2019

COMMUNITY IMPACT		SAFETY LEADERSHIP

Contributed over 1,480 employee volunteer hours in support of charitable and community organizations	Invested $764,000 into our communities including over $155,000 donated to first responders through Range’s Good Neighbors Fund	Range employees completed more than 3,100 hours of safety-related training

Paid over $4.5 billion in impact fees, royalty and lease payments, and charitable contributions benefiting Pennsylvanians and Pennsylvania communities through 2022		0.00 Days Away, Restricted or Transferred (DART) rate

HUMAN CAPITAL MANAGEMENT	RESPONSIBLE GOVERNANCE

Employees completed 14.5 hours of training on average	Recognized as one of JUST Capital’s Most JUST Companies

Introduced new Lyra mental health benefit to support employee well-being	Named to Newsweek Magazine’s 2023 America’s Most Responsible Companies List

Important Dates for 2025 Annual Meeting of Stockholders (page 76)

Stockholder proposals submitted for inclusion in our 2025 proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must be received by us on or before November 29, 2024.

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PROXY STATEMENT

We are furnishing you this proxy statement to solicit proxies to be voted at the 2024 Annual Meeting of Stockholders of Range Resources Corporation. The meeting will be held telephonically on May 8, 2024 at 8:00 a.m., Central Time. The proxies also may be voted at any adjournment or postponements of the meeting.

The mailing address of our principal office is 100 Throckmorton Street, Suite 1200, Fort Worth, Texas 76102. We are first furnishing these proxy materials to stockholders on March 29, 2024.

All properly executed written proxies and all properly completed proxies submitted by telephone, mobile device or internet that are delivered pursuant to this solicitation will be voted at the meeting in accordance with the directions given in the proxy, unless the proxy is revoked prior to completion of voting at the meeting.

Only owners of record of shares of Range common stock as of the close of business on March 21, 2024, the record date, are entitled to notice of, and to vote at, the meeting or any adjournments or postponements of the meeting. Each owner of Common Stock on the record date is entitled to one vote for each share of Common Stock held. On March 21, 2024, there were 242,592,521 shares of Common Stock outstanding and entitled to vote.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 8, 2024.

The Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2023 are available at www.rangeresources.com.

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PROPOSAL 1    ELECTION OF DIRECTORS

Nomination and Election of Directors Nominated by the Board

All of our directors are elected to a single year term. As a result, the current term of all our directors expires at the 2024 Annual Meeting. Based on the recommendation received from the Governance and Nominating Committee, our Board of Directors proposes that each of the nominees, all of which are currently serving as directors, be elected for a new term expiring at the 2025 annual meeting or when their successors are duly elected and qualified. Each of the nominees has agreed to serve if elected. If any one of them becomes unavailable to serve as a director, our Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by our Board. Our Board does not presently contemplate that any of the nominees will become unavailable for election. However, Mr. Funk, who will be 75 as of our 2025 Annual Meeting, will be retiring at that time.

Required Vote and Recommendation

Because it is an uncontested election of directors, each nominee must receive more votes “for” the nominee than votes cast “against” the nominee in order for the nominee to be elected to the Board of Directors. Under our by-laws, in the event a candidate for the Board does not receive more “for” votes than votes “against,” the candidate’s resignation from the Board will be considered by the Governance and Nominating Committee. A properly executed proxy marked “Abstain” with respect to the election of one or more of our directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether a quorum is present. Uninstructed shares are not entitled to vote on this proposal; therefore, broker non-votes will not affect the outcome of this proposal. Proxies cannot be voted for a greater number of persons than the number of nominees named. The reasons described at the end of each biographical summary for each nominee that discusses the skills, qualifications and attributes of such candidates, led the Governance and Nominating Committee to recommend such persons for election to the Board. In the event of a contested election of directors, a nominee would be required to receive a plurality of the votes of the holders of shares of our common stock present in person or by proxy and entitled to vote at the meeting. Under our by-laws, an “uncontested election” is an election in which the number of nominees for director is not greater than the number to be elected and a “contested election” is an election in which the number of nominees for director is greater than the number to be elected.

FOR	The Board of Directors recommends a vote FOR all of the nominees

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Director Qualifications

Our Corporate Governance Guidelines contain criteria that apply to nominees recommended by the Governance and Nominating Committee for positions on our Board. Under these criteria, members of our Board should:

•	have high professional and personal ethics and values;
•	have expertise and perspective needed to govern the business and support senior management;
•	commit to enhancing stockholder value;
•	have interest and enthusiasm in Range and a commitment to become involved in its future;
•	have sufficient time to carry out their duties and to provide insight and practical wisdom based on their experience and knowledge;
•	constructively participate in discussions, have sound business judgment and sufficiently broad perspective to make meaningful contributions; and
•	represent the interests of all stockholders.

Our Board prefers to have a reasonable number of directors who have experience within the oil and gas industry. Our Board has also adopted a policy with regard to the consideration of diversity in the selection of candidates for the Board of Directors and that policy has been included in the Governance and Nominating Committee’s charter.

Director Independence

In accordance with applicable laws, regulations, our Corporate Governance Principles and the rules of the New York Stock Exchange (“NYSE”), the Board must affirmatively determine the independence of each director and director nominee. The Governance and Nominating Committee considers all relevant facts and circumstances including, without limitation, transactions during the previous year between Range and the director directly, immediate family members of the director, organizations with which the director is affiliated, and the frequency and dollar amounts associated with these transactions. The Committee then makes a recommendation to the Board with respect to the independence of each director and director nominee. Based on these considerations, the Board determined the following directors are independent:

Brenda A. Cline
Margaret K. Dorman
James M. Funk
Steve D. Gray
Charles G. Griffie
Greg G. Maxwell
Reginal W. Spiller
Dennis L. Degner*

*	As CEO of the Company, Mr. Degner is not independent.

Director Refreshment

Over time, the Board refreshes its membership through a combination of adding or replacing directors to achieve the appropriate balance between maintaining longer-term directors with deep institutional knowledge and adding directors who bring a diversity of perspectives and experience. Examples include the following:

•	Among the eight nominees for election to the Board, three were named to the Board since 2021; and
•	Average non-employee Board tenure of 7 years displays the long term commitment to thoughtfully and systematically refresh the Board.

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Nominees For Director – Terms Expire 2025

BRENDA A. CLINE
Independent Director Age: 63 Director Since: 2015	Board Committees: • Audit (Chair) • ESG & Safety • Governance and Nominating

Ms. Cline became a director in 2015. Since 1993, Ms. Cline has served as Chief Financial Officer, Treasurer, and Secretary of the Kimbell Art Foundation, a private operating foundation that holds significant investments in oil and gas interests and owns and operates the Kimbell Art Museum, Fort Worth, Texas. From 1993 until 2013, Ms. Cline also served as a contract author for Thomson Reuters, Fort Worth, Texas. Before 1993, Ms. Cline was a Senior Manager with Ernst & Young LLP. Ms. Cline also serves on the Board of Trustees of Texas Christian University. Ms. Cline is a certified public accountant. She received her Bachelor of Business Administration, Accounting degree, summa cum laude, from Texas Christian University.

Current Public Company Directorships: Tyler Technologies; American Beacon Funds

Public Company Directorships Within the Past Five Years: Cushing Funds

Key Attributes, Skills and Experience

Ms. Cline has extensive experience in a number of areas including accounting and finance. She serves as chair of the Company’s Audit Committee. Her experience as a current chief financial officer, her public accounting experience and her work as an independent board member are the primary factors in the Board having elected Ms. Cline originally as a Director of the Company and for the Governance and Nominating Committee’s recommendation that she be nominated for re-election to the Board.

MARGARET K. DORMAN
Independent Director Age: 60 Director Since: 2019	Board Committees: • ESG & Safety (Chair) • Audit

Margaret K. Dorman became a director in 2019. Ms. Dorman has over 30 years of experience in the energy industry, largely focused in the oilfield service and equipment sector. In 2009, she retired as the Executive Vice President, Chief Financial Officer and Treasurer of Smith International, Inc. (now part of Schlumberger Limited) after spending more than a decade in that role. Previously, she held management positions at Landmark Graphics, prior to its acquisition by Halliburton Corporation and Ernst & Young LLP. Ms. Dorman received a Bachelor of Arts degree in Economics-Business from Hendrix College and is a certified public accountant.

Current Public Company Directorships: None

Public Company Directorships Within the Past Five Years: EQT Corporation, Equitrans Midstream Corporation

Key Attributes, Skills and Experience

Ms. Dorman has over ten years of executive level management in the energy industry. She serves as chair of the Company’s ESG & Safety Committee. Ms. Dorman brings a variety of accounting, financial and executive experience and perspective to the Board. Ms. Dorman’s background and experience led the Board to originally select and appoint Ms. Dorman as a Director of the Company and for the Governance and Nominating Committee to nominate her for re-election to the Board.

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JAMES M. FUNK
Independent Director Age: 74 Director Since: 2008	Board Committees: • Governance and Nominating (Chair) • ESG & Safety • Compensation

Mr. Funk is an independent consultant and producer with over 40 years of experience in the energy industry. Mr. Funk served as Senior Vice President of Equitable Resources and President of Equitable Production Co. from June 2000 until December 2003. Previously, Mr. Funk was employed by Shell Oil Company for 23 years in senior management and technical positions. Mr. Funk has previously served on the boards of Westport Resources (2000 to 2004) and Matador Resources Company (2003 to 2008). Mr. Funk received a B.A. degree in Geology from Wittenberg University, a M.S. in Geology from the University of Connecticut, and a PhD in Geology from the University of Kansas. Mr. Funk is a Certified Petroleum Geologist.

Current Public Company Directorships: None

Public Company Directorships Within the Past Five Years: Superior Energy Services

Key Attributes, Skills and Experience

Mr. Funk was selected to serve as a Director based on his strong technical experience in geology as well as his knowledge of the Appalachian basin where all of the Company’s current exploration is being conducted. He has significant technical expertise in unconventional oil and gas resources and knowledge of oil and gas exploration and development generally as well as reserves determination and reporting in particular as a result of his service at Shell and Equitable Production, one of the leading companies in the Appalachian basin. Mr. Funk has knowledge from his service with Equitable regarding the regulatory, political and environmental arenas in Pennsylvania. All of these skills and attributes were considered by the Board in originally selecting Mr. Funk to join the Board and led the Governance and Nominating Committee to nominate him for re-election to the Board.

STEVE D. GRAY
Independent Director Age: 64 Director Since: 2018	Board Committees: • Compensation (Chair) • ESG & Safety

Steve Gray became a director in 2018. Mr. Gray served as a founder, director and Chief Executive Officer of RSP Permian Inc. from its inception in 2010 until its merger with Concho Resources in 2018. After the merger with Concho, he joined Concho’s Board of Directors and served until Concho’s merger with Conoco Phillips. Prior to forming RSP Permian, Mr. Gray founded several successful oil and gas ventures spanning nearly 20 years in partnerships with Natural Gas Partners, a Dallas, Texas-based private equity company. Prior to going into business for himself, Mr. Gray spent 11 years employed in the oil and gas industry in various capacities as a petroleum engineer. Mr. Gray currently serves as the Chairman of the Board of Permian Resources, Inc. (NYSE:PR) a public oil and gas company with operations in the Permian Basin and on the advisory board of Saxum Energy Partners, a private partnership focused on the acquisition of oil and gas minerals. In addition, he serves on the Texas Tech Foundation Board of Directors and he is a member of the Petroleum Engineering Academy at Texas Tech University – the institution from which he earned a Bachelor of Science in Petroleum Engineering in 1982.

Current Public Company Directorships: Permian Resources, Inc.

Public Company Directorships Within the Past Five Years: RSP Permian Inc., Concho Resources, Inc.

Key Attributes, Skills and Experience

Mr. Gray was selected to serve as a Director based on his extensive experience as an oil and gas business executive who has over 35 years of experience in the industry. Mr. Gray has held leadership positions in public oil and gas companies, including as CEO, which provides him invaluable board skills and experience. Mr. Gray’s background and experience led the Board to originally select and appoint Mr. Gray as a Director of the Company and for the Governance and Nominating Committee to nominate him for re-election to the Board.

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CHARLES G. GRIFFIE
Independent Director Age: 51 Director Since: 2023	Board Committees: • Governance and Nominating • ESG & Safety

Mr. Griffie became a director in 2023. Mr. Griffie has more than 25 years of experience in the oil and gas industry, with a focus in midstream and E&P operations. In 2022, he retired as Senior Vice President Engineering and Operations of Western Midstream Partners, LP. Mr. Griffie also worked in the Appalachia Basin and was a founding executive and Senior Vice President, Midstream and Marketing for Olympus Energy. Prior to that, Mr. Griffie had an extensive career with Anadarko Petroleum Corporation. Mr. Griffie earned a bachelor’s degree in mechanical engineering and an MBA from the University of Colorado at Denver. He has also completed the Program for Leadership Development – Executive Education at Harvard Business School.

Current Public Company Directorships: None

Public Company Directorships Within the Past Five Years: None

Key Attributes, Skills and Experience

Mr. Griffie was selected to serve as a Director based on his extensive experience as an oil and gas business executive who has over 25 years of experience in the industry. Mr. Griffie has held leadership positions in public oil and gas companies, brings extensive operational experience along with significant expertise in Health Safety and Environmental which is considered highly beneficial to the Board. Mr. Griffie’s background and experience led the Board to originally select and appoint Mr. Griffie as a Director of the Company and for the Governance and Nominating Committee to nominate him for re-election to the Board.

GREG G. MAXWELL
Chairman of the Board Age: 67 Director Since: 2015	Board Committees: • Audit • Compensation • ESG & Safety

Mr. Maxwell became a director in 2015. Mr. Maxwell served as executive vice president, finance, and chief financial officer for Phillips 66, a diversified energy manufacturing and logistics company until his retirement on December 31, 2015. Mr. Maxwell has over 37 years of experience in various financial roles within the petrochemical and oil and gas industries. Mr. Maxwell served as senior vice president, chief financial officer and controller for Chevron Phillips Chemical Company from 2003 until joining Phillips 66 in 2012. He joined Phillips Petroleum Company in 1978 and held various positions within the comptroller’s group including the corporate planning and development group, the corporate treasury department and downstream business units. He is a certified public accountant and a certified internal auditor. He earned a Bachelor of Accountancy degree from New Mexico State University in 1978.

Current Public Company Directorships: None

Public Company Directorships Within the Past Five Years: Jeld – Wen Holding, Inc.

Key Attributes, Skills and Experience

Mr. Maxwell’s background includes a significant amount of experience in public company finance and financial reporting and, as a result, he has significant experience with SEC filings required of public companies in the energy business. His wide and varied experience in the energy business, including information technology, have provided him with an understanding and insight concerning the risks faced by oil and gas companies. He currently serves as the Chairman of the Board. Mr. Maxwell’s corporate finance, accounting, technology and financial reporting experience led the Governance and Nominating Committee to originally appoint him as a Director of the Company and for the Governance and Nominating Committee to nominate him for re-election to the Board.

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REGINAL W. SPILLER
Independent Director Age: 71 Director Since: 2021	Board Committees: • Governance and Nominating • ESG & Safety • Compensation

Mr. Spiller became a director in 2021. Mr. Spiller began his energy career as a geologist with Exxon USA and is now President and CEO of Azimuth Energy Investments, LLC, providing energy advisory services to upstream companies. Mr. Spiller also had a distinguished public service career, having served as the Deputy Assistant Secretary of Oil and Gas at the U.S. Department of Energy, focusing on the development of advanced technologies for the natural gas and oil industry. He is still active with the DOE’s fossil energy technology and carbon capture projects and has served on several National Research Council/National Academy of Science boards. He is a member of the American Association of Petroleum Geologists, Society of Petroleum Engineers, Geologic Society of America, and the National Association of Black Geoscientists. He earned a Bachelor’s degree in Geology from the State University of New York and a M.S. in Geology from Pennsylvania State University.

Current Public Company Directorships: None

Public Company Directorships Within the Past Five Years: None

Key Attributes, Skills and Experience

Mr. Spiller was selected to serve as a Director based on his technical experience in geology as well as his experience in the oil and gas business. He brings to the Board a depth of knowledge and experience in technological areas important to the Company. His background and experience led the Board to select and originally appoint Mr. Spiller as a Director of the Company and for the Governance and Nominating Committee to nominate him for re-election to the Board.

DENNIS L. DEGNER
Age: 51 Director Since: 2023	Board Committees: • None

On May 10, 2023, Mr. Degner’s appointment as the Company’s Chief Executive Officer and President became effective. Having joined Range in 2010, Mr. Degner was named senior vice president of operations in 2018 and Chief Operating Officer in May 2019. Previously, Mr. Degner served as vice president of the Appalachia business unit. Mr. Degner has more than 25 years of oil and gas experience, having worked in a variety of technical and managerial positions across the United States including, Texas, Louisiana, Wyoming, Colorado and Pennsylvania. Prior to joining Range, Mr. Degner held positions with EnCana, Sierra Engineering and Halliburton. Mr. Degner is a member of the Society of Petroleum Engineers. Mr. Degner holds a Bachelor of Science Degree in Agricultural Engineering from Texas A&M University.

Current Public Company Directorships: None

Public Company Directorships Within the Past Five Years: None

Key Attributes, Skills and Experience

Mr. Degner is a highly experienced oil and gas business executive who has a very deep technical understanding of the development of oil and gas reserves, particularly oil and gas reserves from unconventional resources. The Governance and Nominating Committee considers having the benefit of the technical management perspective provided to the Board from Mr. Degner highly desirable and beneficial to the long term growth and development of the Company because its exploration and development strategies, especially in the Marcellus Shale play, are important to stockholder value. The Governance and Nominating Committee also believes having the point of view of the Chief Executive Officer represented on the Board is in the best interest of the stockholders and therefore, the Governance and Nominating Committee nominated Mr. Degner as a director for re-election to the Board.

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Consideration of Stockholder Nominees for Director

The policy of our Governance and Nominating Committee is to consider stockholder nominations for director candidates as described below under “Identifying and Evaluating Board Nominees for Directors, including Diversity Considerations.” In evaluating such nominations and in evaluating the composition of the Board, our Governance and Nominating Committee seeks to achieve a balance of knowledge, experience and capability on our Board and to address the membership criteria set forth above under “Director Qualifications”. Any stockholder nominations proposed for consideration by our Governance and Nominating Committee should include the nominee’s name and qualifications for Board of Directors membership, meet the requirements set forth in our by-laws and should be addressed to: Corporate Secretary, Range Resources Corporation, 100 Throckmorton Street, Suite 1200, Fort Worth, Texas 76102.

Identifying and Evaluating Board Nominees for Directors, including Diversity Considerations

Our Governance and Nominating Committee uses a variety of avenues to identify and evaluate director nominees. The Committee regularly assesses the appropriate size of our Board and whether any vacancies are expected due to retirement or otherwise. If vacancies are anticipated, or otherwise arise, our Governance and Nominating Committee considers various potential candidates for the Board. Candidates may come to the attention of the Committee through current Board members, stockholders or other persons. Candidates may be evaluated at regular or special meetings of the Committee and may be considered at any point during the year.

The Board ensures refreshment and continued effectiveness through evaluation, nomination and other policies, processes and practices. For example:

•	The Governance and Nominating Committee annually reviews with the Board the qualifications for Board members and the composition of the Board as a whole;
•	The Governance and Nominating Committee annually reviews each director’s continuation on the Board and makes recommendations to the full Board; and
•	Each Board member performs an annual self-assessment and the Governance and Nominating Committee oversees an annual self-assessment of the full Board.

The Committee also considers any stockholder nominations for candidates for our Board. Following verification of the stockholder status of persons proposing candidates, recommendations are provided to and considered by our Governance and Nominating Committee at a regularly scheduled meeting, which is generally the first or second meeting before the issuance of the proxy statement for our annual meeting. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials are forwarded to our Governance and Nominating Committee. Our Governance and Nominating Committee also reviews materials provided by other parties in connection with a nominee who is not proposed by a stockholder. In evaluating such nominations, our Governance and Nominating Committee seeks to achieve a balance of knowledge, experience and capability on our Board of Directors and evaluates the experience, skills, abilities and qualifications of each candidate and considers the diversity of the current members of the Board. Our Governance and Nominating Committee has in the past used a paid third-party to identify potential directors and if it does engage such third party, it is committed to having any such third party seek candidates, regardless of gender, ethnicity or national origin, as part of the Board’s commitment to consideration of diversity as described in the Company’s Corporate Governance Guidelines and the Committee’s charter. The Governance and Nominating Committee annually assesses the effectiveness of the Company’s diversity policy in connection with the selection of individual candidates for election or re-election to the Board. As the Board evolves, gender, racial and ethnic diversity will be an important factor considered in assessing the overall mix of skills, experience, background and characteristics. We recognize the importance of diversity and welcome continued dialogue with our investors on this topic.

Proxy Access

The Company’s By-Laws allow a stockholder or group of stockholders that meet certain criteria and requirements to nominate candidates for election to the Board and have such persons included in the Company’s proxy statement. The basic requirements to be met in order to submit a candidate for election to the Board utilizing proxy access are that a stockholder or group of stockholders comprised of no more than 20 unaffiliated stockholders must have owned at least 3% of the outstanding common stock of the Company for at least 3 years in order to submit a nominee. The maximum number of nominees is 20% of the Board or 2, whichever is greater. If you wish to utilize the Company’s proxy access process, you must submit the information required under the By-Laws to the Company not less than one hundred and twenty (120) days nor more than one hundred and fifty (150) days prior to the first anniversary of the date that the Company first distributed its proxy statement to stockholders for the previous year’s Annual Meeting (i.e. March 29, 2024). Copies of the Company’s By-laws are available on the Company’s website at www.rangeresources.com or upon request addressed to the Company’s Corporate Secretary. Any questions regarding the Company’s proxy access procedures may be directed to the Company’s Corporate Secretary.

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CORPORATE GOVERNANCE

We are committed to having sound and strong corporate governance principles. We believe having such principles and using them in the daily conduct of our business is essential to running our business efficiently and to maintaining our integrity in the marketplace and among the Company’s various constituents, including the public and you, our stockholders. The Board continually reviews evolving best practices in governance and seeks input from Range’s stockholders through our ongoing stockholder engagement program. Our website contains a number of documents, available free of charge, that are helpful to your understanding of our corporate governance practices, including:

•	Corporate Governance Guidelines;
•	Certificate of Incorporation;
•	By-laws (including proxy access);
•	Board Committee Charters;
•	Code of Business Conduct and Ethics and information about how to report concerns;
•	Background and Experience of our Board;
•	Background and Experience of Senior Management; and
•	Stock ownership guidelines.

A summary of key governance highlights are noted below:

Director retirement age of 75
Ability of stockholders to act by written consent
Ability of stockholders to call special meetings
Majority voting for directors
Annual election of all directors
Diverse board skills and experience
Annual board, committee and director evaluations
Stockholder outreach to over 65% of outstanding shares before the 2024 Annual Meeting
Code of business conduct and ethics
Corporate governance guidelines
Stockholders have the right to proxy access
Board and Audit Committee risk oversight
Compensation risk assessment
Review of related party transactions
Non-hedging and pledging policies of Company stock
Insider trading policy
Clawback policy
Executive sessions of independent directors held at each regularly scheduled Board Meeting
Management and director stock ownership guidelines

Board Leadership Structure

Board Overview

•	Independent Chairman of the Board;
•	Active engagement by all directors;
•	7 of our 8 director nominees are independent; and
•	All members of the Audit Committee, the Compensation Committee, the ESG & Safety Committee and the Governance and Nominating Committee are Independent.

Chairman and CEO Roles

At different times in the Company’s history, the positions of chairman and chief executive officer have been split or combined as circumstances have warranted. The Board recognizes that no single leadership structure is right for all companies at all times. Accordingly, annually the Board may elect as Chairman any member of the Board, including the CEO. Currently, the Chairman is independent. The Chairman of the Board presides at the Board meetings and meetings of stockholders and his responsibilities include, among other things:

•	Calling meetings of the independent directors and chair executive sessions of the Board at which no members of management are present;
•	Approving the agendas for Board meetings;
•	Proposing a schedule of Board meetings and the information to be provided by management for Board consideration;
•	Recommending the retention of consultants who report directly to the Board;
•	Assisting in assuring compliance with the Corporate Governance Guidelines and recommend revisions to the policies;
•	Evaluating, along with the other independent directors, the performance of the Chief Executive Officer;
•	Consulting with Board members as to recommendations on membership and chairpersons of Board committees and discuss recommendations with the Corporate Governance and Nominating Committee;

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•	Communicating the views of the independent directors and the Board committees with respect to objectives set for management by the Board; and
•	Serving as a liaison between the Board and Range’s stockholders.

Board of Directors

Attendance

The Board of Directors met seven times in 2023. Each director attended at least 75% of the meetings held by the Board and the committees on which he or she served during the year. Directors are expected to attend all meetings of stockholders, the Board and the committees which they serve. All of our directors attended the 2023 Annual Meeting of Stockholders.

Executive Sessions of Non-Employee Directors

Non-employee directors ordinarily meet in executive session without management present at each regularly scheduled Board meeting and may meet at other times at the discretion of the Chairman or at the request of any non-employee director.

Review and Approval of Related Person Transactions

Our Governance and Nominating Committee Charter includes a provision regarding the review and approval of related person transactions. Our Governance and Nominating Committee is charged with reviewing transactions which would require disclosure under our filings under the Exchange Act, and related rules, as a related person transaction, and making a recommendation to our Board regarding the initial authorization or ratification of any such transaction. If our Board of Directors considers ratification of a related person transaction and determines not to ratify the transaction, management is required to make all reasonable efforts to cancel or annul such transaction.

In determining whether or not to recommend the approval or ratification of a related person transaction, our Governance and Nominating Committee will consider the relevant facts and circumstances including, if applicable:

•	whether there is an appropriate business justification for the transaction;
•	the benefits that accrue to us as a result of the transaction;
•	the terms available to unrelated third parties entering into similar transactions;
•	the impact of the transaction on a director’s independence (in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer);
•	the availability of other sources for comparable products or services;
•	whether it is a single transaction or a series of ongoing, related transactions; and
•	whether entering into the transaction would be consistent with our Code of Business Conduct and Ethics.

Employment of Family Members

Mark Windle serves as the Company’s Director – Corporate Communications. Mr. Windle is the brother of Erin McDowell, the Company’s General Counsel. Mr. Windle was paid an aggregate salary and bonus of approximately $239,000 for his services in 2023. Like all full-time Company employees, Mr. Windle is eligible to receive an annual equity award along with health and welfare benefits on the same basis as other eligible employees. In 2023, Mr. Windle’s equity award was valued at approximately $170,000. Mr. Windle’s employment with us pre-dates Ms. McDowell’s tenure and he does not report, directly or indirectly, to Ms. McDowell.

Code of Business Conduct and Ethics

We have a written Code of Business Conduct and Ethics which is applicable to all of our directors and employees including our principal executive officer, our principal financial officer and our principal accounting officer. We intend to post amendments to and waivers, if any, from our code of ethics (to the extent applicable to our principal executive and financial officers and directors) on our website at www.rangeresources.com under the section titled “Corporate Governance.” The latest change to our Code of Business Conduct and Ethics was posted February 20, 2013. The Code of Business Conduct and Ethics was reviewed by our Board of Directors and our Governance and Nominating Committee in early 2024.

Risk Oversight by the Board

The Board’s role in risk oversight recognizes the multifaceted nature of risk management. It is a control and compliance function, but it also involves strategic considerations in normal business decisions, finance, security, cybersecurity, safety, health and environmental concerns.

The Board has empowered its Committees with risk oversight responsibilities. Each of the Committees meets regularly with management to review, as appropriate, compliance with existing policies and procedures and to discuss change or improvement that may be required or desirable. In addition, the Board receives regular and detailed reports from management covering cybersecurity and other risks involving technology.

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Board of Directors – Oversees Major Risks

• Commodity prices and hedging • Financial strength and flexibility • Cybersecurity • Reserves and resources development	• Health, safety and environment • Talent development, retention and compensation • Regulatory matters • Asset integrity

Audit Committee	Compensation Committee	ESG and Safety Committee	Governance and Nominating Committee
Primary Risk Oversight: • Financial statements and reporting • Enterprise risk management program	Primary Risk Oversight: • Compensation policies/practices • Incentive related risks • Succession planning	Primary Risk Oversight: • Sustainability, EHS and climate matters • Workplace health and safety	Primary Risk Oversight: • Governance structure and policies • Director qualifications and skills

Management

• Meets regularly • Discusses developments to identified risks	• Identifies emerging risks • Develops mitigation measures	• Updates the Board and committees on risk assessments

The Audit Committee plays a central role in the Board’s oversight of internal risks, by evaluating the Company’s financial reporting, by supervising the internal audit function, interfacing with the independent auditor, regularly communicating with the Chief Financial Officer and other members of management, monitoring the Company’s compliance programs, including the Company’s third party anonymous hotline for the notification of compliance concerns, supervising the investigation of any alleged financial fraud, monitoring the Company’s internal risk forums and the Company’s enterprise risk management program (the responsibility for which the Audit Committee shares with the Board).

The Compensation Committee considers the possible risk implications of the Company’s various compensation programs and plans and monitors the elements of such compensation programs so that risk in the behavior of the employees of the Company, including our NEOs, is considered in such policies and programs and does not incentivize excess risk taking.

The ESG and Safety Committee monitors risks and opportunities related to ESG, climate and sustainability matters including identifying, assessing, monitoring and managing the principal risks associated with health, safety and the environment.

The Governance and Nominating Committee is responsible for the oversight of the Company’s governance processes and monitors those processes, including the Company’s Code of Business Conduct and Business Ethics compliance function, Board Committee Charters and Board annual evaluations, to evaluate their effectiveness in avoiding the creation of risk to the Company and providing for proper and effective governance of the Company.

Cybersecurity is an integral part of risk management. The Board appreciates the rapidly evolving nature of threats presented by cybersecurity incidents and is committed to the prevention, timely detection and mitigation of the effects of any such incidents. Our Board of Directors receives a quarterly cybersecurity report from our information technology department and an update from management which includes additional discussions of any relevant issues related to the understanding of technology and cybersecurity risk that may be relevant at any given time. This report includes, among other things, information regarding our current security posture and on-going cybersecurity events. Cybersecurity incidents meeting a pre-determined minimum threshold are communicated to our Board. Range has not experienced a material cybersecurity breach within the past three years.

While the Board and its committees oversee risk management, Range management is responsible for managing risk. We have a robust enterprise risk management process for identifying, assessing and managing risk and monitoring risk mitigation strategies which is reviewed quarterly by the Audit Committee. Under the leadership of our Principal Accounting Officer, a committee of officers and senior managers work across the business to manage each enterprise level risk and to identify emerging risks and the results are reported annually to the Board.

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Corporate Sustainability

Our commitment to acting responsibly and ethically guides our work each day, influencing every aspect of our operations from the boardroom to the well pad. We are committed to operating in a sustainable manner and proactively working with the communities where we operate to ensure that our team can deliver long-term, sustainable value to our stockholders, business partners and community members, all while protecting the environment and creating economic opportunity.

Our corporate sustainability strategy is guided by the following five key tenets aimed at delivering long-term, sustainable value to our stockholders, business partners and community members:

1.	Safety Leadership: We prioritize safety in our operations by upholding the highest standards and fostering a safety culture that protects our employees, contractors and the public.
2.	Environmental Stewardship: We are dedicated to protecting the environment and advancing our emissions reduction goals by leveraging new technologies and incorporating sustainable practices into our operations. We strive to meet or exceed stakeholder expectations and regulatory requirements all while working to improve our guidelines and procedures.
3.	Community Impact: We are committed to being good neighbors and taking care of the neighborhoods in which we live and work. This commitment begins within the walls of our Company, starting with the safety and well-being of our employees and extending to the people and places that surround us.
4.	Responsible Governance: Range and its Board are committed to implementing sound, transparent corporate governance principles that strengthen confidence and trust among our stakeholders.
5.	Human Capital Management: We recognize that our employees are the heart of everything we do. As such, we focus on many things including, employee engagement, training opportunities, employee benefits, and philanthropy while offering multiple avenues of communication and engagement to support the greatest level of transparency.

Our Board feels strongly that executing on these key tenets is important to our long-term sustainable growth. As a result, in 2024, 25% of certain executive officers’ respective Annual Incentive Awards is tied to goals in the area of corporate sustainability.

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Safety Leadership

•	Range upholds the highest standards when it comes to operating in a safe, compliant and ethical manner. We employ training for all employees to advance our safety standards. When it comes to safety, our goal is simple, zero safety incidents.
•	Range is open and proactive in our efforts to mitigate safety incidents and impacts. To measure and continuously improve the Company’s safety and environmental performance, Range uses a data-driven approach to track our progress against our broader safety initiatives. Range also compares this statistical data against OSHA’s criteria for determining rates for injuries and incidents that result in lost time or restricted duty. In addition, we evaluate our performance against industry peers and other industrial groups, ensuring we are constantly striving for top tier safety performance.
•	The Company maintains a robust outreach team that works with a variety of stakeholders, including citizens, nongovernmental organizations, local and state government officials, area school districts and first responders to promote a safe operating environment in the communities where we work.

Environmental Stewardship

•	As a dedicated steward of the environment, we focus on incorporating leading sustainability practices into every aspect of our business. Our commitment starts at the top of our organization, with strong board-level engagement and oversight on critical ESG driven matters across the business.
•	Environmental compliance is integral to our operations. This is advanced by a team of experts who assist in the integration of environmental compliance and protection into our day-to-day operations.
•	At Range, we have a commitment to sustainable operations that keep our people and environment safe. This includes our goal of working toward achieving net zero GHG emissions (Scope 1 and Scope 2) through innovative emissions-reducing technologies, enhanced emission capture and control on site and carbon offsets.
•	By returning to existing locations and expanding lateral well length, Range has been able to significantly reduce impacted surface use.
•	Our industry leading water management and recycling program, as well as a water sharing program with other operators, reduces well costs, traffic and associated emissions and fresh water consumption. The contribution of these programs has allowed us to reuse the equivalent of approximately 100% of our own water production in addition to recycling water produced by other operators.

Community Impact

•	Range has established civic engagement programs that are designed to have long-term positive impacts on organizations within our operating footprint. The Range corporate partnership platform takes a long-term perspective and aims to build relationships with those who seek to enhance the standard of living in our community. This platform is supported by direct monetary investments, collaborations with our non-profit partners and a robust employee volunteerism program. Our commitment is driven by our active employee base.

Corporate Governance

•	Key elements of Range’s corporate governance include Board succession planning, executive and independent leadership on the Board, Board self-evaluations, Board oversight of corporate responsibility and risk management processes and company-wide compliance with our Code of Business Conduct and Ethics and other company policies. We are focused on implementing and adhering to sound ethical and transparent governance principles that strengthen confidence and trust among our stakeholders.
•	Other corporate governance highlights are set forth on page 20 of this Proxy Statement.

Human Capital Management

•	Key efforts include a commitment to creating a workplace where our employees can thrive. This includes workforce engagement, employee benefits, professional development and training programs and a Code of Conduct, including our policy on workplace non-retaliation.

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Board Committees

Our Audit Committee, Compensation Committee, ESG & Safety Committee and Governance and Nominating Committee are each composed of independent directors. The primary responsibilities of the committees are described below. From time to time, the Board delegates additional duties to the standing committees. The Board has dissolved the Dividend Committee.

Audit Committee	Meetings in 2023: 6*

Members: Brenda A. Cline (Chair), Margaret K. Dorman, Greg G. Maxwell

Primary Responsibilities

•  prepares the Audit Committee report for inclusion in the annual proxy statement;

•  annually reviews our Audit Committee charter and our Audit Committee’s performance;

•  appoints, evaluates and determines the compensation of our independent registered public accounting firm;

•  reviews and approves the scope of the annual audit; the audit fee and the financial statements;

•  reviews our disclosure controls and procedures;

•  supervises our internal audit functions;

•  reviews our corporate policies with respect to financial information and earnings guidance;

•  oversees any investigations into complaints concerning financial matters; and

•  reviews any risks that may have a significant impact on our financial statements.

The Audit Committee members are independent within the meaning of the listing standards of the NYSE, SEC regulations and our Corporate Governance Guidelines and are financially literate. The Board has determined that Ms. Cline is the “audit committee financial expert” within the meaning of the SEC’s regulations. In addition, the other members of the committee, Ms. Dorman and Mr. Maxwell also qualify as a “financial expert” under the applicable standards.

*The Committee met with the Company’s internal audit and independent auditor at all six meetings, with and without management present.

Compensation Committee	Meetings in 2023: 7

Members: Steve D. Gray (Chair), James M. Funk, Greg G. Maxwell, Reginal W. Spiller

Primary Responsibilities

•  discharges our Board of Directors’ responsibilities to compensation of our executives and directors;

•  produces an annual report on executive compensation for inclusion in our proxy statement;

•  provides oversight of our compensation structure, including our equity compensation plans and benefits programs;

•  reviews and provides guidance on our human resources programs;

•  provides guidance on succession planning for our senior management;

•  retains and approves the terms of the retention of any compensation consultants and other compensation experts;

•  evaluates human resources and compensation strategies and oversees our total incentive compensation program, including considering the risks associated with such programs;

•  reviews and approves objectives relevant to executive officer compensation and evaluates performance;

•  determines the compensation of executive officers in accordance with those objectives;

•  approves and amends our incentive compensation and equity award or share-based payment program (subject to stockholder approval, if required);

•  oversees our clawback policy;

•  recommends director compensation to our Board of Directors;

•  monitors director and executive stock ownership; and

•  annually evaluates its performance and its charter.

All of the members of our Compensation Committee are independent within the meaning of the listing standards of the NYSE, SEC regulations and our Corporate Governance Guidelines. The report of our Compensation Committee is included in this Proxy Statement. The Compensation Committee’s Charter was prepared by the Compensation Committee and approved by the Governance and Nominating Committee and the Board of Directors.

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ESG & Safety Committee	Meetings in 2023: 4

Members: Margaret K. Dorman (Chair), Brenda A. Cline, James M. Funk, Steve D. Gray, Charles G. Griffie, Greg G. Maxwell, Reginal W. Spiller

Primary Responsibilities

•  assists in the Board’s oversight of sustainability and ESG practices, so that sustainability and ESG risks and opportunities are taken into account when making strategic decisions;

•  develops recommendations to the Board for the formulation and adoption of policies, programs and practices to address sustainability and ESG risks and opportunities;

•  reviews and monitors our compliance with policies, programs and practices concerning safety, sustainability, ESG and climate change-related issues;

•  identifies, evaluates and monitors sustainability, ESG and climate-related risks which affect or could affect our business activities, performance and reputation; and

•  reviews sustainability, ESG and climate change-related legislative and regulatory issues affecting our business and operations.

All of the members of our ESG & Safety Committee are independent within the meaning of the listing standards of the NYSE, SEC regulations and our Corporate Governance Guidelines. The ESG & Safety Committee’s charter was prepared by the ESG & Safety Committee and approved by the Board of Directors.

To supplement our expertise, we may bring in outside subject matter experts to advise members on current and developing issues relevant to our business.

Governance and Nominating Committee	Meetings in 2023: 6

Members: James M. Funk (Chair), Brenda A. Cline, Charles G. Griffie, Reginal W. Spiller

Primary Responsibilities

•  identifies individuals qualified to become directors (including receiving and considering stockholder suggested nominees) consistent with criteria approved by our Board of Directors;

•  oversees the organization of our Board of Directors to discharge our Board of Directors’ duties and responsibilities properly and efficiently;

•  reviews, when necessary, any potential related person transaction of our Company;

•  identifies best practices and recommends corporate governance principles to our Board, including giving proper attention and making effective responses to stockholder concerns regarding corporate governance;

•  annually assesses the size and composition of our Board of Directors including the diversity of the Board;

•  develops membership qualifications for our Board committees;

•  determines director independence;

•  monitors compliance with our Board of Directors and our Board committee membership criteria;

•  annually reviews and recommends directors for election to the Board;

•  reviews governance-related stockholder proposals and recommends our Board of Directors’ response; and

•  oversees the evaluation of our Board and management, including succession.

All of the members of the Governance and Nominating Committee are independent within the meaning of the listing standard of the NYSE, SEC regulations and our Corporate Governance Guidelines.

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Director Compensation

Director compensation is set by the Compensation Committee after working with our independent compensation consultant and a review of a peer group of companies. The Compensation Committee generally approves compensation for directors just prior to the Board of Directors’ meeting following the election of directors at the Annual Meeting. Compensation arrangements for directors are effective with each election to the Board at the Annual Meeting. The Compensation Committee has also approved the payment of annual stock awards to the directors for a portion of their overall director compensation. Directors who are company employees do not receive any separate compensation for service on the Board or committees of the Board.

CASH COMPENSATION

The following are the annual cash retainers and fees we paid to our non-employee directors for the 2023-2024 term:

Type of Fee	Amount
Annual Board Cash Retainer Fee	$80,000
Additional Retainer for Chairman	$75,000
Additional fee for Audit Committee Chair	$25,000
Additional fee for Compensation Committee Chair	$15,000
Additional fee for Governance and Nominating Chair	$15,000
Additional fee for ESG & Safety Committee Chair	$15,000

Directors do not receive meeting fees for attendance at Board or Committee meetings.

EQUITY-BASED COMPENSATION AND STOCK OWNERSHIP REQUIREMENTS

For 2023, non-employee directors received an Annual Restricted Stock Award valued at $200,000. In addition, the Chairman received an additional restricted stock award valued at $75,000. Non-employee directors may defer all or a portion of their cash fees and their stock awards in our Active Deferred Compensation Plan. Directors have the power to change their tracking investment options in the Deferred Compensation Plan among the funds listed on page 64. The Annual Stock Awards are fully vested one year from the date of grant or upon the director’s departure from our Board.

If a director has not achieved the required level of share ownership, the director is required to retain an amount equal to 50% of the shares received as a result of any equity awards granted to the director by the Company until he or she is in compliance with the stock ownership policy. A director must continue to retain shares in the amount required for as long as the director serves on the Board. As of the date of this Proxy Statement, all of our current directors, except Mr. Spiller and Mr. Griffie, are in compliance with the stock ownership guidelines. Messrs. Spiller and Griffie are currently required to retain a minimum of 50% of each award. The requirement to retain 50% was established to allow limited sales as necessary to satisfy tax withholding obligations.

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2023 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Total
(a)	(b)	(c)	(h)
Brenda A. Cline	$101,429	$200,000	$301,429
Margaret K. Dorman	$93,214	$200,000	$293,214
James M. Funk	$93,214	$200,000	$293,214
Steve D. Gray	$93,214	$200,000	$293,214
Charles G. Griffie(3)	$16,522	$111,463	$127,985
Greg G. Maxwell	$190,714	$275,000	$465,714
Reginal W. Spiller	$78,214	$200,000	$278,214

Columns (d), (e), (f) and (g) covering stock appreciation rights (“SARs”), Non-Equity Incentive Plan Compensation, Changes in Pension Values and all other Compensation, respectively, have been deleted from the SEC-prescribed table format because the directors do not receive any such compensation.

(1)	Reflects annual cash retainer and committee chair retainer paid or earned by our non-employee directors.
(2)	Reflects the aggregate fair value, calculated in accordance with generally accepted accounting principles, for restricted stock awarded to our non-employee directors which become fully vested one year from the date of grant. Each non-employee director received an award of 7,978 shares of restricted stock on May 10, 2023. Mr. Maxwell, as Chairman, received 10,969 shares of restricted stock on May 10, 2023. Mr. Griffie received 3,146 shares of restricted stock on October 17, 2023.
(3)	Stock award represents award of 3,146 shares of restricted stock in conjunction with election to the Board on October 17, 2023.

The Governance and Nominating and Compensation Committees continue to monitor the activities and time responsibilities of each director to determine if a change in circumstances would warrant a change in the director fee structure. The directors are reimbursed for their travel and out-of-pocket expenses in connection with their duties as a director. In addition, the directors are allowed to participate in our Deferred Compensation Plan but their deferrals do not qualify for our Company match. We do not provide to directors any of the following: any legacy awards or charitable awards programs for directors upon retirement, tax reimbursement arrangements, payments in connection with a Change in Control, securities or products purchased at a discount or life insurance arrangements. However, any unvested restricted stock will become vested in connection with a Change in Control.

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Compensation Committee Interlocks and Insider Participation

The Compensation Committee of our Board of Directors at fiscal year ended December 31, 2023, consisted of Messrs. Gray, Funk, Maxwell and Spiller. None of the members of the Compensation Committee were at any time during 2023 an officer or employee of the Company. None of our executive officers serve as a member of a board of directors or a compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

Stock Ownership-Directors, Management and Certain Beneficial Owners

The following table shows, as of March 21, 2024, the number of shares of common stock “beneficially owned,” as determined in accordance with Rule 13d-3 under the Exchange Act, by the directors, the NEOs, and all senior executive officers and directors, as a group:

	Total Common Shares Beneficially Owned				Share in	Total
	Shares	Shares in	Shares		Deferred	Common	Percent of
	Directly	IRA/ 401(k)	Owned by	Percent	Compensation	Shares	Outstanding
	Owned	Accounts	Family(e)	of Class	Plans(f)	Controlled	Shares
Brenda A. Cline(a)(b)	119,379	—	—	*	—	119,379	*
Margaret K. Dorman(a)	120,948	—	—	*	—	120,948	*
James M. Funk	41,000	39,000	—	*	69,820	149,820	*
Steve D. Gray(a)(b)	132,571	—	—	*	—	132,571	*
Charles G. Griffie(a)	3,146	—	—	*	—	3,146
Greg G. Maxwell(a)	97,985	—	—	*	32,518	130,503	*
Reginal W. Spiller(a)	16,713	—	—	*	—	16,713	*
Dennis L. Degner(c)	520,377	—	—	*	299,154	819,531	*
Jeffrey L. Ventura, former CEO(c)(d)	2,290,191	3,607	—	*	370,514	2,664,312	1.1%
Mark S. Scucchi(c)	650,525	38,230	—	*	144,282	833,037	*
Erin W. McDowell(c)	42,223	—	—	*	58,203	100,426	*
Alan W. Farquharson(c)	479,829	6,411	7,406	*	161,069	654,715	*
Dori A. Ginn	203,958	5	—	*	62,133	266,096	*
All directors and senior executive officers as a group (13 individuals)(g)	4,718,845	87,253	7,406	2.0%	1,197,693	6,011,197	2.5%
*	Less than one percent
(a)	Includes unvested restricted stock of: Ms. Cline - 7,978; Ms. Dorman - 7,978; Mr. Gray - 7,978; Mr. Maxwell – 10,969; Mr. Spiller - 7,978; Mr. Griffie - 3,146 which will vest on May 10, 2024.
(b)	For Ms. Cline, includes 89,121 shares held by Purple Elm, LP and managed by BCC4 Management LLC which Ms. Cline owns 50% and her husband owns 50%. For Mr. Gray, includes 20,000 shares held by SD Gray Partnership LP which Mr. Gray owns 50% and his wife owns 50%.
(c)	Does not include target performance share units that are subject to performance and vesting to the extent certain performance objectives are achieved of: Mr. Degner – 247,755; Mr. Scucchi – 172,217 and Mr. Ventura – 417,382; Ms. McDowell - 23,148; and Mr. Farquharson - 16,025.
(d)	Mr. Ventura retired in June 2023. This amount reflects ownership on that date.
(e)	Individuals disclaim beneficial ownership.
(f)	Includes unvested restricted stock of: Mr. Funk - 7,978; Mr. Degner - 45,142; Mr. Scucchi - 45,142. These shares have been placed in the deferred compensation plan.
(g)	Excludes unvested restricted stock grants of: Mr. Degner – 132,862; Mr. Scucchi – 80,226; Ms. McDowell – 64,005; and Mr. Farquharson - 16,025. These shares were not placed in the deferred compensation plan and will vest at the end of the three years depending on retirement eligibility.

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Security Ownership of Certain Beneficial Owners

The following table reflects the beneficial ownership of our common stock based upon the 242,592,521 common shares outstanding as of March 21, 2024, by each person known to us to be the beneficial owner of more than 5% of the outstanding shares of our common stock. Unless otherwise indicated, to our knowledge, each stockholder has sole voting and dispositive power with respect to the securities beneficially owned by that stockholder and no such securities were subject to a pledge.

	Common Stock
Name and address of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class	Sole Voting Shares	Shared Voting Shares	Sole Investment Shares	Shared Investment Shares
FMR LLC
245 Summer Street
Boston, MA 02210	35,444,454	(1)	14.69%	35,410,268	—	35,444,454	—
T. Rowe Price Associates, Inc.
100 E. Pratt Street
Baltimore, Maryland 21202	26,409,755	(2)	10.9%	25,952,912	—	26,409,755	—
The Vanguard Group
100 Vanguard Blvd
Malvern, PA 19355	23,531,238	(3)	9.75%	—	86,957	23,218,097	313,141
BlackRock, Inc.
50 Hudson Yards
New York, New York 10001	22,530,640	(4)	9.3%	21,107,366	—	22,530,640	—
T. Rowe Price Investment Management, Inc.
101 E. Pratt Street
Baltimore, Maryland 21201	16,083,197	(5)	6.7%	5,998,912	—	16,083,197	—

(1)	Based on Schedule 13G/A filed with the SEC dated February 9, 2024.
(2)	Based on Schedule 13G/A filed with the SEC dated February 12, 2024.
(3)	Based on Schedule 13G/A filed with the SEC dated February 13, 2024.
(4)	Based on Schedule 13G/A filed with the SEC on January 24, 2024.
(5)	Based on Schedule 13G filed with the SEC on February 14, 2024.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers and any person beneficially owning more than 10% of our common stock to file reports of ownership and any changes in ownership with the SEC. Based solely on our review of such reports filed with the SEC and representations provide to us by persons required to file reports under Section 16 of the Exchange Act, our directors, executive officers and greater than ten-percent beneficial owners timely complied with their Section 16(a) filing requirements during 2023.

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PROPOSAL 2    ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

As we do each year, and as required by Section 14A of the Exchange Act, we provide our stockholders with the opportunity to vote to approve, on an advisory basis, the compensation of our NEOs as disclosed in the Proxy Statement in accordance with the SEC’s compensation disclosure rules. The executive compensation program is described in the Compensation Discussion and Analysis section beginning on page 32 and the other tables and narrative disclosures in this Proxy Statement.

The executive compensation program for the NEOs includes many best-practice features that are intended to enhance the alignment of compensation with the interests of Range’s stockholders:

What We Do
Majority of NEO compensation is at risk and performance based, which links pay to performance	Maintain robust stock ownership goals for senior executives
Seek stockholder engagement and incorporate feedback	Engage an independent compensation consultant to advise the committee
Exercise negative discretion when appropriate	Benchmark executive compensation against our industry peers
All long-term incentive awards are payable in stock	Dedicate time to executive succession planning and leadership development each year
Financial performance metrics underlying long-term incentive awards are objective and aligned with stockholders’ interests	Compensation Peer Group reviewed annually
Perform annual say-on-pay advisory vote for stockholders	Include HSE metrics in annual incentive compensation to further align with stakeholder interests

We are therefore asking stockholders to vote on the following resolution:

RESOLVED, that the stockholders approve the compensation of the NEOs as disclosed in this Proxy Statement pursuant to the SEC’s compensation disclosure rules, including the Compensation Discussion and Analysis and the compensation tables.

Required Vote and Recommendation

As an advisory vote, the matter for which stockholders have the opportunity to vote under Proposal 2 is non-binding. Although the vote is non-binding, the Board of Directors and the Compensation Committee value the opinions of our stockholders and will carefully consider the outcome of the vote when making future compensation decisions for our NEOs.

If you own shares through a bank, broker or other holder of record, you must instruct them how to vote so that your vote can be counted on this proposal as uninstructed shares are not entitled to vote with regard to Proposal 2. The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote is required to approve this Proposal 2.

FOR	The Board of Directors recommends a vote FOR Proposal 2

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Compensation Discussion and Analysis

This Compensation Discussion and Analysis (CD&A) describes the material elements, objectives and principles of Range’s executive compensation program, compensation decisions made in 2023 and 2024 (through the date of this proxy statement filing) and the factors the Compensation Committee considered in making those decisions.

For 2023, our named executive officers, or NEOs were:

NEO	Title
Jeffrey L. Ventura	Former President and Chief Executive Officer
Dennis L. Degner	President and Chief Executive Office; Former Chief Operating Officer
Mark S. Scucchi	Executive Vice President – Chief Financial Officer
Erin W. McDowell	Senior Vice President – General Counsel and Corporate Secretary
Alan W. Farquharson	Senior Vice President – Reservoir Engineering & Economics
Dori A Ginn(1)	Senior Vice President – Controller and Principal Accounting Officer

(1)	As part of her planned retirement from Range, Ms. Ginn stepped down from her role as Senior Vice President-Controller & Principal Accounting Officer on March 15, 2024.

The 2023 Compensation of these NEOs is explained in the following sections and in the compensation tables and related disclosures under “Executive Compensation Tables” (beginning on page 51) that follows this CD&A. This CD&A is divided into five sections:

1	EXECUTIVE SUMMARY	33
2	HOW WE DETERMINE EXECUTIVE COMPENSATION	36
3	2023 COMPENSATION PROGRAM ELEMENTS	39
4	2024 COMPENSATION PROGRAM	46
5	COMPENSATION POLICIES AND PRACTICES	49

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EXECUTIVE SUMMARY

Executive Compensation Program Objectives

In 2023, the Compensation Committee strived to maintain a compensation program that is consistent with industry practice and designed to attract and retain outstanding executives by providing incentives to reward them for superior performance that supports Range’s long-term strategic objectives.

The 2023 executive compensation program was expected to:

•	Be highly aligned with stockholder interests;
•	Preserve performance accountability through commodity cycles;
•	Build long-term share ownership;
•	Provide a consistent retention incentive;
•	Be straight forward and transparent for the benefit of executives and stockholders; and
•	Match or exceed prevailing governance standards for performance-based compensation.

We achieved these objectives in 2023 by:

•	Assigning 87% percent of CEO compensation to at-risk;
•	Tying incentive plan metrics to stockholder value priorities; and
•	Having balanced, open objectives.

Commitment to Pay-for-Performance

We remain committed to the pay-for-performance philosophy for our compensation programs with a substantial portion of our NEO compensation strongly aligned with the experience of our stockholders.

2023 Stockholder Engagement

Stockholders have supported our compensation program with an average of 97% of all votes cast in favor of say-on-pay over the past three years. In 2023, we were pleased to receive 98% of votes cast in favor of say-on-pay. During our routine stockholder engagements in 2023, we reached out to stockholders representing more than 65% of outstanding shares. Key topics discussed during the engagement process in 2023 included Board refreshment and governance, capital allocation, stockholder returns, executive compensation and our progress on stated Company strategies.

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Our Executive Compensation Practices

The executive compensation program for the NEOs includes many best practice features that are intended to enhance the alignment of compensation with the interests of Range’s stockholders:

What We Do	What We Don’t Do
Seek stockholder engagement and incorporate feedback	Grant annual cash bonuses or long-term incentive awards to executive officers that are not subject to clawback
Majority of NEOs compensation is at risk and performance based, which links pay to performance	No individual change-in-control contracts
All long-term incentive awards are payable in stock	No backdating or repricing of equity awards
Exercise negative discretion, when appropriate	No employment contracts
Financial performance metrics underlying long-term incentive awards are objective and aligned with stockholders interest	No margin, derivatives or speculative transactions, such as hedges, pledges and margin accounts
Receive annual say-on-pay advisory vote from stockholders	No individual supplemental executive retirement arrangements
Include ESG metrics to further align with stakeholder interests	No reward to executives for excessive, inappropriate or unnecessary risk-taking
Maintain robust stock ownership goals for senior executives
Offer minimal perquisites
Dedicate time to executive succession planning and leadership development each year
Compensation Peer Group reviewed annually
Engage an independent compensation consultant to advise the committee

Principal Elements of Executive Compensation

We principally use three elements of executive compensation to carry out the design of our executive compensation program:

Element	Purpose
• Base Salary	Retain executive team and, when appropriate, attract executives.
• Annual Cash Incentive award	Reward executives for short-term financial and operational results.
• Annual Long-Term Equity Incentive award	Focus executive efforts on activities and results that lead to long-term stockholder value. Our restricted stock awards vest based on continued employment and the passage of time, which promotes retention. The remainder of the awards vest based on performance measures tied to either relative stock price performance or internal performance metrics which promotes the long-term interests of our stockholders and aligns executives’ interests with stockholders’ interests.

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Compensation Program Emphasizes Performance

(1)	Amounts shown reflect salary paid in 2023, annual cash incentive award for 2023 which was paid in 2024 based on 2023 performance, the grant date fair value for Long-Term Incentive Awards granted in 2023 and other compensation as detailed in the Summary Compensation Table on page 51.

Our Business Objective and Strategy

Our overarching business objective is to build stockholder value through returns-focused development of our natural gas properties. Our strategy to achieve our business objective is to generate consistent cash flows from reserves and production through internally generated drilling projects. We routinely evaluate complementary, value-based acquisitions and dispositions.  Our strategy requires us to make significant investments and financial commitments in technical staff, acreage, seismic data, drilling and completion technology and gathering and transportation arrangements to build drilling inventory and market our products. Our strategy has the following key elements:

•	commit to environmental protection and worker and community safety;
•	concentrate in our core operating area;
•	focus on cost efficiency;
•	maintain a high-quality multi-year drilling inventory;
•	maintain a long-life reserve base with a low base decline rate;
•	market our products to a large number of customers in diverse markets under a variety of commercial terms;
•	maintain operational and financial flexibility; and
•	provide employee equity-ownership and incentive compensation aligned with our stakeholders’ interests.

These elements are anchored by our interests in the Marcellus Shale located in Pennsylvania which we believe has a remaining productive life in excess of 50 years.

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HOW WE DETERMINE EXECUTIVE COMPENSATION

Role of Independent Compensation Committee

The Compensation Committee is responsible for establishing and overseeing our executive compensation program and policies that are consistent with our overall compensation philosophy. In making such decisions, the Committee considers a variety of factors, including views expressed by stockholders and stockholder advisory groups, information provided by our independent compensation consultant, our CEO’s input, Peer Group data, each executive’s experience in the role, Company and individual performance, internal pay equity and any other information the Committee deems relevant in its discretion. The Committee is responsible for all compensation decisions involving our CEO and other executive officers.

Stockholder Outreach

The Committee considers the outcomes of the Company’s advisory stockholder vote on our executive compensation program and our stockholder outreach initiatives when making compensation decisions. To continue our focus on best practices, we enhanced our stockholder engagement program in the past few years to solicit specific valuable feedback from investors on executive compensation which we then share with the Committee and the Board. We contact a broad base of institutional investors and speak with those interested in meeting and sharing feedback with us.

We believe our incentive program changes over the last several years have been highly responsive to the feedback received from our stockholders and serve to strengthen the alignment with our strategic objectives. We will continue our dialogue with stockholders on compensation issues as part of our ongoing engagement.

Role of Senior Management

Through our compensation cycle that ended February 2024, our CEO submitted recommendations to the Compensation Committee for adjustments to the salary, Annual Cash Incentives and Long-Term Equity Incentive awards payable to all NEOs (except himself), Senior Vice Presidents and Vice Presidents. The Compensation Committee considers the recommendations of our CEO as only one factor, in addition to the other factors described in this CD&A, in setting our executive officer and other employee compensation. The CEO is not present during deliberations by the Compensation Committee regarding his own compensation. The Committee’s independent consultant provides independent analysis and recommendations for Mr. Degner for consideration by our Compensation Committee. At the request of the Compensation Committee, our CEO and our CFO attend certain meetings and working sessions of the Compensation Committee. Senior members of the human resources team and other members of senior management interact with the compensation consultant as necessary and prepare materials for each Compensation Committee meeting.

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Role of Independent Compensation Consultants

Through the first nine months of 2023, the Committee directly engaged NFP Compensation Consulting (“NFP”) as its independent compensation consultant to advise the Committee on executive compensation matters.  With the approval of the Compensation Committee, the Company also retained Alvarez and Marsal (“A&M”) to provide valuation services related to the use of performance-based restricted stock awards based on TSR and certain annual proxy change-in-control calculations. In 2023, the Company paid NFP a total of $127,000 for consulting services related to executive and director compensation. The Company paid A&M a total of $45,000 for valuation and annual proxy calculations in 2023.  In late 2023, the Committee engaged Meridian Compensation Partners (“Meridian”) as its independent compensation consultant starting in the fourth quarter of 2023.  Meridian is known for its expertise in the E&P industry.  In 2023, the Company paid Meridian a total of $59,000 related to executive compensation.

NFP and Meridian interacted with several of our officers and employees as necessary. In addition, the compensation consultants may seek input and feedback from members of our management regarding its work product prior to presentation to the Committee to confirm that information is accurate or address other issues.  Meridian reports directly to the Compensation Committee, participates in Committee meetings, reviews Committee materials, and provides advice to the Committee upon request.  Additionally, Meridian updates the Committee on trends and issues in executive pay, comments on the competitiveness and reasonableness of our compensation programs and assists in the development and review of the annual bonus and long-term incentive programs.

Competitive Positioning

In support of our compensation objectives and in order to determine an appropriate total value and mix of pay for executives, we reference the 25th, 50th and 75th percentiles of the Compensation Peer Group. These percentiles are reference points only; we do not automatically compensate each executive at these levels. Several variables, including individual performance, time employed in the position, annual Company performance and one-year and three-year relative stock price performance influence the actual executive compensation decisions. We look at our individual NEO and total NEO total direct compensation compared to individual NEO and total NEO total direct compensation of companies in our Compensation Peer Group. Because not all of our NEO positions are directly comparable to NEO positions of other companies in our Compensation Peer Group, we believe that reviewing the aggregate total direct compensation of all NEOs provides an appropriate reference for comparative purposes and allows us to compare our total cost of management for all NEOs to our peers’ total cost of management.

Role of Peer Companies

Peer Group benchmarking is one of several factors the Compensation Committee considers in setting pay. The Committee seeks to maintain a Peer Group that is generally similar to us with respect to business activity and specifically focuses on companies engaged in exploration for and production of oil and gas resources with Range having a market capitalization near the median of the Peer Group. The Compensation Committee reviews the composition of the Peer Group with advice from the independent compensation consultant in the last quarter of each calendar year and any additions or deletions are made to the Peer Group at that time.  For 2023, the peer group was not adjusted.  Each year, companies that are acquired or merged during the year are eliminated from that year’s Peer Group to the extent such acquisitions or mergers prevent the company from being an appropriate member of the Peer Group.  For 2023, our Performance Peer Group is the same as our Compensation Peer Group but also included the S&P 500 index.  Based on an analysis done by our independent compensation consultant in December 2023, the Compensation Peer Group was increased for 2024 to sixteen companies which represents the current competitive market landscape and better reflects our size ranking relative to the peer group.

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The chart below describes the oil and gas exploration and production companies that have been included in the Compensation Peer Group in the last two years:

Compensation Peer Group
	2024	2023
Antero Resources Corporation
Callon Petroleum Company		—
Chesapeake Energy Corporation
Civitas Resources, Inc.		—
Chord Energy Corporation		—
CNX Resources
Comstock Resources, Inc.
Coterra Energy, Inc.
EQT Corporation
Magnolia Oil & Gas Corporation		—
Matador Resources
Marathon Oil Corporation		—
Murphy Oil
Permian Resources Corporation		—
PDC Energy Inc.	—
SM Energy Company
Southwestern Energy Company

“ ”	denotes companies included in our Peer Group

The Compensation Committee also designates a Performance Peer Group for evaluating relative TSR performance.  For 2023, our Performance Peer Group was the same as our Compensation Peer Group plus the S&P 500 index.  For 2024, the Compensation Committee started with the Compensation Peer Group detailed above, added the S&P 400 index (deleting the S&P 500 index) along with assigning a weighting of “two times” to each of the seven Compensation Peer Group companies that had the highest percentage of dry gas reserves which focuses on companies most similar to us.  These seven companies that will be included twice are Antero Resources Corporation, Chesapeake Energy Corporation, CNX Resources Corporation, Comstock Resources, Inc., Coterra Energy Inc., EQT Corporation and Southwestern Energy Company.

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2023 COMPENSATION PROGRAM ELEMENTS

The majority of compensation for the NEOs is based on the long-term performance of Range. The elements of our 2023 executive compensation program are summarized in the table below and are described further under “Elements of Executive Compensation” starting on page 40.

	Element	Objective	Form of Payout	How Payout Value is Calculated	2023 Decisions
FIXED	Base Salary	• Provide a competitive level of fixed compensation to attract and retain employees.	Cash	Review of compensation surveys, publicly available peer company data, internal pay equity, individual responsibilities and performance assessment. Base salaries are reviewed annually and as circumstances warrant.

•  In 2023, our new CEO’s salary was set at $750,000.

•  Our CFO salary was increased 20%.

•  Salaries of the remaining NEOs were increased between 6 and 9% except for Ms. McDowell’s salary was set at $380,000 upon promotion to General Counsel.

VARIABLE OR AT-RISK	Annual Cash Incentive	• Align executives with performance metrics that are critical to Range’s success. • Motivate financial and operational performance over a one-year period.	Cash

Criteria and weighting pre-established by the Compensation Committee in March 2023. All five performance criteria are internal company performance measures.

The Annual Cash Incentive award is described in more detail under “Elements of Executive Compensation” beginning on page 40.

For the Chief Executive Officer:

•  Target bonus % salary equal to 120%.

For the CFO:

•  Target bonus % salary equal to 100%.

For the other NEOs:

•  Target bonus % of salary equal to 75%.

•  Actual payment for 2023 performance was 196% of salary for our CEO; 163% of salary for our CFO; 122% of salary for our other NEOs.

	Long-Term Incentive – Performance-Based Total Stockholder Return (TSR) awards	• Align executives interest with interests of stockholders. • Reward higher returns in Range common stock over a three-year performance period.	Stock

A comparison of Range’s TSR to that of the peer group over a three-year performance period. In addition, if Range’s absolute TSR is negative for the period, payout of the award is capped at no more than target.

The terms and conditions of the TSR award are described in more detail under “Long-Term Equity Incentive Program” beginning on page 43.

For the Chief Executive Officer:

•  The TSR award accounts for 30% of the target 2023 long-term incentive award value.

•  Actual grant for 2023 equaled target value for the combined grant.

For the CFO:

•  The TSR award accounts for 30% of the target 2023 long-term incentive award value.

•  Actual grant for 2023 equaled target value for the combined grant.

	Long-Term Incentive – Performance-Based Internal Metric awards	• Align executives interest with interests of stockholders. • Rewards performance over a three-year performance period.	Stock

A comparison of reported Net Debt and Emissions Performance to a performance target.

The terms and conditions of this award is described in more detail under “Long-Term Equity Incentive Program” beginning on page 43.

For Chief Executive Officer:

•  The award accounts for 30% of the target 2023 long-term incentive award value.

•  Actual grant for 2023 equaled target value for the combined grant.

For the CFO:

•  The award accounts for 30% of the target 2023 long-term incentive award value.

•  Actual grant for 2023 equaled target value for the combined grant.

	Long-Term Incentive – Time-Based Restricted Stock	• Provide a retention incentive that promotes sustained stock ownership. • Tie ultimate value realized tied to the performance of Range’s common stock.	Stock

Generally vest at the end of three years subject to continued employment.

The terms and conditions of these awards are described in more detail under “Long-Term Equity Incentive Program” beginning on page 43.

For the Chief Executive Officer:

•  The stock award accounts for 40% of the target 2023 long-term incentive award value.

•  Actual grant for 2023 equaled target value, for the combined grant.

For the CFO:

•  The stock award accounts for 40% of the target 2023 long-term incentive award value.

•  Actual grant for 2023 equaled target value for our combined grant.

For the other NEOs:

•  The stock award accounts for 100% of the target 2023 long-term incentive award value.

•  Actual grant for 2023 equaled target value.

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Elements of Executive Compensation

Base Salary

The Compensation Committee reviews base salaries on an annual basis, at the time of a promotion or changes in responsibilities and when market conditions warrant. Base salaries for our NEOs consider the middle half of the Peer Group adjusted for certain factors. Base salary is based on an evaluation of the following:

•	the complexity of their respective positions and specific technical experience required;
•	experience and tenure;
•	the base salaries of comparable positions at Peer Group companies;
•	competitive market conditions; and
•	internal pay equity among our senior executives.

Salary adjustments are approved by the Compensation Committee in the first quarter of each year and take effect on the first payroll period after approval. The timing of these salary adjustments allows the Compensation Committee to consider the audited financial results of our Peer Group companies and allows for disclosure of our current compensation decisions in our proxy statement.  In March 2023, NFP reviewed the NEOs base salary compared to a peer group and various published survey sources and initially recommended a pool of dollars representing an increase of approximately 8.8%, noting the aggregate NEO salaries were aligned slightly below the 50th percentile and taking into account current inflation projections. The Committee reviewed the comparisons to peers and broader market data and determined to increase the base salary for all NEOs.  In February 2024, Meridian reviewed the NEOs base salary compared to the peer group and various published survey sources and initially recommended an increase of approximately 5%, noting the longer-tenured executives were aligned with the E&P peer group but our newer CEO and General Counsel are below the 25th percentile. The Committee reviewed the comparisons provided and determined to increase the base salary for our NEOs.  The Committee recommended, and the Board approved, the following base salaries effective February 2024.

	Base Salary
	As of February 2024	As of March 2023	As of February 2022
Dennis L. Degner(1)	$875,000	$600,000	$500,000
Jeffrey L. Ventura, former CEO(2)	$—	$950,000	$950,000
Mark S. Scucchi	$630,000	$600,000	$500,000
Erin W. McDowell(3)	$435,000	$380,000	$—
Alan W. Farquharson	$435,000	$415,000	$390,000
Dori A. Ginn(3)	$375,000	$360,000	$—
(1)	On May 10, 2023, Mr. Degner’s appointment as President and Chief Executive Officer was effective and his annual salary increased to $750,000.
(2)	Mr. Ventura announced his retirement as CEO effective May 2023.
(3)	Ms. McDowell and Ms. Ginn were not named executives before 2023. As part of her planned retirement from Range, Ms. Ginn stepped down from her role as Senior Vice President – Controller & Principal Accounting Officer on March 15, 2024.

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Annual Cash Incentive Awards

The annual cash bonus award is intended to compensate the NEOs based on the achievement of annual financial, operating and strategic goals. It emphasizes team performance in achieving corporate goals. We refer to cash awards as “Annual Cash Incentives.” The Annual Cash Incentives are paid to our NEOs based on a formulaic application of certain performance criteria that are discussed more fully below.

The Annual Cash Incentives are subject to the negative discretion of the Compensation Committee and could include other criteria the Committee deems appropriate. Annual Cash Incentives are determined without reference to Compensation Peer Group data, because each performance criteria has been pre-established by the Compensation Committee. The Annual Cash Incentive related to our 2023 performance was paid in February 2024 as detailed in the table below:

	Annual Incentive Payout
	Actual Payment Achieved(1)	Actual Payout for 2023	Difference
CEO	$1,582,022	$1,467,000	$(115,022)
CFO	$1,054,682	$978,000	$(76,682)
Remaining Senior Vice Presidents	$1,522,697	$1,411,988	$(110,709)
(1)	Reflects the payout earned prior to negative discretion applied by the Compensation Committee or other criteria the Committee deems appropriate.

The Compensation Committee develops the performance criteria to be used for the Annual Cash Incentives, reviews the performance criteria with the independent compensation consultants and then discusses the performance criteria with our CEO and CFO. The Committee then sets the criteria as well as the weighting and performance achievement levels necessary to calculate Annual Cash Incentives based upon payout percentages established for our NEOs. For 2023, the performance criteria were based upon either industry competitive levels or our annual business plan (the “Annual Business Plan”). Our Annual Business Plan is a forecast of expected business results for the applicable fiscal year based upon certain assumptions made by our management. The Compensation Committee believes that the performance criteria, taken together, are strong objective indicators of the Company’s performance, thus similar factors are typically used in determining the Company’s performance relative to its Peer Group for setting total compensation and long-term incentive equity awards as described above. Target Annual Cash Incentives are determined as a percentage of each NEO’s base salary. This target percentage is established through an analysis of compensation for comparable positions in the Peer Group and is intended to provide a competitive level of compensation if the Company achieves the performance criteria established by the Compensation Committee.

The performance criteria selected with respect to the Annual Cash Incentive awards for 2023 (which were paid in February 2024) are shown in the table below, together with the target levels of achievement with respect to each criterion. The payouts were achieved as described below. All five of the performance criteria are internal performance measures.

	2023	Unit of	Actual for	2023 Performance Levels			Actual for	Payout %
Criterion	Weighting	Measurement	2022	Threshold	Target	Excellent	2023	Achieved(1)
Cash Unit Costs	20%	$ per mcfe	$2.13	$2.15	$2.05	$1.95	$1.91	240%
Return on Average Capital Employed	15%	Percentage Return	39%	10%	15%	20%	17%	172%

Drilling & Completion Cost Per Unit of Production	20%	$ per mcfe	N/A	$0.85	$0.75	$0.65	$0.73	146%
Drilling Rate of Return	20%	Percentage Return	31%	20%	25%	35%	45%	240%
Discretionary	25%	Various HSE and other	Excellent	—	—	—	Excellent	240%
(1)	The Payout percentage achieved is shown for the CEO and is prorated for other officers.

Cash Unit Costs

The first criterion the Compensation Committee selected for 2023 was Cash Unit Costs. Cash Unit Costs is a non-GAAP measure for which a reconciliation to the comparable GAAP measure is included in Annex A. The Compensation Committee selected this criterion to measure our ability to focus on areas that are within our control. The performance target was achieved in 2023 primarily by a continuing focus on efficiencies throughout the organization to decrease expenses, increase cash flows and create stockholder value along with the impact of lower commodity prices on transportation, gathering and processing expense.

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Return on Average Capital Employed

The second criterion the Compensation Committee selected for 2023 was Return on Average Capital Employed (ROACE). ROACE is a non-GAAP financial measure for which a reconciliation to the comparable GAAP measure is included in Annex A. ROACE is used by the investment community as a measure of operating profit relative to total debt and equity capital. The Compensation Committee selected this criterion which measures profitability compared to total investments made in new capital. In setting the performance levels (i.e. threshold, target and excellent), the Compensation Committee considered various returns based metrics used by our peers, input from management along with analysis and guidance from our compensation consultant and stockholder feedback. The performance target was achieved in 2023 with our reported production volumes within our original announced levels, effective marketing of our production, the positive impact of an efficient hedging program in relation to lower commodity prices, continuing to focus on operating efficiencies that includes capital spending being within budget and an improvement in our debt levels.

Drilling and Completion Cost per Unit of Production

The third criterion the Compensation Committee selected for 2023 was drilling and completion cost per unit of production. This metric was selected to continue to focus on capital efficiency which is dependent upon team performance, lateral lengths, effective planning and logistics among other factors. This metric is measured based on actual drilling and completion capital expenditures divided by production on an mcfe basis. In setting the performance levels (i.e. threshold, target and excellent) for drilling on completions cost per unit of production, the Compensation Committee considered publicly stated objectives of our peers along with historical internal cost efficiencies already achieved. The performance target was achieved in 2023 due to operational efficiencies and capital spending within original budget levels.

Drilling Rate of Return

The fourth criterion the Compensation Committee selected for 2023 was drilling rate of return. This metric supports our focus on selecting projects with competitive rates of return and encourages efficiency of capital investment. This metric continues to encourage focus on well productivity relative to drilling costs. The drilling rate of return is measured based on actual capital expenditures and the year-end proved reserves estimates of drilling results. Commodity prices effective on the first day of the year are used in the calculation. The target is set based on our expectation of capital allocation and capital efficiency for the year and our prior year drilling results. We believe the performance for 2023 remained among the best for our peer group and target was achieved in 2023 primarily due to the achievement of production and capital spending goals.

Discretionary Measure

The last criterion the Compensation Committee selected for 2023 was a qualitative measure which includes elements of environmental, health and safety performance (“HSE”). Range continues to be committed to ensuring it provides a safe work place and instilling a culture of safety and environmental responsibility at every level of our organization. Priorities include elements of safety performance, emissions and water management and corporate citizenship. We focus on transparency around HSE and encourage reporting of all incidents involving our employees and contractors (including near misses) and we have used examples of incidents reported as a vehicle to educate our employees and contractors to improve our HSE practices. There are also quantitative measures evaluated such as reductions in emissions, number of spills, auto accidents, leak detection inspections and notices of violations. The performance target was achieved in 2023 by the committee’s review and analysis of the strong HSE results including:

•	implemented the use of pneumatic devices;
•	strong water recycling ratio;
•	non-freshwater spill rate improved compared to 2022;
•	methane emissions component leak rate lower than 2022;
•	zero serious injuries for contractors or employees in 2023;
•	28% reduction in Number of Workforce OSHA Recordable Injuries compared to 2022; and
•	70% reduction in preventable vehicle incidents compared to 2022.

The last criterion also includes factors not otherwise captured in the previously described objective performance measures. Factors would include portfolio management, succession planning, talent development and other factors. These factors are deemed by the Compensation Committee to have been important in the year’s performance and may vary from year to year. The Committee follows no set performance targets relating to these factors. The performance target was achieved in 2023 by successfully continuing to further strengthen our financial foundation and successfully managing the impact of our management transition.

In addition to selecting the performance criteria, the Compensation Committee determined, after consultation with Meridian, the respective performance payout percentages for each of our NEOs. In determining these payout percentages, the Compensation Committee attempted to ensure that the payouts provided appropriate incentives to each of our senior executives. In setting the performance levels for 2023, the Committee considered the impact of anticipated levels of inflation and lower commodity prices.  For 2023, the annual incentive payout percentage was a weighted average of the payout percentage for each category using the percentages set forth below in the table. When actual results achieved fall between the performance levels, the percentile performance used to determine the payout percentage is proportionately adjusted between the performance levels. For 2023, the Compensation Committee awarded bonuses based on the formulaically determined award as shown in the table below.

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		Annual Cash Incentive Payout % of Salary
	Threshold	Target	Excellent	Payout % Achieved(1)	Actual Payment % For 2023(2)
CEO	60%	120%	240%	211%	196%
CFO	50%	100%	200%	176%	163%
Remaining Senior Vice Presidents	37.5%	75%	150%	132%	122%
(1)	Reflects the payout percentage prior to any discretion applied by the Compensation Committee.
(2)	Reflects the payout percentage after discretion or other criteria the Committee deems appropriate.

The following table sets forth the total amount of cash paid to our NEOs for 2023 performance (paid in February 2024), for 2022 performance (paid in February 2023) and for 2021 performance (paid in February 2022).

	Annual Cash Incentive Earned
	2023	2022	2021
Dennis L. Degner	$1,467,000	$450,000	$712,500
Jeffrey L. Ventura, former CEO	$—	$1,026,000	$1,665,000
Mark S. Scucchi	$978,000	$450,000	$712,500
Erin W. McDowell(1)	$464,550	$—	$—
Alan W. Farquharson	$507,338	$263,250	$423,000
Dori A. Ginn(1)	$440,100	$—	$—
(1)	Ms. McDowell and Ms. Ginn were not named executives before 2023.

Long-Term Equity Incentive Program

The following table sets forth the value of long-term incentives granted to our NEOs for the last three years.

	Long-Term Equity Incentive
	2024	2023	2022
Dennis L. Degner	$4,750,000	$3,925,000(1)	$2,300,000
Jeffrey L. Ventura, former CEO(2)	$—	$—	$5,800,000
Mark S. Scucchi	$2,600,000	$2,600,000	$2,300,000
Erin W. McDowell(3)	$1,300,000	$1,000,000	$—
Alan W. Farquharson	$900,000	$900,000	$900,000
Dori A. Ginn(3)	$—	$800,000	$—
(1)	Takes into consideration his appointment to President and Chief Executive Officer effective May 10, 2023.
(2)	Due to announced retirement, Mr. Ventura did not receive a 2023 Long-Term Equity grant.
(3)	Ms. McDowell and Ms. Ginn were not named executives before 2023. Due to her planned retirement, Ms. Ginn did not receive a 2024 Long-Term Equity Grant.

The 2023 Long-Term Equity Incentive program consists of Performance-Based Restricted Stock Awards and Time-Based Restricted Stock Awards. We grant long-term equity-based compensation to substantially all of our employees to promote a company wide ownership and entrepreneurialism.

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ALLOCATION OF LONG-TERM EQUITY INCENTIVE AWARDS IN 2023

•	Performance-Based TSR Stock Units (“TSR-PSUs”). The Committee believes that a performance unit program based on TSR relative to peer companies aligns pay and Company performance. The industry peers selected for each performance cycle generally match the industry peers comprising the prevailing Compensation Peer Group used for compensation benchmarking plus the S&P 500 index. In 2024, the Performance Peer Group will also start with the Compensation Peer Group plus the S&P 400 index along with assigning a weighting of “two times” to seven Compensation Peer Group companies that have the highest percentage of dry-gas reserves. For units granted through 2023, the TSR is determined using the average stock price of each company at the beginning of the performance period based on the average closing price in a 10 day period prior to and ending at the close of business on the date of grant and at the end of the performance period using the 10 day period prior to and ending on the 3 year anniversary date of the grant date. Reinvestment of dividends is assumed. If the TSR at the end of the performance period is negative, the payout percentage is capped at target regardless of ranking. The TSR-PSUs award is denominated in performance stock units (PSUs), each of which is equivalent to one share of common stock.

2023 TSR – PSUs. In March 2023, the Committee awarded certain NEOs performance units that will vest based on relative TSR for the three-year performance period ending March 2026. The value of each underlying unit tracks the price of a share of our common stock. The percentage of units earned ranges from 0% to 200% of the units granted with no payout for being below the 9th ranked company. Dividend equivalents, if any, accrue and are paid based on performance at the end of the performance period. Earned awards are paid in stock shortly after the completion of the performance period. A table illustrating the potential payouts based on relative and absolute TSR performance for the TSR-PSUs granted in 2023 is set forth below:

TSR Ranking	% of Target PSUs Earned(1)
1st ranked company	200%
Top 2-8 ranked company	between 75% and 183%
9th ranked company	50%
10th - 13th ranked company	0%
(1)	If absolute TSR is negative over the performance period, the payout is capped at 100%, irrespective of ranking within the peer group.

2023 TSR-PSUs.  The performance units granted in March 2023 have a performance end date of March 2026 with a target payout at the median performance compared to 13 peer companies (including the S&P 500 index).

2022 TSR-PSUs. The performance units granted in February 2022 have a performance end date of February 2025 with a target payout at the median performance compared to 13 peer companies (including the S&P 500 index).

2021 TSR-PSUs. The performance units granted in February 2021 had a performance end date of February 2024 with a target payout at the median performance compared to 13 peer companies (including the S&P 500 index).

2020 TSR-PSUs. The performance units granted in February 2020 had a performance end date of February 2023 with a target payout at the median performance compared to 15 peer companies. Our TSR resulted in a ranking of second, providing a payout of 186 percent of target, as shown below:

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3-YEAR TSR AS OF FEBRUARY 2023

Performance - Based Internal Metrics Stock Units (“PSUs”).  In 2023, the Committee set performance based on two internal measures - Net Debt and Emissions Performance.  The performance period began January 1, 2023 and ends December 31, 2025.  Net debt is calculated as the aggregate principal debt amount owed as of the vesting date less the aggregate cash and cash equivalents held as of the vesting date.  Emissions Performance considers our publicly announced intention to reach net zero scope 1 and scope 2 greenhouse gas emissions on a CO2e/mmcfe basis by the end of 2025.  The number of shares earned at the end of the three-year period will be determined as follows and is based on performance established in 2023. Performance is measured relative to the target determined by the Compensation Committee. The table below summarizes these grants in 2023:

Performance Metric	Net Debt(1)	Emissions Performance (EP)(2)
Performance Period	3 years	3 years
Form of Payout	Stock	Stock
Performance basis	Net Debt(1)	Scope 1 and Scope 2 Intensity net of offsets on a CO2e/mmcfe basis
Minimum Payout	50%	50%
Performance Resulting in Minimum Payout	Net Debt of more than $1.5 billion	EP of more than 0.05
Target Payout	100%	100%
Performance Resulting in Target Payout	Net Debt of $1.25 billion	EP of 0.025
Maximum Payout	200%	200%
Performance Resulting in Maximum Payout	Net Debt of $1.0 billion	EP lower than 0.00
(1)	Net debt is defined as total long-term debt less cash on hand.
(2)	Emission intensity calculations based on guidelines in effect January 2023.

2022 PSUs-Internal Metrics. The performance units granted in February 2022 have a performance end date of December 31, 2024.

2021 PSUs-Internal Metrics. The performance units granted in February 2021 had a performance end date of December 31, 2023.

2020 PSUs-Internal Metrics. The performance units granted in February 2020 had a performance end date of December 31, 2022. For these awards, the final payout was a combined 78%.

Time-Based Restricted Stock. The Committee awards restricted stock for diversification of the long-term incentive award mix, for consistent alignment between executives and stockholders and for retention purposes. Restricted stock awards are made according to the annual grant schedule and generally cliff vest at the end of three years. Prior to vesting, restricted stock recipients have the right to vote and receive dividends on the restricted shares.

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2024 COMPENSATION PROGRAM

The Compensation Committee engaged Meridian to assist with the analysis of the actual delivery of compensation versus the performance of the Company. The following changes/decisions have been made for 2024:

•	Determined to increase certain NEO base salaries between 4% and 17%;
•	Our CEO and CFO Long-Term Incentive grant mix was 40% Time-Based Restricted Stock and 60% Performance-Based Restricted Stock;
•	Senior Vice Presidents Long-Term Incentive grant mix was 50% Time-Based Restricted Stock and 50% Performance-Based Restricted Stock;
•	Target Annual Cash Incentive Payouts were set at 120% for our CEO; 100% for our CFO; 75% for our Senior Vice Presidents which reflects no change from the prior year;
•	Added Free Cash Flow to the Annual Cash Incentive performance targets consistent with our goal to be resilient through commodity price cycles;
•	The Performance Peer Group for the purposes of evaluating our relative TSR performance will assign a weighting of “two times” to seven companies with the highest percentage of dry gas reserves; and
•	Long-Term Performance-based Incentive grants for 2024 only included relative and absolute TSR grants. If the absolute return is negative, the payout is capped at 100%.

The 2024 performance criteria, weighting and target levels of achievement with respect to each of the 2024 Annual Cash Incentives criterion are shown in the table below.

			2024 Performance Levels
Criterion	Weighting	Unit of Measurement	Threshold	Target	Excellent
Cash Unit Cost	15%	$ per mcfe	$2.19	$1.99	$1.80
Free Cash Flow	15%	$ in millions	$300	$425	$550
Return on average capital employed (ROACE)	15%	Percentage Return	10%	16%	25%
Drilling and Completion Cost per unit of production	15%	$ per mcfe	$0.85	$0.75	$0.65
Drilling rate of return	15%	Percentage Return	30%	40%	55%
Discretionary(1)	25%	Various HSE and other	—	—	—
(1)	This measure includes environmental, health and safety performance quantitative metrics.

The 2024 performance criteria, weighting and performance achievement levels were selected based on discussions with management and the independent compensation consultants. Cash unit costs focus on competitive corporate profitability. Free Cash Flow was added for 2024 as an indicator of our ability to generate cash flow through commodity price cycles, funding prudent capital investment, providing for stockholder returns and balance sheet management. Return on average capital employed focuses on operating profit relative to total debt and equity. The fourth criterion is drilling and completion costs per unit of production to continue to focus on capital efficiency, enhance returns and capture well productivity along with base decline. Drilling rate of return supports our continuing focus on stringent capital allocations based on project level returns sufficient to drive competitive corporate returns. The final criterion is a discretionary measure that will be focused on quantitative HSE measures such as fresh water spills, number of notices of violation, vehicle incidents and methane emissions component leak rate and GHG emissions.

The following table details Long-Term Incentive grants for 2023 and 2024:

	Long-Term Incentive Grant in March 2023(1)	Long-Term Incentive Grant in February 2024
Dennis L. Degner(2)	$3,925,016	$4,750,000
Mark S. Scucchi	$2,599,990	$2,600,000
Erin W. McDowell	$999,991	$1,300,000
Alan W. Farquharson	$899,990	$900,000
Dori A. Ginn(3)	$800,010	$—
(1)	Based on summary compensation table.
(2)	On May 10, 2023, Mr. Degner’s appointment as President and Chief Executive Officer was effective.
(3)	Due to her planned retirement, Ms. Ginn did not receive a 2024 Long-Term Equity grant.

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The table below illustrates the potential payouts based on relative TSR performance for the TSR-PSUs granted in February 2024.  As discussed more fully on page 38, there are seven companies in the Performance Peer Group that will be assigned a weighting of “two times”.

TSR Ranking	% of Target PSUs Earned(1)
1st ranked company	200%
Top 2-12 ranked company	between 108% and 192%
13th and 14th ranked company	100%
15th and 16th ranked company	between 33% and 67%
17th- 25th ranked company	0%
(1)	If absolute TSR is negative over the performance period, the payout is capped at 100%, irrespective of ranking within the peer group.

Other Compensation

Deferred Compensation Plan

Members of management and our directors are entitled to participate in our deferred compensation plan. This deferred compensation plan is described in greater detail in the section of this Proxy Statement entitled “Non-Qualified Deferred Compensation Plan.” Employee participants may defer a dollar amount or percentage amount of their base salary and/or annual bonus. Non-employee directors may defer a dollar amount or percentage of their annual fees and/or their annual equity award. Currently, we match the voluntary deferrals of the employee participants, up to 10% of their base salary. Employee participants can elect to have the match paid in cash or stock (the “Match Award”). The Compensation Committee considers the matching contributions, whether paid in cash or by stock, as additional cash compensation in calculating the total compensation for each NEO. We understand that the matching component is not common among the Peer Group. However, the matching component is a significant component to our compensation practices because we do not provide any pension benefits. In fourth quarter 2017, we implemented a post-retirement benefit plan to assist in providing health care to officers who are active employees and have met certain age and service requirements up until the time they are eligible for Medicare. See “Other Benefits” below for additional information.

Through the end of 2022, when our NEOs receive Time-Based Restricted Stock Awards, we contributed the awards to the deferred compensation plan on our NEOs behalf, and such contributions constituted unvested discretionary contributions. The investment tracking options are described in greater detail in the section of this Proxy Statement entitled “Non-Qualified Deferred Compensation Plan”. Performance Units, when awarded, are not placed into the deferred compensation plan. Beginning in 2023, these Time-Based Restricted Stock Awards are no longer placed into the deferred compensation plan. However, the Match Award continues to be contributed to the deferred compensation plan.

401(k) Plan

The Company sponsors a 401(k) Plan which is a tax-qualified retirement savings plan pursuant to which all of our full-time and part-time employees are eligible to contribute the lesser of up to 75% of their annual salary or the limit prescribed by law to the 401(k) Plan on a before-tax basis. In addition, participants age 50 or over may contribute additional before-tax amounts up to the annual catch-up contribution limit determined by the IRS and any participant may contribute rollover amounts from certain other qualified plans. Participants may also receive matching contributions, payable in cash, in an amount equal to 100% of their before-tax contributions to the 401(k) Plan up to a maximum matching contribution of 6% of their base salaries and cash bonus. The Company adopted an auto-enrollment process for new employees which results in the employees participating in the 401(k) plan unless they determine not to participate.

Participants are 100% vested in all contributions to the 401(k) Plan. In addition to the other investment options available under the 401(k) Plan, participants may invest all or a portion of their 401(k) Plan account in our common stock. The 401(k) Plan investment options for 2023 are listed in the section of this Proxy Statement entitled “Non-Qualified Deferred Compensation Plan.”

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Other Benefits

We provide certain other limited personal benefits that the Compensation Committee has determined are reasonable and consistent with our overall compensation philosophy. The Compensation Committee believes that these benefits are consistent with those provided to executive officers of our Peer Group companies, are an important retention factor and are in accordance with general compensation practices in our industry. Moreover, the Compensation Committee considers the cost and value of any such benefits as additional cash compensation when calculating the total cash compensation for purposes of determining the performance adjusted amount of long-term equity incentive compensation to award to our NEOs. We offer medical, dental, vision and life insurance and disability benefits to all eligible employees. We also provide our NEOs with the following benefits: (i) supplemental disability plans and (ii) reimbursement for approved spousal travel expenses related to Company business. We only provide club membership dues reimbursement and reimbursement of certain expenses to certain of our executives to the extent such membership dues and expenses are related to the conduct of our business.  The Compensation Committee believes these particular benefits help our executives to network and foster relationships in the oil and gas industry and community that are valuable and important to our Company.  Any executive must reimburse us for any personal club use or use by a family member.

Effective fourth quarter 2017 to facilitate an orderly management succession process, we implemented a post-retirement benefit plan to assist in providing health care to officers who are active employees (including their spouses) and have met certain age and service requirements. These benefits are not funded in advance and are provided up to age 65 or on the date they become eligible for Medicare, subject to various cost-sharing features. In combination with the implementation of this succession plan enhancement, certain officers that qualify for the post-retirement benefit plan are fully vested in all equity grants after one year of service following the grant date. Beginning January 1, 2023, officers will qualify for this benefit based on age of 55 plus 10 years of service or age of 65 plus 5 years of service.

Change in Control Arrangements

There are no employment agreements currently in effect between us and any employee. None of our employees are covered under any general severance plan. In the event an executive terminates employment, any severance benefits payable would be determined by the Compensation Committee at its discretion, unless such termination occurred following a change in control, in which case severance may be payable pursuant to the Range Resources Corporation Amended and Restated Executive Change in Control Severance Benefit Plan (the “Management CIC Plan”).

The Management CIC Plan was adopted in March 2005 and amended in 2023. Pursuant to the Management CIC Plan, all our corporate officers and certain other employees selected by the Compensation Committee (the “Management Group”) may be entitled to receive certain payments and benefits if there is a “Change in Control” of the Company and a member of the Management Group is terminated other than for “Cause” or resigns for “Good Reason” within the “Protection Period.” The terms Change in Control, Cause, Good Reason, and Protection Period, as used in the Management CIC Plan, are defined in the section of this Proxy Statement entitled “Potential Payments upon Termination and Change in Control.” If a member of the Management Group is terminated without Cause or resigns for Good Reason within the Protection Period, that participant will receive:

•	a lump sum payment equal to (i) the participant’s “benefit multiple” multiplied by (ii) the sum of (A) the average of the bonuses paid or awarded to the participant for the three prior fiscal years or the individual’s current year target bonus, whichever is higher, plus (B) the participant’s base salary; and

•	for a period of years equal to the participant’s “benefit multiple,” continued participation in any medical, dental, life, disability, and any other insurance arrangement for the participant (and, if applicable, the participant’s spouse and eligible children) in which such person(s) were participating immediately prior to (i) the date of the participant’s termination as determined under the Management CIC Plan, or, if greater, (ii) the occurrence of the Change in Control.

The “benefit multiples” applicable to the NEOs in 2023 were as follows: – Mr. Degner – three; Mr. Scucchi – three; Ms. McDowell – three; Mr. Farquharson – three and Ms. Ginn – three.  In addition, any non-vested equity based compensation awards held by each participant vest upon the occurrence of a Change in Control. A more detailed description of these provisions is provided in the section of this Proxy Statement entitled “Potential Payments upon Termination and Change in Control.”

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COMPENSATION POLICIES AND PRACTICES

Risk Assessment of Compensation Policies and Practices

Although the majority of the executive compensation program pay is performance-based, the Compensation Committee believes the program does not encourage unnecessary or excessive risk-taking. The Compensation Committee believes that any potential risk of the executive compensation program influencing behavior that could be inconsistent with the overall interests of Range and its stockholders is mitigated by several factors, including:

•	Program elements use both annual and longer-term performance periods;
•	Use of a transparent, external performance metric, TSR, for a large portion of the long-term incentive program opportunity for the CEO and CFO;
•	Relative nature of the TSR performance measure, which minimizes the impact that volatile commodity prices have on Range’s TSR award;
•	Forfeiture and recoupment provisions for awards in the event of violations of Range’s Code of Business Conduct;
•	Payouts of long-term incentive awards that are 100% in stock rather than cash; and
•	Meaningful stock ownership guidelines for executives that encourage a long-term perspective.

Impact of Prior Equity Awards on Current Awards – No Repricing or Cash Buyouts

Each year, the Compensation Committee grants long-term equity incentive awards based on the prior year’s relative performance of the Company to the Peer Group and generally applies a three-year cliff vesting to such awards for retention purposes. Because the equity grants are determined annually based on the Company’s actual performance for the year for which the compensation is being paid, the Compensation Committee does not feel it is appropriate to consider past awards and adjust compensation (including long-term equity awards). Likewise, the Committee has a practice that it does not compensate employees with additional amounts of pay if the value of prior grants of Long-term equity awards is lower than valued at the time of the grant, thus the Committee does not re-price equity awards or pay cash buy outs for equity awards that are not “in the money.” In this way, the Committee believes that the actual performance of the Company directly affects the employee’s compensation actually received from the equity award. The Committee’s philosophy in this regard is the same with the use of Performance Units, including the fact that such awards are intentionally designed such that the payout varies between 0% to 200% of the number of shares initially awarded.

Tax Deductibility of Compensation

The Tax Cuts and Jobs Act of 2017 that was signed into law in December 2017, expands the definition of what types of compensation are subject to the $1,000,000 limitation under Section 162(m) to include performance-based compensation and includes the CFO as a covered employee. In addition, the new rule expands the definition of a “covered employee” to include any individuals who have previously been a covered employee for any years after December 31, 2016. Thus, once an individual is identified as one of the top 5 covered employees, the $1,000,000 deduction limitation applies to compensation paid to that individual, even after the individual no longer holds that position or has separated from service.  Tax deductibility is only one factor considered when setting compensation, therefore certain compensation paid to applicable executive officers may not be deductible.

Policy for Recovery of Compensation (Clawback Policy)

The Company will recover reasonably promptly from each covered officer (as defined in our clawback policy) the covered compensation that was received by such covered office in the event that the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period.  The Compensation Committee shall be responsible for determining, in its reasonable discretion, the amount of covered compensation to be recovered from each covered officer.

Grant Timing

The Compensation Committee does not springload or otherwise time, nor has the Compensation Committee in the past timed, equity grants in coordination with the release of material non-public information. Instead, we grant equity at the time or times dictated by our normal compensation process as developed by the Compensation Committee.

None of our employees have attempted to time long-term equity incentive award grants by making grant recommendations to the Compensation Committee. Certain executives are authorized to make requests to the Compensation Committee regarding awards for new personnel as part of the hiring process, to existing employees who are promoted or where market conditions could reduce our ability to retain key employees. However, these are market driven occurrences and not timing issues, and such executives only provide recommendations that may or may not be approved by the Compensation Committee.

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Stock Ownership Requirements for Executive Officers

Each officer listed below is expected to own a number of our shares with a value that is a multiple of the officer’s current base salary:

Position	Multiple
Chief Executive Officer	5.0 x base salary
Executive Vice President	4.0 x base salary
Senior Vice President	3.0 x base salary

Unless the officer has achieved the required level of share ownership, the officer is required to retain an amount equal to 50% of the net shares received as a result of any equity awards granted to the officer by the Company until he or she is in compliance with the stock ownership policy. An officer must continue to retain shares in the amount required for as long as the officer is subject to the policy. As of the date of this proxy statement, all of the senior officers satisfy the ownership requirement. The requirement to retain 50% was established to allow limited sales as necessary to satisfy tax withholding obligations.

CEO’s Actual Stock Ownership 29x base salary

Trading in the Company’s Stock Derivatives and Pledging Limitation

It is our policy that directors and all officers, including our NEOs, may not purchase or sell options on our common stock, nor engage in short sales with respect to our common stock. Trading by officers and directors in puts, calls, straddles, equity swaps or other derivative securities that are directly linked to our common stock is also prohibited.

Pledging of Company equity to secure any new credit is prohibited. As of the date of this proxy statement, no NEOs or directors have any pledged Company equity.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with our management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Respectively submitted by the Compensation Committee of the Board of Directors.

Steve D. Gray, Chair
James M. Funk
Greg G. Maxwell
Reginal W. Spiller

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EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table summarizes total compensation for each NEO for the years shown:

Name and Principal Position	Year	Salary	Stock Awards(1)	Non-Equity Incentive Plan Compensation(2)	All Other Compensation(4)	Total
(a)	(b)	(c)	(e)	(g)	(i)	(j)
Jeffrey L. Ventura Former President & CEO	2023	$455,761	$-	$-	$137,138	$592,899
	2022	$948,007	$5,799,964	$1,026,000	$156,901	$7,930,872
	2021	$925,000	$4,799,996	$1,665,000	$152,958	$7,542,954
Dennis L. Degner President & CEO	2023	$688,462	$3,925,016	$1,467,000	$101,466	$6,181,944
	2022	$498,077	$2,299,965	$450,000	$82,019	$3,330,061
	2021	$475,000	$2,279,984	$712,500	$78,738	$3,546,222
Mark S. Scucchi EVP & CFO	2023	$591,539	$2,599,990	$978,000	$88,361	$4,257,890
	2022	$498,077	$2,299,965	$450,000	$79,593	$3,327,635
	2021	$475,000	$2,299,992	$712,500	$76,328	$3,563,820
Erin W. McDowell(3) SVP
	2023	$365,192	$999,991	$464,550	$58,680	$1,888,413
Alan W. Farquharson SVP	2023	$410,192	$899,990	$507,338	$70,577	$1,888,097
	2022	$388,923	$900,001	$263,250	$71,181	$1,623,355
	2021	$376,000	$900,002	$423,000	$68,855	$1,767,857
Dori A. Ginn(3) SVP
	2023	$354,231	$800,010	$440,100	$63,490	$1,657,831
(1)	This column reflects the aggregate fair values calculated in accordance with generally accepted accounting principles in the United States regarding stock compensation, without taking into account estimated forfeitures and does not reflect the actual value that may be recognized by each NEO. Restricted stock generally will vest at the end of three years. Performance restricted stock generally will vest three years after the date of grant upon our achievement of certain criteria including total stockholder return relative to a pre-determined peer group and certain internally developed performance metrics. Performance restricted stock is valued assuming a target number of shares would be issued. If our achievement of the defined criteria resulted in 200% of the award being paid, the grant date fair value for 2023 would have been as follows: Mr. Degner ($6,280,040); Mr. Scucchi ($4,159,989); Ms. McDowell ($999,991); Mr. Farquharson ($899,990) and Ms. Ginn ($800,010). See grants of Plan-Based Awards table for more information. As of the fourth quarter 2023, Mr. Degner, Mr. Scucchi and Ms. McDowell do not qualify for our post-retirement health care benefit plan.
(2)	The amounts shown as “Non-Equity Incentive Plan Compensation” are equal to the cash incentive awards granted by the Compensation Committee for each of our NEOs performance for the applicable calendar year. While these awards are based on performance criteria established by the Compensation Committee, the actual amounts awarded are not determined until early in the year following the calendar year being evaluated. These amounts were accrued during the calendar year being evaluated on an estimated basis and then adjusted to reflect the actual amounts awarded. The cash incentive awards were determined and paid in accordance with our Amended and Restated 2019 Equity-Based Compensation Plan.
(3)	Ms. McDowell and Ms. Ginn’s compensation for 2022 and 2021 is not included as they were not named executives during those years.
(4)	The following table describes each component of the “All Other Compensation” column for 2023 in the Summary Compensation Table above:

	Active Deferred Compensation Plan Match	401(k) Plan Match	Executive Disability Premium	Total
Jeffrey L. Ventura, former President & CEO	$95,000	$19,800	$22,338	$137,138
Dennis L. Degner	$68,846	$19,800	$12,820	$101,466
Mark S. Scucchi	$59,154	$19,800	$9,407	$88,361
Erin W. McDowell	$36,233	$19,800	$2,647	$58,680
Alan W. Farquharson	$40,716	$19,800	$10,061	$70,577
Dori A. Ginn	$35,145	$19,800	$8,545	$63,490

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Pay Versus Performance

As discussed in the CD&A, our Compensation Committee has implemented an executive compensation program designed to link a substantial portion of our NEOs realized compensation to the achievement of our financial, operational and strategic objectives and to align our executive pay with changes in the value of our stockholders investments. We have identified Net Debt as our Company-Selected Measure that represents, in our view, the most important financial measure used to link Compensation Actually Paid (“CAP”) to our performance in 2023. We believe our debt levels are important to our stockholders and our ability to reduce those debt levels is through generating higher cash flows and our focus on efficient operations. The following sets forth additional compensation information for our NEOs, calculated in accordance with SEC regulations for the fiscal years 2023, 2022, 2021 and 2020:

	Summary Compensation Table Total for CEO Jeffrey L. Ventura(1)	Summary Compensation Table Total for CEO Dennis L. Degner(1)	Compensation Actually Paid to CEO Jeffrey L. Ventura(2)(4)	Compensation Actually Paid to CEO Dennis L. Degner(2)(4)	Average Summary Compensation Table for Remaining NEOs(3)(8)	Average Compensation Actually Paid to Remaining(g) NEOs(2)(4)(8)	Value of Fixed $100 Investment Based on:		Stated in millions
Year							Total Stockholder Return	Peer Group Total Stockholder Return(5)	Net Income (Loss)(6)	Net Debt(7)
(a)	(b)	(b)	(c)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2023	$592,899	$6,181,944	$7,148,610	$11,224,955	$2,423,058	$3,585,941	$639	$237	$871	$1,576
2022	$7,930,872	$—	$20,623,893	$—	$2,658,371	$7,195,488	$518	$229	$1,183	$1,869
2021	$7,542,954	$—	$29,861,807	$—	$2,853,780	$10,803,072	$368	$159	$412	$2,736
2020	$6,704,788	$—	$12,846,337	$—	$2,755,736	$5,106,097	$138	$86	$(712)	$3,115

(1)	The dollar amounts reported are the amounts of total compensation reported for our former CEO and our current CEO, Mr. Ventura and Mr. Degner in the Summary Compensation Table (“SCT”) as reflected on page 51.

(2)	The dollar amounts reported represent the amount of “compensation actually paid”, as computed in accordance with SEC rules. The dollar amounts do not reflect the actual amount of compensation paid to our CEO (or other NEOs) during the applicable year, but include (i) the year-end value of equity awards granted during the reported year and (ii) the change in the value of equity awards that were unvested at the end of the prior year, measured through the date the awards vested or were forfeited or through the end of the reported fiscal year.
(3)	Reflects compensation for our remaining NEOs, other than our CEO.
(4)	Time-vested restricted stock grant fair values are calculated using the stock price as of the date of grant. Adjustments have been made using the stock price as of the applicable year end and as of each date of vesting. TSR-PSUs fair values are calculated using a Monte Carlo simulation model as of the applicable year-end date or as of each date of vesting. Performance-Based Internal metrics fair value is calculated using the stock price as of the applicable year end multiplied by the probability of achievement as of each such date.
(5)	Reflects cumulative total stockholder return for our Peer Group as described on page 38 of this proxy and assumes an initial investment of $100 on December 31, 2019. As of December 31, 2020, the members of the peer group included Antero Resources Corporation (AR), Cabot Oil and Gas Corporation (COG), Chesapeake Energy Corporation (CAKAQ), Cimarex Energy Co. (XEC), CNX Resources (CNX), EQT Corporation (EQT), Gulfport Energy Corporation (GPORQ), Matador Resources (MTDR), Murphy Oil (MUR), Oasis Petroleum (OASPQ), PDC Energy Inc. (POCE), QEP Resources Inc. (QEP), SM Energy Company (SM), Southwestern Energy Company (SWN), Whiting Petroleum (WLL), WPX Energy (WPX). In setting the 2021 peer group, XEC and COG were merged into Coterra (CTRA), CHKAQ declared bankruptcy, GPORQ, OASPQ, WLL and WPX were dropped and the S&P 500 index and Comstock Resources (CRK) was added to better test performance against a broader index. As of December 31, 2021 the members of the peer group include: AR, CTRA, CNX, CRK, EQT, MTDR, MUR, PDCE, QEP, SM, SWN and the S&P 500 index. As of December 31, 2022, the members of the peer group included AR, CTRA, CNX, CRK, EQT, MTDR, MUR, PDCE, SM, SWN and the S&P 500 index. QEP Resources was deleted and Chesapeake Energy Corporation (CHK) was added back as they emerged from bankruptcy. PDC Energy is included through August 2023 when it was acquired by Chevron Corp. As of December 31, 2023, the members of the peer group included: AR, CHK, CNX, CRK, CTRA, EQT, MTDR, MUR, PDCE, SM, SWN, and the S&P 500 index.
(6)	Reflects net income (loss) in the Company’s Consolidated Statements of Operations included in the Annual Reports on Form 10-K for each of the years ended December 31, 2023, 2022, 2021 and 2020.
(7)	Net debt is defined as total debt less cash on hand.

(8)	Reflects compensation reported in the “Summary Compensation Table” for our NEOs for each year presented. The following NEOs are included in the average figures show:
•	2020: Mark S. Scucchi; Dennis L. Degner; David P. Poole; Alan W. Farquharson
•	2021: Mark S. Scucchi; Dennis L. Degner; David P. Poole; Alan W. Farquharson
•	2022: Mark S. Scucchi; Dennis L. Degner; David P. Poole; Alan W. Farquharson
•	2023: Mark S. Scucchi; Erin W. McDowell; Alan W. Farquharson; Dori A. Ginn

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Column (c). To calculate the amounts in “Compensation Actually Paid to CEO” column for Jeffrey L. Ventura, the following amounts were deducted from or added to (as applicable) to our CEO’s total compensation as reported in the Summary Compensation Table (SCT):

	SCT for CEO Jeffrey L. Ventura	Reported Value of Equity Awards for CEO Jeffrey L. Ventura(1)	Equity Award Adjustments for CEO Jeffrey L. Ventura(2)	Compensation Actually Paid to CEO Jeffrey L. Ventura
2023	$592,899	$—	$6,555,711	$7,148,610
2022	$7,930,872	$(5,799,964)	$18,492,985	$20,623,893
2021	$7,542,954	$(4,799,996)	$27,118,849	$29,861,807
2020	$6,704,788	$(3,922,995)	$10,064,544	$12,846,337
(1)	Represents the grant date fair value of equity awards granted to our CEO as reported in the “Stock Awards” column in the SCT for each year. Mr. Ventura did not receive an equity grant in 2023 due to his retirement.
(2)	Represents the year-over-year change in the fair value of equity awards to our CEO.

Fair Value of Equity Awards for Former CEO – Jeffrey L. Ventura	2023	2022	2021	2020
As of year-end for awards granted during the year	$—	$6,899,722	$9,397,492	$8,992,765
Year-over-year increase of unvested awards granted in prior years	5,103,067	7,014,919	15,001,036	1,189,549
Increase (decrease) from prior year-end for awards that vested during the year	1,452,644	4,578,344	2,720,321	(117,770)
TOTAL EQUITY AWARD ADJUSTMENTS FOR FORMER CEO – JEFFREY L . VENTURA	$6,555,711	$18,492,985	$27,118,849	$10,064,544

Column (c). To calculate amounts in “Compensation Actually Paid to CEO” for Dennis L. Degner, the following amounts were deducted from or added (as applicable) to our CEO’s total compensation as reported in the SCT:

	SCT for CEO Dennis L. Degner	Reported Value of Equity Awards for CEO Dennis L. Degner(1)	Equity Award Adjustments for CEO Dennis L. Degner(2)	Compensation Actually Paid to CEO Dennis L. Degner
2023	$6,181,944	$(3,925,016)	$8,968,027	$11,224,955
(1)	Represents the grant date fair value of equity awards granted to our CEO as reported in the “Stock Awards” column in the SCT.
(2)	Represents the year-over-year change in the fair value of equity awards to our CEO.

Fair Value of Equity Awards for CEO – Dennis L. Degner	2023
As of year-end for awards granted during the year	$4,950,314
Year-over-year increase of unvested awards granted in prior years	3,142,953
Increase from prior year-end for awards that vested during the year	874,760
TOTAL EQUITY AWARD ADJUSTMENTS FOR CEO – DENNIS L. DEGNER	$8,968,027

Column (e). To calculate the amounts in “Average Compensation Actually Paid to Remaining NEOs” column in the table above, the following amounts were deducted from or added to (as applicable) to our remaining NEOs total compensation as reported in the SCT:

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	Average SCT for Remaining NEOs	Average Reported Value of Equity Awards for Remaining NEOs	Average Equity Award Adjustments for Remaining NEOs	Average Compensation Actually Paid to Remaining NEOs
2023	$2,423,058	$(1,324,995)	$2,487,878	$3,585,941
2022	$2,658,371	$(1,749,985)	$6,287,102	$7,195,488
2021	$2,853,780	$(1,744,995)	$9,694,287	$10,803,072
2020	$2,755,736	$(1,633,999)	$3,984,360	$5,106,097

Average Fair Value of Equity Awards for Remaining NEOs	2023	2022	2021	2020
As of year-end for awards granted during the year	$1,445,579	$2,132,512	$3,394,488	$3,725,287
Year-over-year increase of unvested awards granted in prior years	864,425	2,833,707	5,432,421	292,015
Increase (decrease) from prior year-end for awards that vested during the year	177,874	1,320,883	867,378	(32,942)
TOTAL EQUITY AWARD ADJUSTMENTS FOR REMAINING NEOS	$2,487,878	$6,287,102	$9,694,287	$3,984,360

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Pay-For-Performance Alignment

The charts below reflect that the CAP over the four-year period ended December 31, 2023 aligns to the trend in our TSR, net income (loss) and net debt results over the same period. CAP, as required under SEC rules, reflects adjusted values to unvested and vested equity awards during the years shown in the table based on year-end stock prices, various accounting valuation assumptions and projected performance modifiers but does not reflect actual amounts paid out for those awards. CAP generally fluctuates due to stock price achievements and projected and actual achievement of performance goals.

CAP Versus Total Stockholder Return

Over the four year period from 2020 to 2023, our TSR was trending in a similar manner as the TSR for our peer group but for all years, our TSR outpaced that of our peers.

CAP Versus Net Income (Loss)

SEC rules require net income be presented as a performance measure in the Pay versus Performance table above. As the table illustrates, changes in CAP for our CEO and remaining NEOs are not necessarily aligned with performance on net income as a financial performance measure. We believe this result is due, in part, to the impact changes in the fair value of derivative instruments prior to settlement on our reported net income for a particular period. The year ended December 31, 2020 also includes the impact of the sale of our North Louisiana properties. Net income is not a metric in our Annual Cash Incentive or our Long-Term Incentive plans so it is not directly correlated to CAP.

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CAP Versus Net Debt

We continue to focus on generating cash flow through controlling costs and operational efficiencies. Net debt, as shown on the table above, has declined $1.5 billion since December 31, 2020. This significant improvement contributed to the increase in CAP over the four year period. CAP for 2020, 2021, 2022 and 2023 was impacted by an increase in our stock price in all years.

The following table identifies the six most important financial and non-financial measures used by our Compensation Committee to link the “Compensation Actually Paid” to our CEO and other NEOs in 2023. The role of each of these performance measures is more fully discussed in the CD&A starting on page 32 of this proxy statement.

Cash Unit Costs
Return on Average Capital Employed
Drilling and Completion Costs per mcfe
Drilling Rate of Return
Net Debt
Emissions Performance

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CEO Pay Ratio of 35 to 1

Pursuant to Item 402(u) of Regulation S-K, we have prepared a comparison of the annual total compensation of Mr. Degner, our Chief Executive Officer and President, for fiscal year 2023 to the median of annual total compensation of all other Company employees for the same period.

We identified the median employee for this review by examining the 2023 annual total compensation for all employees, excluding our Chief Executive Officer, who were employed by us on December 31, 2023 because it allowed us to make the identification in a reasonably efficient manner. We included all employees, whether employed on a full-time or part-time basis. For this purpose and using reasonable estimates, the calculation of annual total compensation of all employees, excluding our Chief Executive Officer, was determined by using the wages and compensation similar to the salary components used to determine Mr. Degner’s total compensation. We chose this method because it is readily available in our existing payroll system, it is determined on a consistent basis for each employee, and because we believe it is a reasonable proxy for total compensation for purposes of determining the median employee. We annualized the compensation for any employee that was not employed by us for all of 2023. Mr. Degner’s compensation was also annualized due to the fact that he was appointed our Chief Executive Officer beginning May 2023. For the total annual compensation of our Chief Executive Officer, we used the “Total Compensation” shown for Mr. Degner in the “Summary Compensation Table” on page 51 of this Proxy Statement.

Following our review, we have determined that for 2023:

•	the median of the annual total compensation of all employees of the Company (other than our Chief Executive Officer) was $185,000;
•	the annual total compensation of our Chief Executive Officer, as reported in the Summary Compensation Table above was $6.2 million; and
•	as a result, we estimate Mr. Degner’s 2023 annual total compensation (annualized) was approximately 35 times that of our median employee.

The above determination is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their comparison to the ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

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Grants of Plan-Based Awards in 2023

The table below shows the plan-based awards granted by the Compensation Committee to the NEOs in 2023. The awards are abbreviated in the table as follows: (i) Annual Cash Incentive Award (ACI); (ii) Matching Award (MA); (iii) Time-Based Restricted Stock (RS); and (iv) Performance-Based Awards (PBA).

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: # of Shares of Stock or Units		Grant Date Fair Value of Stock and Option Awards(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)		(l)
Jeffrey L. Ventura, former CEO
MA	01/31/23									$95,000
Dennis L. Degner
ACI		$450,000	$900,000	$1,800,000
MA	03/24/23							—	(3)	$13,000
MA	07/05/23							—	(3)	$18,346
MA	09/22/23							—	(3)	$17,308
MA	12/29/23							—	(3)	$20,192
RS	03/15/23							65,199	(5)	$1,569,992
PBA	03/15/23				—	87,671	175,342			$2,355,024
Mark S. Scucchi
ACI		$300,000	$600,000	$1,200,000
MA	03/24/23							—	(3)	$13,000
MA	07/05/23							—	(3)	$16,154
MA	09/22/23							—	(3)	$13,846
MA	12/29/23							—	(3)	$16,154
RS	03/15/23							43,189	(5)	$1,039,991
PBA	03/15/23				—	58,075	116,150			$1,559,999
Erin. W. McDowell
ACI		$142,500	$285,000	$570,000
MA	03/24/23							1,278	(3)	$31,273
MA	03/15/23							206	(3)	$4,960
RS	01/31/23							17,186	(5)	$429,994
RS	03/15/23				—	—	—	23,671	(5)	$569,997
Alan W. Farquharson
ACI		$155,625	$311,250	$622,500
MA	01/31/23							1,559	(3)	$39,006
MA	03/15/23							71	(3)	$1,710
RS	03/15/23				—	—	—	37,375	(5)	$899,990

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		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: # of Shares of Stock or Units		Grant Date Fair Value of Stock and Option Awards(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)		(l)
Dori A. Ginn
ACI		$135,000	$270,000	$540,000
MA	01/31/23							1,319	(3)	$33,002
MA	03/15/23							89	(3)	$2,143
RS	03/15/23				—	—	—	33,223	(5)	$800,010
(1)	The Threshold, Target and Maximum dollar amounts for the ACI are shown in columns (c), (d) and (e), respectively, for 2023. The actual Annual Incentive Awards paid under our equity plan and applicable to the 2023 performance period were determined by the Compensation Committee in February 2024. These awards are disclosed as “Non-Equity Incentive Plan Compensation” in column (g) of the Summary Compensation Table for 2023 compensation. The estimated payout amounts reflected in the Grants of Plan-Based Awards Table reflect the amounts that could be paid under the Compensation Committee approved payout ranges for 2023 performance, subject to any changes in salaries of our NEOs. For a detailed description of the performance criteria associated with the Annual Cash Incentives please see the section of this Proxy Statement entitled “Compensation Discussion and Analysis — Elements of Executive Compensation.”
(2)	Performance Units will be paid on 03/15/26 if specified performance goals are met. For a detailed description of our performance shares please see the section of this Proxy Statement entitled “Compensation Discussion and Analysis — Elements of Executive Compensation”.
(3)	These awards are cash or shares of our common stock granted as Matching Awards. The dollar value of Matching Awards granted to each of our NEOs is included in the Summary Compensation Table under column (i) as “All Other Compensation.” When stock awards were granted in January and March 2023, the closing price of our common stock was $25.02 and $24.08. For a detailed description of matching contributions to our Deferred Compensation Plan (which may be paid in cash or stock, at the election of our participating employees) see the section of this Proxy Statement entitled “Non-Qualified Deferred Compensation Plan.” Mr. Ventura, Mr. Scucchi and Mr. Degner chose cash for their matching awards in 2023.
(4)	The grant date fair value are determined in accordance with current accounting guidance. The Time-Based Restricted Stock Awards set forth in the Grants of Plan-Based Awards Table are valued at the closing price of our common stock on the date such awards were approved by the Compensation Committee. PBAs where the performance condition is based on market conditions are valued using a Monte Carlo simulation and assumes a target payout. The Monte Carlo model utilizes multiple input variables that determine the probability of satisfying the market condition stipulated in the award. PBAs where the performance condition is based on internal performance metrics is based on the market value of our common stock on the date of grant and assumes a target payout.
(5)	When RS Awards were granted on January 31, 2023 the closing price of our common stock was $25.02. When RS Awards were granted on March 15, 2023, the closing price of our common stock was $24.08. For a detailed description of RS Awards granted on March 15, 2023 see the section of this Proxy Statement entitled “Compensation Discussion and Analysis – Elements of Executive Compensation.”

During 2023, the Compensation Committee granted the following Time-Based Restricted Stock Awards and Performance-Based Restricted Stock Awards to our NEOs:

	Time-Based Restricted Stock Awards				Performance-Based Restricted Stock
	Date	Fair Value per Share	Shares Granted	Grant Date Fair Value	Date	Grant Price	Fair Value per Share	Shares Granted	Grant Date Fair Value
Dennis L. Degner	03/15/23	$24.08	65,199	$1,569,992	03/15/23	$24.08	$30.37	87,671	$2,355,024
Mark S. Scucchi	03/15/23	$24.08	43,189	$1,039,991	03/15/23	$24.08	$30.37	58,075	$1,559,999
Erin W. McDowell	01/31/23	$25.02	17,186	$429,994	—	$—	$—	—	$—
	03/15/23	$24.08	23,671	$569,997	—	$—	$—	—	$—
Alan W. Farquharson	03/15/23	$24.08	37,375	$899,990	—	$—	$—	—	$—
Dori A. Ginn	03/15/23	$24.08	33,223	$800,010	—	$—	$—	—	$—

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Outstanding Equity Awards at 2023 Fiscal Year-End

The table below reflects each of our NEOs unvested equity grants or long-term equity grants where the performance condition has not been met as of December 31, 2023 on an individual award basis. The market values of “Stock Awards” in column (h) and (j) were determined using the closing price of $30.44 of our common stock on December 31, 2023. Columns (b), (c), (d), (e), and (f) have been deleted from the SEC-prescribed table format because we did not have any such awards outstanding as of December 31, 2023.

	Stock Awards(2)
	Number of Shares or Units of Stock That Have Not Vested #		Market Value of Shares or Units of Stock that Have Not Vested $(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested #(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested $(2)
(a)	(g)		(h)	(i)	(j)
Jeffrey L. Ventura, former CEO				269,639	$8,207,811
				147,743	4,497,297
TOTAL				417,382	$12,705,108
Dennis L. Degner	98,276	(A)(4)	$2,991,521	128,078	$3,898,694
	45,142	(A)(5)	1,374,122	58,587	1,783,388
	65,199	(A)(6)	1,984,658	87,672	2,668,736
TOTAL	208,617		$6,350,301	274,337	$8,350,818
Mark S. Scucchi	99,138	(A)(4)	$3,017,761	129,201	$3,932,878
	45,142	(A)(5)	1,374,122	58,587	1,783,388
	43,189	(A)(6)	1,314,673	58,075	1,767,803
TOTAL	187,469		$5,706,556	245,863	$7,484,069
	33,675	(A)(4)	$1,025,067	—	$—
	19,136	(A)(5)	582,500	—	—
Erin W. McDowell	17,186	(A)(6)	523,142	—	—
	23,671	(A)(6)	720,545	—	—
	1,484	(M)(6)	45,173	—	—
TOTAL	95,152		$2,896,427	—	$—
Alan W. Farquharson	37,375	(A)(3)	$1,137,695	—	$—
	1,630	(M)	49,617	—	—
TOTAL	39,005		$1,187,312	—	$—
Dori A. Ginn	33,223	(A)(3)	$1,011,308	—	$—
	1,408	(M)	49,617	—	—

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	Stock Awards(2)
	Number of Shares or Units of Stock That Have Not Vested #	Market Value of Shares or Units of Stock that Have Not Vested $(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested #(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested $(2)
(a)	(g)	(h)	(i)	(j)
TOTAL	34,631	$1,054,168	—	$—
(1)	Annual Stock Awards (designated as “A” in the table), vesting is generally at the end of three years. We made one grant of Annual Stock to each Named Executive Officer in 2021, 2022 and 2023. Due to his announced retirement, Mr. Ventura did not receive a grant in 2023. Due to her promotion to General Counsel in 2023, Ms. McDowell received two Annual Stock Awards. Annual Stock Awards are listed in chronological order as granted. The treatment of these awards upon a change in control and certain employment termination events is described below under “Potential Payments Upon Termination and Change in Control.” Matching Stock Awards (designed as “M” in the table) vests March 15, 2026 based on their retirement eligible status. Mr. Ventura retired in June 2023. Mr. Farquharson and Ms. Ginn are retirement eligible and have a one year vesting requirement.
(2)	Performance-based restricted stock that will be issued subject to the achievement of certain levels of total shareholder return or internal performance metrics. The amounts shown assume a target payout and are listed in chronological order as granted in 2021, 2022 and 2023. The ultimate payout may be less or more than the amount shown depending on the outcome of the performance criteria and the value of our stock. Mr. Ventura, our former CEO, did not receive a grant in 2023 due to his announced retirement. His 2021 and 2022 grants are shown here because the performance condition has not been satisfied.
(3)	Annual Stock Award vested on March 15, 2024 based on their retirement eligible status.
(4)	Vested on February 2, 2024.
(5)	100% of Annual Stock Awards vests on February 1, 2025.
(6)	100% of Annual Stock Awards vests on March 15, 2026.

As of December 31, 2023, the Time-Based Restricted Stock granted to certain of our NEOs in 2023 has a one year vesting requirement because the NEO qualified, based on age and years of service, for our post-retirement benefit plan which was intended to facilitate our management succession plan. Performance-Based Restricted Stock grants continue to be reported in the Outstanding Equity Awards table above because the performance condition has not been satisfied. However, if an NEO is terminated involuntarily for cause, the Time-Based Restricted Stock would be forfeited by him.

Option Exercises and Stock Vested in 2023

The following table reflects information about the value realized by the NEOs on option award exercises and restricted stock vesting during 2023.

	Option Awards(1)		Stock Awards(2)
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
(a)	(b)	(c)	(d)	(e)
Jeffrey L. Ventura, former CEO	—	$—	897,268	$23,875,285
Dennis L. Degner	—	$—	631,390	$16,654,509
Mark S. Scucchi	—	$—	568,251	$14,989,057
Erin W. McDowell	—	$—	33,838	$827,446
Alan W. Farquharson	—	$—	46,069	$1,120,859
Dori A. Ginn	—	$—	35,961	$874,931
(1)	There were no option awards exercised in 2023.
(2)	The “Stock Awards” included in the vesting amounts shown in this table for Mr. Scucchi and Mr. Degner represent Time-Based Restricted Stock Awards granted during 2020 and Performance-Based Restricted Stock granted during 2020. Mr. Ventura’s, Mr. Farquharson’s, and Ms. Ginn’s vesting amounts represent Time-Based Restricted Stock awards granted during 2022, Matching Awards for 2022, if any and Performance-Based Restricted Stock granted in 2020. Because the Summary Compensation Table reflects the entire value of the “Stock Awards” instead of over the period of time when such awards vest, a significant portion of the dollar amounts shown as realized on vesting is duplicative of the amounts that are shown in the Summary Compensation Table for different periods of time. The value realized upon vesting that is reported above was calculated by multiplying the number of shares that vested during 2023 by the closing price of our common stock on the applicable vesting date. Mr. Ventura’s remaining Performance-Based grants are not included here because the outcome of the performance criteria is not known yet.

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Non-Qualified Deferred Compensation Plan

Generally, our NEOs elect at the time they make their compensation deferrals into the deferred compensation plan whether to receive our matching contribution under such plan in cash or in the form of our common stock. Matching contributions up to 10% of our NEOs base salary paid during the calendar year generally vest at the end of the third-year from when the match is awarded. Separate deferral elections may be made with respect to our NEOs bonus and salary. To the extent that our NEOs elected to receive a Matching Award in common stock, vesting of the Matching Award is reflected as to each respective NEO in the “Options Exercised and Stock Vested” table above. If our NEO qualifies for our post-retirement benefit plan, their Matching Award vests at the end of one year.

Any Time-Based Restricted Stock and Matching Awards are automatically contributed as discretionary contributions to our Deferred Compensation Plan. Therefore, upon the vesting of any such awards, any appreciation or depreciation in value that would otherwise be realized is deferred under the terms of the Deferred Compensation Plan and will be distributed pursuant to the terms of the Deferred Compensation Plan as described below. Beginning in 2023, Time-Based Restricted Stock grants are no longer being contributed to the deferred compensation plan.

The Compensation Committee may elect to make discretionary contributions to our Deferred Compensation Plan on behalf of our NEOs. These contributions may be made in the form of the matching contributions described above. Any such discretionary contributions generally will be subject to vesting and any other terms specified by the Compensation Committee. Beginning in 2021, vesting will generally occur at the end of the third year from when the match was awarded. In addition, our NEOs will become fully vested in the matching contributions upon death or disability (as defined in the Deferred Compensation Plan). Our NEOs will forfeit all discretionary or matching contributions, irrespective of the attainment of age 65, disability or death, if their employment with the Company terminates for gross misconduct or if they engage in unlawful business competition with the Company. As of December 31, 2023, all of our NEOs except Mr. Degner, Mr. Scucchi and Ms. McDowell have a one year vesting requirement.

Amounts contributed to the deferred compensation plan and earnings thereon are contributed to a rabbi trust, which is a grantor trust the assets of which may only be used to pay benefits under the deferred compensation plan or to satisfy the claims of our creditors in the event of our insolvency. Thus, we have set aside the assets to fund the benefits payable under the deferred compensation plan. Our NEOs are entitled to direct the benchmark for returns on their deferred compensation generally in similar investment funds as are offered under our 401(k) Plan. However, Time-Based Restricted Stock Awards and Matching Awards may not be transferred out of our common stock until vesting of such awards.

Benefits under the Deferred Compensation Plan will be paid at the time and form as previously specified by our NEOs in accordance with the requirements of Section 409A of the Code. Such amounts may be paid in the form of a single lump sum payment or annual installments over a period of up to 10 years. Time-Based Restricted Stock Awards and Matching Awards contributed to the Deferred Compensation Plan may be paid in shares of our common stock, with fractional shares in cash at the discretion of the Compensation Committee. Each of our NEOs may change the time and/or form of payment, by making an election with the plan administrator at least one year before the date his/her Deferred Compensation Plan accounts would be paid in accordance with the requirements of Section 409A of the Code. Any such subsequent deferral election must delay our NEOs’ benefit commencement date by at least five years. In addition, the Deferred Compensation Plan permits our NEOs to obtain an earlier distribution in the event of “Hardship,” as defined under the Deferred Compensation Plan.

NON-QUALIFIED DEFERRED COMPENSATION

	Registrant Contributions in Last FY(1)		Aggregate Earnings in Last FY(2)		Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE
Name	(c)		(d)		(e)	(f)
Jeffrey L. Ventura, former CEO	$—		$313,372	(3)	$—	$—
	95,000	(5)	3,657,884	(4)	(19,256,143)	—
TOTAL	$95,000		$3,971,256		$(19,256,143)	$12,207,307
Dennis L. Degner	$—		$178,888	(3)	$—	$—
	68,846	(5)	2,059,495	(4)	(5,523,415)	—
TOTAL	$68,846		$2,238,383		$(5,523,415)	$9,619,727
Mark S. Scucchi	$—		$115,054	(3)	$—	$—
	59,154	(5)	1,390,499	(4)	(7,586,023)	—
TOTAL	$59,154		$1,505,553		$(7,586,023)	$4,809,411
Erin W. McDowell	$—		$41,909	(3)	$—	$—
	36,233	(5)	481,795	(4)	(2,216,365)	—
TOTAL	$36,233		$523,704		$(2,216,365)	$1,852,650

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	Registrant Contributions in Last FY(1)		Aggregate Earnings in Last FY(2)		Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE
Name	(c)		(d)		(e)	(f)
Alan W. Farquharson	$—		$108,849	(3)	$—	$—
	40,716	(5)	1,556,093	(4)	(8,728,152)	—
TOTAL	$40,716		$1,664,942		$(8,728,152)	$5,040,165
Dori A. Ginn	$—		$78,365	(3)	$—	$—
	35,145	(5)	1,477,856	(4)	(5,921,480)	—
TOTAL	$35,145		$1,556,221		$(5,921,480)	$3,853,202
(1)	Column (c) reflects the value of contributed by us as Matching Awards. Matching Awards can be in cash or common stock.
(2)	The earnings/(losses) from each of our NEOs’ deferred compensation plan account shown in column (d) represents the cash earnings or appreciation/depreciation in market value from the investment funds and our common stock which our NEOs invest in under the deferred compensation plan. Because our NEOs’ deferred compensation plan accounts have significant investments in our common stock, the plan earnings each year for each of our NEOs are significantly impacted by the change in our common stock price during that period. The amounts of the appreciation or depreciation in our common stock held in the Deferred Compensation Plan accounts for each NEO is segregated in the table for reference purposes.
(3)	Earnings/(losses) from appreciation/depreciation in market value, dividends and interest from mutual funds selected by each of our NEOs.
(4)	These amounts reflect appreciation in the value of our common stock held in the Deferred Compensation Plan accounts. As of December 31, 2023, the following numbers of shares of our common stock were held in our NEOs’ deferred compensation plan accounts – 299,154 shares by Mr. Degner; 144,280 shares by Mr. Scucchi; 56,676 shares by Ms. McDowell; 159,525 shares by Mr. Farquharson; and 60,806 shares by Ms. Ginn.
(5)	Generally, our NEOs elect, at the time they make their compensation deferral elections under the Deferred Compensation Plan for the coming calendar year, whether to receive their matching contribution under such plan in cash or in the form of our common stock. During 2023, all our NEOs elected Matching Awards. The dollar equivalent value of the Matching Awards is shown in column (c) of the table. Matching Awards generally vest at the end of a three-year period beginning with the year such awards were contributed to our deferred compensation plan. These amounts are shown in column (l) of the Grants of Plan-Based Awards Table and are included as “All Other Compensation” in the Summary Compensation Table. As of the end of 2023, certain of our NEOs qualified for our post-retirement health care benefit and therefore, have a one year vesting requirement.

Voluntary contributions to our Deferred Compensation Plan by our NEOs from salary, bonus and cash incentive awards from prior years have been reported in the Summary Compensation Tables for such prior years. Mr. Degner began participating in 2014; Mr. Scucchi in 2012; Ms. McDowell in 2020; Mr. Farquharson in 1999 and Ms. Ginn in 2003.

Matching Awards are reflected in the Summary Compensation Table (as “All Other Compensation”) during the year such awards are contributed to our deferred compensation plan, although such awards are subject to future vesting. Matching Awards are valued at the grant date fair value in accordance with current accounting guidance.

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The table below shows the investment funds available under our 401(k) Plan and our Deferred Compensation Plan (other than our common stock) and their annual rate of return for the calendar year ended December 31, 2023, as reported by the administrator of the plan.

	Rate of Return
	401(k) Plan	Deferred Compensation Plan
BlackRock Global Allocation Fund, Inc. – Institutional Class	12.80%	—
BNY Mellon Natural Resources	1.91%	—
Deutsche Real Estate Securities Fund R6	12.44%	—
Goldman Sachs Emerging Market Equity Insights Fund	12.98%	—
J Hancock Disciplined Value Mid Cap I Fund	16.77%	—
Janus Henderson Enterprise Fund Class N	18.10%	—
Janus Enterprise Fund Class T	—	17.81%
MFS Growth Fund Class R6	36.25%	—
MFS International Diversification Fund Class R6	14.44%	—
PIMCO International Bond Fund	9.49%	—
PIMCO Income Fund Institutional Class	9.32%	9.32%
PIMCO Real Return Fund – Institutional Class	3.74%	3.74%
PGIM Total Return - Bond Fund Class R6	7.32%	—
T. Rowe Price International Discovery Fund	13.32%	13.32%
T. Rowe Price Retirement Balance Investor	11.54%	—
T. Rowe Price Retirement 2020 Trust Income E	13.70%	—
T. Rowe Price Retirement 2005 Fund	12.01%	—
T. Rowe Price Retirement 2010 Fund	12.60%	—
T. Rowe Price Retirement 2015 Fund	13.20%	—
T. Rowe Price Retirement 2020 Fund	13.70%	—
T. Rowe Price Retirement 2025 Fund	14.81%	—
T. Rowe Price Retirement Trust Income E	14.81%	—
T. Rowe Price Retirement 2030 Fund	16.64%	—
T. Rowe Price Retirement 2035 Fund	18.51%	—
T. Rowe Price Retirement 2040 Fund	20.00%	—
T. Rowe Price Retirement 2045 Fund	20.92%	—
T. Rowe Price Retirement 2050 Fund	21.20%	—
T. Rowe Price Retirement 2055 Fund	21.31%	—
T. Rowe Price Retirement 2060 Fund	21.25%	—
T. Rowe Price Retirement 2065 Fund	21.29%	—
T. Rowe Price Stable Value Fund	2.55%	—
Undiscovered Managers Behavioral Value Fund Class R6	14.57%	—
Vanguard Equity Income Investor Shares	7.76%	7.76%
Vanguard Institutional Index	26.24%	—
Vanguard Mid-Cap Index Admiral	15.98%	15.98%
Vanguard REIT Index Admiral	11.81%	—
Vanguard Small Cap Index Admiral	18.20%	18.20%
Vanguard Total International Stock Index Admiral	15.48%	15.48%
Vanguard Total Bond Index Admiral	5.70%	—
Vanguard Treasury Money Market	5.05%	—
BlackRock Liquidity Fed Fund	—	5.01%
BlackRock Global Allocation Fund Investor A	—	12.62%

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	Rate of Return
	401(k) Plan	Deferred Compensation Plan
Calamos Growth & Income Fund – Class A	—	20.64%
Cohen & Steers Real Estate Securities Fund	—	13.23%
Diamond Hill Large Cap Fund	—	13.78%
First Eagle Gold A	—	7.26%
Goldman Sachs Emerging Markets Equity Insights International	—	12.96%
Guggenheim Total Return Bond Fund	—	7.43%
J. Hancock Disciplined Value Mid Cap A Fund	—	16.77%
Nuveen Small Corp Value Fund Class R6	—	12.02%
Invesco Oppenheimer Global Fund Class R6	—	34.48%
PIMCO International Bond Fund Class Small	—	9.49%
Schwab International Core Energy Equity Fund	—	19.95%
T. Rowe Price Institutional Large-Cap Growth	—	46.21%
T. Rowe Price Integrated U.S. Small-Cap Growth Equity Fund –I Class	21.35%	21.35%
Vanguard 500 Index FD Admiral	—	26.24%

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Potential Payments upon Termination and Change in Control

There are no employment agreements currently in effect between us and any of our NEOs. Our NEOs are not covered under any general severance plan. In the event any NEO terminates employment, any severance benefits payable would be determined by the Compensation Committee in its discretion, unless termination occurred following a Change in Control, in which case severance may be payable pursuant to our Management CIC Plan.

Under the Management CIC Plan members of our Management Group, including our NEOs, may be entitled to receive certain payments and benefits if there is a Change in Control and a member of the Management Group is terminated other than for Cause or resigns for Good Reason (each an “Involuntary Termination” with individual terms defined below). These potential severance payments are considered “double-trigger” change in control arrangements, as a termination alone, or a Change in Control alone, will not result in severance payments becoming due; the termination of employment and the Change in Control event must occur together prior to amounts becoming due under the Management CIC Plan. Specifically under our Management CIC Plan, if a member of our Management Group leaves the Company as a result of an Involuntary Termination during the Protection Period, the participant will receive (a) a lump sum cash payment equal to (i) such person’s Benefit Multiple (which is set forth in the table below with respect to our NEOs) multiplied by (ii) the sum of (A) the participant’s Base Salary (as defined below) plus (B) the participant’s Bonus or Target Bonus, whichever is greater, plus a prorated Bonus payment for the year of Involuntary Termination (collectively, the “Cash Payment”), and (b) for a period of years equal to the participant’s Benefit Multiple (but not beyond the end of the second calendar year following the year in which the Involuntary Termination occurred), continued participation in any medical, dental, life, disability or any other insurance arrangement for the benefit of the participant (and his/her spouse and eligible children, if applicable) in which such person(s) were participating immediately prior to the date of the participant’s Involuntary Termination, or, if greater, the occurrence of the Change in Control (the “Continued Benefits”).

The Cash Payment will be paid as soon as practicable following a member of our Management Group’s termination, and in all events not later than March 15 of the year following the year of termination, unless payment is required to be delayed for six months from the date of termination to prevent additional tax under Section 409A of the Code. Further, the receipt of Continued Benefits is conditioned on the member of our Management Group paying to our Company the same premium amount for such benefits as such participant was required to pay prior to his or her termination, and the Continued Benefits will be limited and reduced to the extent that comparable coverage that does not result in greater out-of-pocket expenses to such participant is provided or available to such participant. Our Management CIC Plan does not provide for any Cash Payments or Continued Benefits in the event a member of our Management Group is terminated due to death or Disability (as defined below). A discussion of the Benefit Multiple selected for each of our NEOs can be found below.

Our Management CIC Plan also provides that, upon a Change in Control, all non-vested long-term equity incentive awards held by members of our Management Group, including our NEOs, will vest. In addition, any long-term equity-incentive awards that vest and that provide for exercise by the participant will remain exercisable following an Involuntary Termination or any termination due to death or Disability on or after a Change in Control for the lesser of (i) the remaining term of the award or (ii) one year following the latest to occur of (A) the participant’s termination of employment, (B) in the event of a termination of employment in anticipation of a Change in Control, the actual occurrence of or consummation of such Change in Control, or (C) in the event of a Change in Control as a result of approval by the stockholders of our Company of a reorganization, merger, consolidation or other disposition of all or substantially all of our assets or an acquisition of the assets or stock of another corporation, the consummation of such transaction. Following a termination of employment that is not an Involuntary Termination or a termination due to death or disability, other than a termination for Cause, any long-term equity-incentive award that vests and that provides for exercise by the participant will be exercisable for the lesser of (i) the remaining term of the award or (ii) 30 days following such termination of employment. Upon a termination of employment for Cause, any long-term equity-incentive awards will terminate and no longer be exercisable at the time of a final determination that Cause exists.

In connection with the delivery of the Cash Payments under our Management CIC Plan, each member of our Management Group is required to execute and deliver to us a release that generally releases and discharges our Company (and its related entities and agents) from any and all claims (with certain limited exceptions) existing at any time prior to execution of the release. Our Management CIC Plan also contains non-disparagement provisions pursuant to which each member of our Management Group and our Company have agreed not to disparage one another during the term of such person’s employment and thereafter. Violation of the non-disparagement provisions entitles the wronged party to complete relief including injunctive relief, damages, and/or termination or return of payments made under our Management CIC Plan.

The Management CIC Plan also provides for the payment of a tax-gross up to members of our Management Group, including our NEOs, in the event that Change in Control Payments would result in excess parachute payments under Section 280G of the Code. This tax gross-up has been eliminated for employees who become an officer of the Company after November 2014. All of our NEOs were officers of the Company in 2014, except Ms. McDowell who became an officer in 2019. Beginning in 2022, the Compensation Committee made a decision to have a “best net” policy for employees who become an officer after November 2014 in the event of a Change in Control. Under a “best net” policy, in the event that benefit is provided, when aggregated with any other payments or benefits received by the covered executive, would constitute a “parachute payment” and would be subject to excise tax imposed by Section 4999 of the Code, the aggregate benefits will be delivered in full or delivered in a lesser amount that would result in no portion of the aggregate benefits being subject to the excise tax, whichever results in the receipt by the executive of the greatest amount of aggregate benefits on an after-tax basis.

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For purposes of our Management CIC Plan, the following terms have been assigned the meanings set forth below:

i	“Change in Control” means (A) a person or group of persons becomes the beneficial owner of 35% or more of the then outstanding shares of our common stock or the combined voting power of the outstanding securities of our Company that are eligible to vote in the election of our Board of Directors, (B) a majority of the members of our Board of Directors is replaced by directors who were not endorsed by a majority of the board members prior to their appointment, (C) the consummation of a reorganization, merger, consolidation, or other disposition of all or substantially all of our assets or an acquisition of the assets of another corporation, unless, immediately following the consummation of such transaction, (1) the Company’s stockholders immediately prior to such transaction own more than 50% of the company resulting from such transaction and exercise more than 50% of the resulting company’s combined voting power in substantially the same proportions as their ownership of the stock of the Company and the Company’s voting securities immediately prior to such a reorganization, merger, consolidation, or other disposition, (2) no person (other than certain entities related to the Company) or group of persons becomes the beneficial owner of 35% or more of either the outstanding shares of common stock of the Company resulting from such a transaction or the resulting Company’s combined voting power and (3) the individuals who were directors of the Company constitute at least a majority of the resulting company’s board of directors, or (D) a liquidation or dissolution of the Company. In the event a member of our Management Group is terminated without Cause or for Good Reason in anticipation of a Change in Control and a Change in Control actually occurs, a Change in Control shall be deemed to have occurred on the date immediately prior to such person’s termination;
ii	“Cause” means (A) an act of dishonesty that constitutes a felony, or (B) an act that results or that is intended to result in gain to or personal enrichment of the member of our Management Group at our expense;
iii	“Good Reason” means, without a person’s consent, (A) material diminution of the duties, authority or responsibilities of the person, (B) material reduction of such person’s Base Salary or Bonus (defined to mean a reduction of at least 10%); or, (C) a change in such person’s principal place of employment, without consent, to a location more than 30 miles from the principal place of employment prior to the Change in Control;
iv	“Protection Period” means, generally, the period beginning on the date of the occurrence of a Change in Control and ending on the last day of the twenty-fourth full calendar month following the calendar month in which the Change in Control occurred;
v	“Base Salary” means the annual gross rate of pay, including vacation and holiday pay, sick leave compensation, and any amounts reduced and contributed to an employee benefit plan of our Company in effect immediately prior to the member’s termination date or the occurrence of the Change in Control, but does not include any bonus, incentive pay, overtime, auto or travel allowance, or any other benefits or special allowances.
vi	“Bonus” means the higher of (1) the average annual bonus awards paid to the member of our Management Group for the three prior fiscal years immediately prior to (A) the member’s termination date or, if greater (B) the occurrence of the Change in Control; or (2) the average bonus for the three fiscal years prior to the most recently ended fiscal year if annual bonuses for the most recently ended fiscal year have not been paid or awarded.
vii	“Disability” means a member of our Management Group (A) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of 12 months; or, (B) is, by reason of such a physical or mental impairment, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering our employees.
viii	Benefit Multiple. The Compensation Committee determined the “benefit multiple” applicable to the NEOs based on the payment multiples for comparable positions with the companies in the Peer Group. The three times multiple selected for our CEO is the dominant multiple used by members of the Peer Group for comparable positions. Similarly, the “benefit multiples” for our other corporate officers were set at two times. In early 2020, the benefit multiples for senior vice presidents were set at three times.
ix	Tax Reimbursement. The Management CIC Plan included a tax gross up provision which provides for the payment to participants if amounts payable under the Management CIC Plan or payable pursuant to other arrangements between the participant and the Company (the “Change in Control Payments”) would result in excess parachute payments under Section 280G of the Code and entitles the participant to receive an amount equal to (i) any excise tax that would be imposed under Section 4999 of the Code (the “4999 Excise Tax”) with respect to the Change in Control Payments, (ii) federal, state, and local taxes applicable to payment of the 4999 Excise Tax and (iii) any additional 4999 Excise Tax amounts that are assessed by reason of payment of the tax payments. The Committee recognized that tax gross ups are disfavored and the Committee re-evaluated whether to limit or eliminate the gross up provision. After consulting with our compensation consultants regarding the effect of the change to add performance-based shares as a substantial part of the equity awards to executives and the fact that the use of performance-based shares creates a potential for the senior executives to incur significant 4999 Excise Tax where prior to the use of performance–based shares there would have been no 4999 Excise Tax liability, the Committee determined to eliminate the rights under the gross up provision for any employee who becomes an officer after November 2014. See also discussion above for the change to “best net” policy.

The following table reflects the estimated payments due to each of our NEOs as of December 31, 2023, assuming, as applicable, that a Change in Control occurred and each of our NEOs were terminated without Cause effective December 31, 2023. For these purposes, our common stock price was assumed to be $30.44 which was the closing price of our common stock on December 31, 2023. The amounts below have been calculated using assumptions that we believe are reasonable. For purposes of the Section 280G calculation, it is assumed that no amounts will be treated as attributable to reasonable compensation and no value will be attributed to our NEO executing a non-compete agreement. The amount of the 4999 Excise Tax gross-up, if any, will change based upon when the NEO’s employment with our Company is actually terminated because the amount of compensation subject to Section 280G of the Code will change. Any actual payments that may be made pursuant to the arrangements described above are dependent on various factors, which may or may not exist at the time a Change in Control actually occurs and any of our NEOs are actually terminated.

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	Potential Change in Control Payments
	Benefit Multiple	Cash Payments(1)	Value of Accelerated Awards(2)	Value of Benefits(3)	Potential Excise Tax Gross Up(4)		Total
Jeffrey L. Ventura, former CEO	3X	$—	$—	$—	$	N/A	$—
Dennis L. Degner	3X	$4,950,000	$16,271,937	$88,332		$5,427,188	$26,737,457
Mark S. Scucchi	3X	$3,675,000	$14,751,336	$80,786		$3,960,385	$22,467,507
Erin W. McDowell	3X	$1,995,000	$2,506,601	$67,475	$	N/A	$4,569,076
Alan W. Farquharson	3X	$2,354,250	$910,007	$63,560	$	N/A	$3,327,818
Dori A. Ginn	3X	$2,011,500	$807,659	$60,528	$	N/A	$2,879,687

(1)	Represents cash payments equal to Base Salary and Bonus, determined as of December 31, 2023, multiplied by the applicable Benefit Multiple. Such calculation averages the higher of (1) the prior three bonuses paid as of December 31, 2023 which would be for the years 2020, 2021 and 2022 or (2) the target bonus as of December 31, 2023.
(2)	Represents the value of unvested Time-Based Restricted Stock Awards and Matching Awards granted under any of our benefit plans vesting upon a Change in Control as of December 31, 2023, at the 2023 year end price of the common stock of $30.44. Performance shares based on TSR assumes payout of 140% of target for shares granted in 2021, and 100% of target for shares granted in 2022 and 100% of target for shares granted in 2023. Performance shares based on an internal metrics are assumed to pay out at 126% for shares granted in 2021, 100% for shares granted in 2022 and 100% for shares granted in 2023. These awards are accelerated in connection with a Change in Control where either the NEO was terminated without cause or is not terminated. Also includes, to the extent applicable, a cash match for Mr. Degner ($119,000) and Mr. Scucchi ($109,000) and Ms. McDowell ($28,000). Mr. Farquharson and Ms. Ginn are 65 years of age and therefore their equity grants are assumed fully vested.
(3)	Represents the value of the continuation of medical, dental, life, disability, and other insurance benefits for a period of one year multiplied by the applicable Benefit Multiple assuming a 5% increase per year terminating at the end of the second calendar year following the year of termination.
(4)	Represents the amount of 4999 Excise Tax gross-up payment necessary to the extent certain of our NEO’s receiving the total Change in Control payments triggers the golden parachute excise tax provisions. See additional discussion on page 66 regarding our “best net” policy.

Our employees who are not covered by our Management CIC Plan (the “Employee Group”) may be entitled to receive certain change in control payments under the Range Resources Corporation Amended and Restated Employee Change in Control Severance Benefit Plan (the “Employee CIC Plan”) upon an involuntary termination of employment by us for other than Cause or if an employee resigns for Good Reason. If any employee in the Employee Group is terminated by us, other than for Cause or resigns for Good Reason, within the Protection Period, the employee will receive a lump sum payment (the “Employee Payment”) equal to one-half of the sum of his or her Base Salary and three year average of Bonus. The same definitions used in our Management CIC Plan are used in our Employee CIC Plan.

Our deferred compensation plan does provide for tax gross-up payments in certain limited circumstances. Specifically, a tax gross-up may be payable if all or a portion of a participant’s deferred compensation plan account is paid prior to the date the participant otherwise elected to receive such payment (without the consent of the participant or his or her beneficiary) as a result of (i) the participant’s termination of employment within 24 months of a Change in Control, (ii) the amendment of our deferred compensation plan in connection with a Change in Control, or (iii) the termination of our deferred compensation plan in connection with a Change in Control.

The participant will be entitled to a gross-up with respect to any portion of such payments that are subject to Section 409A of the Code. The balance of the accounts of our NEOs under the Deferred Compensation Plan as of December 31, 2023 is set forth in column (f) of the Non-Qualified Deferred Compensation Table.

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Other Post-Employment Payments

Upon the death, disability (which definition is the same as the definition under the Management CIC Plan) or retirement of a NEO or any other employee, certain unvested Time-Based Stock Awards and Performance-Based Stock Awards vest under the terms of the award grant. Upon Disability, all employees are covered under a group compensation continuation plan. The group disability coverage provides for compensation continuance of 60% of an employee’s salary and bonus up to a maximum of $180,000 per year until his or her 65th birthday. All of our NEOs are also covered under supplemental individual executive disability policies. Coverage under these supplemental policies provides monthly cash payments until age 65. The executive disability coverage premium is shown as a perquisite in the Summary Compensation Table in column (i) “All Other Compensation.” The following table summarizes the value of the compensation continuation which would be available to each NEO assuming that they became disabled as of December 31, 2023 under the policies currently in effect until he or she attained the age of 65 years old. The table also summarizes the value of the Time-Based Restricted Stock Awards, Performance-Based Restricted Stock Awards and Matching Awards which would vest upon the death/disability, retirement or involuntary termination assuming that such events occurred on December 31, 2023 based on the value of the Company’s common stock on that date of $30.44. Retirement is defined as age of 55 plus 10 years of service or age of 65 plus 5 years of service.

	Death/Disability	Normal Retirement(2)	Involuntary Termination
Jeffrey L. Ventura, former CEO
Time-Based Restricted Stock	$—	$9,083,187	$—
Performance-Based Restricted Stock		14,244,123	—
Disability Payments(1)	—	—	—
Cash Deferred Compensation Match	—	282,307	—
Health and Welfare Benefits	—	—	—
TOTAL	$—	$23,609,616	$—
Dennis L. Degner
Time-Based Restricted Stock	$6,434,790	$—	$—
Performance-Based Restricted Stock	9,046,020	—	9,718,492
Disability Payments(1)	19,547,350	—	—
Cash Deferred Compensation Match	118,654	—	—
TOTAL	$35,146,814	$—	$9,718,492
Mark S. Scucchi
Time-Based Restricted Stock	$5,786,186	$—	$—
Performance-Based Restricted Stock	8,177,838	—	8,856,198
Disability Payments(1)	26,687,400	—	—
Cash Deferred Compensation Match	108,962	—	—
TOTAL	$40,760,376	$—	$8,856,198
Erin W. McDowell
Time-Based Restricted Stock	$2,478,292	$—	$—
Performance-Based Restricted Stock	—	—	—
Disability Payments(1)	14,577,645	—	—
Health and Welfare Benefits	28,309	—	—
TOTAL	$17,084,246	$—	$—
Alan W. Farquharson
Time-Based Restricted Stock	$910,007	$4,847,624	$299,168
Performance-Based Restricted Stock	—	—	—
Disability Payments(1)	—	—	—
Health and Welfare Benefits	—	—	—
TOTAL	$910,007	$4,847,624	$299,168

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	Death/Disability	Normal Retirement(2)	Involuntary Termination
Dori A. Ginn
Time-Based Restricted Stock	$807,659	$3,648,206	$265,620
Performance-Based Restricted Stock	—	—	—
Disability Payments(1)	—	—	—
Health and Welfare Benefits	—	—	—
TOTAL	$807,659	$3,648,206	$265,620

(1)	Represents payments through supplemental disability policies in the event of disability. Not payable in the event of death. As of December 31, 2023, Mr. Farquharson and Ms. Ginn are at least 65 years old.
(2)	Mr. Degner, Mr. Scucchi and Ms. McDowell are not retirement eligible. For Mr. Ventura, the amounts shown reflect compensation payable to him in connection with his retirement in June 2023.

Equity Compensation Plan Information

The following table reflects information regarding equity compensation awards outstanding and available for future grants as of December 31, 2023 and March 21, 2024, segregated between equity compensation plans approved by our stockholders and equity compensation plans not approved by our stockholders(1):

Plan Category	Date	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(c)
Equity compensation plans	12/31/23	4,351,102(2)	$18.51	7,759,110(4)
approved by security holders	3/21/24	3,727,590(3)	$25.67	6,046,101(4)
Equity compensation plans not	12/31/23	N/A	N/A	N/A
approved by security holders(5)	3/21/24	N/A	N/A	N/A

(1)	Includes shares reserved to be issued pursuant to restricted stock and performance-based stock awards. Shares for performance-based stock awards are included assuming target payout, but may be paid out at more or lesser amounts, or not at all, according to achievement of performance goals.
(2)	Includes approximately 3.4 million shares related to restricted stock and 938,000 shares representing the target number of performance units that may be earned, assuming the target payout level is achieved.
(3)	Includes approximately 3.1 million shares related to restricted stock and 665,000 shares representing the target number of performance units that may be earned, assuming the target payout level is achieved.
(4)	Reflects shares available for issuance under both of our equity based compensation plans for awards of restricted stock or performance based units.
(5)	There are no equity compensation plans, as defined by the NYSE, which have not been approved by our stockholders.

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PROPOSAL 3    APPROVAL OF AN AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION TO PROVIDE FOR OFFICER EXCULPATION

The Board is asking stockholders to consider and vote upon a proposal to approve an amendment (the “Exculpation Amendment”) to our Restated Certificate of Incorporation to reflect current Delaware corporate law provisions permitting the exculpation of certain officers. Section 102(b)(7) of the General Corporation Law of the State of Delaware (“DGCL”) was amended, effective August 1, 2022, to enable a Delaware corporation to limit the liability of certain of its officers in limited circumstances. Given this change to the DGCL, the Board approved and declared advisable the Exculpation Amendment to amend a provision of our Restated Certificate of Incorporation to limit the liability of certain of the Company’s officers to the fullest extent permitted under the DGCL. The Exculpation Amendment would amend our Restated Certificate of Incorporation’s existing provision regarding the exculpation of our directors to reflect the permitted Delaware corporate law provisions regarding similar exculpation of officers and, after giving effect to such amendment, would then read as follows:

“EIGHTH: No director or officer of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability (i) for any breach of the director’s or officer’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) regarding any director, under Section 174 of the Delaware General Corporation Law, (iv) for any transaction from which the director or officer derived an improper personal benefit, or (v) regarding any officer, in any action by or in the right of the Corporation. In addition to the circumstances in which a director or officer of the Corporation is not liable as set forth in the preceding sentence, a director or officer of the Corporation shall not be liable to the fullest extent permitted by any amendments to the Delaware General Corporation Law hereafter enacted that further limits or permits the Corporation to limit or eliminate the liability of a director or officer. Any repeal or modification of this Article EIGHTH shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.”

The Board recognizes that the change to DGCL Section 102(b)(7) was intended to remedy potential inconsistent treatment between directors and officers and to address rising insurance costs and litigation costs for stockholders. The Company’s directors have long been protected by such an exculpation provision. The Board believes it is necessary to extend this exculpation protection to officers to the fullest extent permitted by the DGCL and, that by including the officer exculpation provision as set forth in the Exculpation Amendment, the Company will be better able to attract and retain experienced and qualified corporate officers. The Board believes that in the absence of such protection, qualified officers might be deterred from serving as officers of the Company due to exposure to personal liability and the risk that substantial expense may be incurred in defending lawsuits, regardless of merit. Given such risks, the Board believes that the Exculpation Amendment will enable the covered officers to continue exercising their business judgment on the Company’s behalf without risking personal liability for unintentional outcomes. Further, the Board believes that the Exculpation Amendment would not have a negative impact on stockholder rights, particularly considering the narrow class and type of claims for which officers’ liability would be exculpated, thereby providing a reasonable and appropriate balance between stockholder and Company interests. Accordingly, the Board unanimously recommends that stockholders vote “FOR” this proposal.

Key Features of the Amendment

The Exculpation Amendment would allow for the exculpation of certain officers of the Company only in connection with direct claims brought by stockholders, including class actions, but would not eliminate such officers’ monetary liability for breach of fiduciary duty claims brought by the Company itself or for derivative claims brought by stockholders in the name of the Company. As is currently the case regarding the directors of the Company, the Exculpation Amendment would also not limit the liability of officers for (i) any breach of the duty of loyalty to the Company or its stockholders, (ii) any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, and (iii) any transaction from which the officer derived an improper personal benefit.

Stockholder Approval

The Exculpation Amendment requires the affirmative vote of holders of a majority of the shares of common stock outstanding and entitled to vote as of the record date. If the necessary stockholder vote is obtained, we intend to file the Exculpation Amendment, in the form attached to this Proxy Statement as Annex B, with the Delaware Secretary of State as soon as practicable after the Annual Meeting. The Exculpation Amendment will become effective upon filing with the Delaware Secretary of State.

Attached to this Proxy Statement as Annex C is a copy of the currently existing Article EIGHT of the Company’s Restated Certificate of Incorporation reflecting the proposed additions and deletions to such language.

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Required Vote and Recommendation

This Proposal No. 3 is considered a “non-discretionary” item. Therefore, absent express instruction from the beneficial owner, a bank, broker or other nominee would not be permitted to vote shares regarding this item. As a result, any abstention from voting on this proposal would be the same as voting against it.

FOR	The Board of Directors recommends a vote FOR Proposal 3

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PROPOSAL 4    RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors has appointed Ernst & Young LLP as the independent registered public accounting firm to audit our consolidated financial statements as of and for the fiscal year ending December 31, 2024 and our internal controls over financial reporting for the same period. Our Board of Directors has ratified the selection. From fiscal years 2003 through 2023, Ernst & Young LLP has served as our independent registered public accounting firm and also provided certain tax and other services. Representatives of Ernst & Young LLP are expected to be present at the 2024 Annual Meeting and will have the opportunity to address the stockholders at the Meeting if they desire to do so. Such representatives are also expected to be available to respond to appropriate questions.

Required Vote and Recommendation

The affirmative vote of a majority of the shares of our common stock represented at the Meeting in person or by proxy and entitled to vote on the proposal at the Meeting is required for the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2024. Abstentions have the effect of negative votes on this proposal. If the appointment is not ratified, our Audit Committee will consider whether it should select another independent registered public accounting firm.

FOR	The Board of Directors recommends a vote FOR Proposal 4

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Report of the Audit Committee

The Audit Committee of the Board of Directors oversees the company’s financial reporting on behalf of the Board. Management is responsible for the system of internal controls and for preparing financial statements. Ernst & Young LLP, the company’s independent registered public accountants, are responsible for expressing an opinion on the effectiveness of internal controls over financial reporting and the fair presentation of the financial statements in conformity with generally accepted accounting principles. The Audit Committee is composed of independent directors and operates in accordance with a charter approved by the Board of Directors, which is available at www.rangeresources.com. The charter sets forth the Audit Committee’s responsibilities, which are summarized under “Board Committees” on page 25. The committee reviews its charter annually and, when appropriate, makes recommendations for changes to the Board.

2023 Actions of the Audit Committee

The Audit Committee met six times during 2023 and met in executive session after each of those meetings. At these meetings, the Audit Committee met with internal audit personnel and the independent auditor with and without management present.

During 2023, the Audit Committee met with management, Ernst & Young LLP and internal auditors and among other things:

•	reviewed and discussed with management and Ernst & Young LLP, our audited financial statements included in our Annual Report on Form 10-K and quarterly unaudited financial statements included in quarterly reports on Form 10-Q prior to filing with the SEC;
•	discussed with management and Ernst & Young LLP, accounting policies and management’s application of those policies as they relate to the Company’s financial results, significant judgments inherent in the financial statements, disclosures, and other matters required by generally accepted auditing standards;
•	discussed with Ernst & Young LLP all matters and communications required to be discussed by applicable Public Company Accounting Oversight Board (“PCAOB”) standards, including matters related to independence, received the written disclosures and the letter from Ernst & Young LLP required by the PCAOB regarding their independence and “critical audit matters” identified by Ernst & Young LLP arising from the audit of the Company’s financial statements;
•	reviewed and discussed with management the processes undertaken to evaluate the accuracy and fair presentation of our consolidated financial statements and the effectiveness of our systems of disclosure controls and procedures and internal control over financial reporting;
•	reviewed and discussed with management, the internal auditor, and Ernst & Young LLP, management’s assessment of the effectiveness of our internal control over financial reporting and Ernst & Young LLP’s opinion about the effectiveness of our internal control over financial reporting;
•	reviewed and discussed matters related to risk, risk controls and compliance and inquired about significant financial risk exposures, assessed the steps management is taking to mitigate these risks, and reviewed our policies for risk assessment and risk management;
•	reviewed and assessed the overall adequacy and effectiveness of our legal, regulatory and ethical compliance programs, including concerns raised on the company’s whistleblower reporting system;
•	reviewed our tax strategies and the implications of tax law changes; and
•	reviewed with the general counsel regulatory and legal matters that may have a material impact on the consolidated financial statements or internal control over financial reporting.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of auditing or accounting, including in respect of independent registered public accounting firm independence. Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent registered public accounting firm. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of our financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with the standards of the Public Company Accounting Oversight Board (United States) or that Ernst & Young LLP is, in fact, “independent.”

Assessment of Independent Registered Public Accountants

The Audit Committee reviews the scope of and overall plans for the annual audit and negotiates fees and approves the other terms of Ernst & Young LLP’s engagement letter. The Audit Committee also oversees the periodic required rotation of the lead audit partner, as required by SEC rules, and is directly involved in the selection of such partner. The Audit Committee reviews and pre-approves the fees of the independent auditor for audit, audit-related, tax and permissible non-audit services.

The Audit Committee discussed with Ernst & Young LLP their independence from management and the company and considered the compatibility of all non-audit services with the auditors’ independence. The Audit Committee also assessed the qualifications and performance of Ernst & Young LLP in determining whether to retain them. In conducting this assessment, the Audit Committee considered, among other things: information relating to audit effectiveness, including the results of PCAOB inspection reports; the depth and expertise of the audit team, including their demonstrated understanding of the company’s businesses, significant accounting practices, and system of internal control over financial reporting; the quality and candor of Ernst & Young LLP’s communications with the Audit Committee and management; the accessibility, responsiveness, technical competence, and professionalism of the lead audit partner and other members of the audit team assigned to our account; the impact to the Company of changing auditors; the appropriateness of Ernst & Young LLP’s fees; and Ernst & Young LLP’s ability to employ professional skepticism, objectivity, integrity, and trustworthiness.

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The Audit Committee reviewed the audited December 31, 2023 financial statements of the Company with management and the independent registered public accountants. Management represented to the committee that the financial statements were prepared in accordance with generally accepted accounting principles. In reliance on the reviews and discussions with management and the independent registered public accountants, the Audit Committee recommended to the Board of Directors, and the Board approved, the inclusion of the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC. Based on its assessment and review as described in this report, the Audit Committee has determined that selecting Ernst & Young LLP as independent registered public accountants for 2024 is in the best interest of Range and its stockholders. The Board has unanimously proposed that the stockholders ratify this selection at the Annual Meeting.

Committee Members
Brenda A. Cline, Chair
Margaret K. Dorman
Greg G. Maxwell

The Report of the Audit Committee does not constitute soliciting material and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the Report of the Audit Committee by reference therein.

Independent Registered Public Accountants

The Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm to audit our consolidated financial statements as of and for the fiscal year ending December 31, 2024 and our internal controls over financial reporting. Our stockholders are being asked to ratify the appointment of Ernst & Young LLP at our Annual Meeting, pursuant to Proposal 4.

Representatives of Ernst & Young LLP are expected to attend our Annual Meeting. Ernst & Young LLP representatives will have an opportunity to make a statement if they desire and are expected to be available to respond to any appropriate questions at our Meeting.

Audit Fees

Our independent registered public accounting firm for 2023 and 2022 was Ernst & Young LLP. The fees billed to us by Ernst & Young LLP are shown in the table below.

	Year Ended December 31,
	2023	2022
Audit Fees	$2,918,838	$2,885,052
Audit Related Fees	—	—
Tax Fees	108,063	176,130
TOTAL	$3,026,901	$3,061,182

Audit fees consist of fees billed for professional services rendered for the audit of our annual financial statements and our internal controls over financial reporting, reviews of the financial statements included in our quarterly reports and services that are normally provided in connection with statutory and regulatory filings, including consents and other work associated with debt and equity offerings.

Tax Fees

Tax fees, to the extent incurred, consist of fees billed for professional services for tax compliance, tax advice and tax planning. These services include tax assistance regarding federal and state compliance, tax audit defense, mergers and acquisitions.

Pre-Approval Policy and Procedures

The Audit Committee must give prior approval to any management request for any amount or type of service (audit, audit-related and tax services or to the extent permitted by law, non-audit services) our independent registered public accounting firm provides. All audit, audit-related and tax services rendered by Ernst & Young LLP in 2023 were approved by our Audit Committee before Ernst & Young LLP was engaged for such services. No services of any kind were approved pursuant to a waiver permitted pursuant to 17 CFR 210.2-01(c)(7)(i)(C). Consultation and approval of such services for 2023 occurred during the regularly scheduled meetings of the Audit Committee or by other means of communication between management and the Audit Committee.

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OTHER BUSINESS

The Company knows of no other business that will be presented for consideration at the Meeting, but should any other matters be properly brought before the Meeting, it is intended that the persons named in the accompanying proxy will vote such proxy at their discretion with regard to such matters.

STOCKHOLDER PROPOSALS FOR 2025 ANNUAL MEETING

Any stockholder desiring to present a stockholder proposal at our 2025 annual meeting and to have the proposal included in our proxy statement must send it to our Corporate Secretary at 100 Throckmorton Street, Suite 1200, Fort Worth, Texas 76102 so that it is received on or before November 29, 2024. All such proposals should be in compliance with the SEC regulations and our by-laws. We will only include in the proxy materials those stockholder proposals that we receive before the deadline and that are proper for stockholder action.

In addition, in accordance with our by-laws, any stockholder entitled to vote at our 2025 annual meeting of stockholders may propose business (other than proposals to be included in our proxy statement and proxy as discussed in the preceding paragraph) to be included on the agenda of, and properly presented for action at, the 2025 annual meeting only if written notice of such stockholder’s intent is given in accordance with the requirements of our by-laws. Such proposals must be submitted in writing and addressed to the attention of our Corporate Secretary at 100 Throckmorton Street, Suite 1200, Fort Worth, Texas 76102, no later than February 6, 2025 and no earlier than January 7, 2025. Pursuant to Rule 14a-4(c) of the Exchange Act, our Board of Directors may exercise discretionary voting authority under proxies solicited by it with respect to any matter properly presented by a stockholder at the 2025 annual meeting that the stockholder does not seek to have included in our proxy statement if (except as described in the following sentence) the proxy statement discloses the nature of the matter and how our Board of Directors intends to exercise its discretion to vote on such matter, unless we are notified of the proposal on or before February 6, 2025, and the stockholder satisfies the other requirements of Rule 14a-4(c)(2). If we first receive notice of such matter after February 6, 2025, and the matter nonetheless is permitted to be presented at the 2025 annual meeting, our Board of Directors may exercise discretionary voting authority with respect to any such matter without including any discussion of the matter in the proxy statement for the 2025 annual meeting. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with the requirements described above and other applicable requirements.

By Order of the Board of Directors

Erin W. McDowell

Corporate Secretary

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FREQUENTLY ASKED QUESTIONS AND ANSWERS

Proxy Materials and Voting Information

1.	Why did I receive these proxy materials?

We are providing these materials in connection with the solicitation by Range’s Board of Directors of proxies to be voted at our 2024 Annual Meeting and at any adjournment or postponement of the Meeting.

The Meeting will be held telephonically on May 8, 2024, beginning at 8:00 a.m. Central Time and you will need to register virtually to attend the Meeting.

2.	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered directly in your name with Range’s registrar and transfer agent, Computershare Investor Services LLC, you are a stockholder of record with respect to these shares. If, as is more typical, your shares are held in a brokerage account or by your bank, broker or other third party, you are the beneficial owner of these shares.

Because a beneficial owner is not the stockholder of record, you may not vote these shares unless you obtain a proxy from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

3.	What shares are included on the proxy card?

If you are a stockholder of record, you will receive only one proxy card for all the shares you hold of record in certificate form and in book-entry form.

If you are a Range employee, you will receive a proxy or voting instruction card for all the shares you may hold in the Range 401(k) Plan.

Your proxy card will serve as a voting instruction card for the Plan trustee. If you do not specify your voting instructions on the proxy card, the Plan trustee will vote your shares in the same proportion as it votes shares for which it did receive timely instructions. To allow sufficient time for voting by the trustee, your voting instructions must be received no later than 11:59 p.m., Eastern Time, on May 5, 2024.

4.	What different methods can I use to vote?

Voting In Person. You will be able to vote your shares at the Annual Meeting. You will be instructed at the beginning of the call how to vote your shares.

By Written Proxy. All stockholders of record can vote by written proxy card. If you are a stockholder of record and receive a notice regarding the availability of proxy materials, you may request a written proxy card by following the instructions included in the notice. If you are a beneficial owner, you may request a written proxy card or a voting instruction form from your bank, broker or other nominee.

By Telephone or Internet. All stockholders of record can vote by calling the toll-free telephone number on the proxy card. Please have your proxy card when you call. Voice prompts will direct you on how to vote your shares and will confirm that your voting instructions have been recorded properly.

Stockholders of record may also vote by accessing the website or the QR Code noted on the proxy card. Please have your proxy card when you go to the website.

Beneficial owners may vote by telephone or Internet if their bank, broker or other nominee makes those methods available, in which case the bank, broker or other nominee will include the instructions with the proxy materials.

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Default Voting. A proxy that is properly completed and returned will be voted at the Meeting in accordance with the instructions on the proxy. If you properly complete and return a proxy but do not indicate any voting instructions, your shares will be voted in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Meeting. If we propose to adjourn the Meeting, proxy holders will vote all shares for which they have voting authority in favor of adjournment. Our Board knows of no matters other than those stated in the Notice of Annual Meeting of Stockholders and described in the Proxy Statement to be presented for consideration at the Meeting.

5.	What are my voting choices for each of the proposals to be voted at the 2024 Annual Meeting of Stockholders and what are the voting standards?

Proposal		Voting Choices and Board Recommendation	Voting Standard
Proposal 1.	Election of Directors

•  vote in favor of all nominees;

•  vote in favor of specific nominees;

•  vote against all nominees;

•  vote against specific nominees;

•  abstain from voting with respect to all nominees; or

•  abstain from voting with respect to specific nominees.

The Board recommends a vote FOR each of the nominees.

Majority of votes cast (as defined in our by-laws)
Proposal 2.	Advisory Vote to Approve Executive Compensation

•  vote in favor of the advisory proposal;

•  vote against the advisory proposal; or

•  abstain from voting on the advisory proposal.

The Board recommends a vote FOR the advisory proposal to approve executive compensation.

Majority of shares present and entitled to vote
Proposal 3.	Approval of an Amendment to Our Restated Certificate of Incorporation to provide for Officer Exculpation	• vote in favor of the proposal; • vote against the proposal; • abstain from voting on the proposal. The Board recommends a vote FOR the proposal.	Majority of shares present and entitled to vote
Proposal 4.	Ratification of the Appointment of Ernst & Young LLP	• vote in favor of the ratification; • vote against the ratification; or • abstain from voting on the ratification. The Board recommends a vote FOR the ratification.	Majority of shares present and entitled to vote

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6.	What if I am a beneficial owner and do not give voting instructions to my broker?

As a beneficial owner, in order to ensure your shares are voted in the way you would like, you must provide voting instructions to your bank, broker or other nominee by the deadline provided in the materials you receive from your bank, broker or other nominee. If you do not provide voting instructions to your bank, broker or other nominee, whether your shares can be voted by such person depends on the type of item being considered to vote.

Non-Discretionary Items. The election of directors, the advisory vote to approve executive compensation and the approval of an Amendment to our Restated Certificate of Incorporation are non-discretionary items and may not be voted on by brokers, banks or other nominees who have not received specific voting instructions from beneficial owners.

Discretionary Items. The ratification of the appointment of Ernst & Young LLP as Independent Auditors is a discretionary item. Generally, banks, brokers and other nominees that do not receive voting instructions from beneficial owners may vote on the proposal at their discretion.

7.	How are abstentions and broker non-votes counted?

Proposal 1. Election of Directors. If you abstain from voting in the election of directors, you have not cast a vote and the abstention will not be counted in determining the outcome of the election. Broker non-votes are not considered a vote cast under our by-laws and will have no effect on the outcome of the election of directors.

Proposal 2. Advisory Vote to Approve Executive Compensation. If you abstain from voting on the advisory vote to approve executive compensation, you are considered present and entitled to vote, and your shares are considered in the calculation of whether Proposal 2 received the affirmative vote of a majority of shares present and entitled to vote. The effect of an abstention is a vote against Proposal 2. Broker non-votes will have no effect on the outcome of Proposal 2 because broker non-votes are not entitled to vote and are not considered in the calculation of a majority of shares present and entitled to vote.

Proposal 3. Approval of an Amendment to our Restated Certificate of Incorporation. The proposal to amend our certificate of incorporation requires the approval of a majority of the shares outstanding and entitled to vote. If you abstain from voting on this proposal, such an abstention from voting would be the same as voting against Proposal 3. Additionally, being considered a “non-discretionary” item, absent express instruction from the beneficial owner, a bank, broker or other nominee would not be permitted to vote the shares regarding this item, with the effect of any non-instruction being the same as a vote against the proposal.

Proposal 4. Ratification of Appointment of Ernst & Young LLP as Independent Auditors. If you abstain from voting on the ratification of Ernst & Young LLP as Range’s independent auditors, you are considered present and entitled to vote, and your shares are considered in the calculation of whether Proposal 4 received the affirmative vote of a majority of shares present and entitled to vote. The effect of an abstention is a vote against Proposal 4. Because Proposal 4 is a routine matter on which a broker has discretionary authority, no broker non-votes likely will result from this Proposal.

8.	What can I do if I change my mind after I vote my shares?

You may revoke your proxy prior to the completion of voting by:

•	Giving written notice to Range’s Corporate Secretary; or
•	Delivering a valid, later-dated proxy or a later-dated vote by telephone or on the Internet in a timely manner.

If you hold your shares in a brokerage account or by other nominee and deliver voting instructions to the record holder of those shares, you may only revoke the voting of those shares in accordance with your instruction if the record holder revokes the original proxy as directed above and either resubmits a proxy reflecting your voting instructions or delivers to you a legal proxy giving you the right to vote the shares.

9.	Can I access the proxy materials on the Internet? How can I sign up for the electronic proxy delivery service?

We are distributing our proxy materials to certain stockholders via the Internet under the “notice and access” approach permitted by the Securities and Exchange Commission (the “SEC”). On or about March 29, 2024, we will mail to certain of our stockholders a notice of Internet availability of proxy materials with instructions explaining how to access our proxy statement and annual report and how to vote online. If you receive a notice of Internet availability by mail, you will not receive a printed copy of the proxy materials in the mail unless you request them by following the instructions for requesting such materials included in the notice of Internet availability.

Even if you do not participate in “notice and access,” the Notice of Annual Meeting and Proxy Statement are available on the Internet at www.proxyvote.com.

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10.	Who counts the votes?

The individuals named as proxies will tabulate the votes and act as inspector of election.

11.	When will Range announce the voting results?

We will announce the preliminary voting results at the Annual Meeting of Stockholders. Range will report the final results in a Current Report on Form 8-K filed with the SEC within a few days after the Meeting.

12.	How are proxies solicited, and what is the cost?

We bear all expenses incurred in connection with the solicitation of proxies. We hired MacKenzie Partners, Inc. to assist with the solicitation of proxies for an estimated fee of $15,000.00 plus expenses. We will reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to beneficial owners of common stock.

Our directors, officers and employees also may solicit proxies by mail, telephone and personal contact. They will not receive any additional compensation for these activities.

13.	What is householding?

As permitted by the Exchange Act, only one copy of this Proxy Statement is being delivered to stockholders residing at the same address, unless the stockholders have notified Range of their desires to receive multiple copies of the Proxy Statement. This is known as “householding.”

Upon oral or written request, we will promptly deliver a separate copy of the Proxy Statement to any stockholder residing at an address to which only one copy was mailed. Direct requests for additional copies of the Proxy Statement for the current year or future years to our Corporate Secretary, 100 Throckmorton Street, Suite 1200, Fort Worth, Texas 76102 or our Investor Relations team at (817) 869-4267.

Stockholders of record residing at the same address and currently receiving multiple copies of the Proxy Statement may contact our registrar and transfer agent, Computershare, to request a single copy be mailed in the future.

Beneficial owners should contact their broker or bank.

14.	How can I vote at the meeting if I am a beneficial owner?

You will be able to vote your shares at the Annual Meeting and instructions will be provided at the Meeting.

15.	Who can attend the 2024 Annual Meeting and how can I participate?

The 2024 Annual Meeting will be held telephonically. There will not be a physical location for the meeting. You may attend the 2024 Annual Meeting if you were a stockholder of record on March 21, 2024 or if you hold a valid proxy for the 2024 Annual Meeting. In order to join the Annual Meeting, you will need to register at: https://ir.rangeresources.com/events/event-details/2024-annual-meeting-stockholders.

To be able to vote at the meeting, you will need a valid control number. Anyone may register and attend the Annual Meeting as a “guest” and no control number will be required; however, only authenticated stockholders may submit their votes. The control number can be found on the proxy card or notice you received.

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Company Documents, Communications and Stockholder Proposals

1.	How can I view copies of Range’s corporate documents and SEC filings?

Our Corporate Governance Guidelines, Board Committee Charters, By-laws and Code of Business Conduct and Code of Ethics are available under the Corporate Governance section of our website at www.rangeresources.com and are available in printed form upon request by any stockholder. Our SEC filings are also posted on our website and, upon request, we will mail a copy of the Form 10-K free of charge to any stockholder. Direct such requests to our Investor Relations team at (817) 869-4267.

2.	How can I communicate with Range’s Board of Directors or Individual Directors?

Range’s Board of Directors welcomes contact from stockholders or others with an interest in the Company. Interested parties may communicate with the Chairman of our Board of Directors by submitting correspondence to the Corporate Secretary at Range Resources Corporation, 100 Throckmorton Street, Suite 1200, Fort Worth, Texas 76102, Attention: Chairman of the Board. Any confidential matters intended only for the Chairman may be submitted in a separately enclosed envelope marked “confidential.” Similarly, any correspondence to individual Board members or the Board as a whole can be submitted to the same address and such correspondence will be forwarded to the Board member(s) to whom the correspondence is addressed.

3.	How do I submit a proposal for action at the 2025 Annual Meeting of Stockholders?

A proposal to be acted upon at the 2025 Annual Meeting of Stockholders will only be acted upon:

•	If the proposal is to be included in the proxy statement, pursuant to Rule 14a-8 under the Exchange Act, the proposal is received by our Corporate Secretary on or before November 29, 2024 and the proposal meets the requirements of the applicable rules of the SEC and the requirements of our by-laws.
•	If the proposal is not to be included in the proxy statement according to our by-laws, the proposal is submitted in writing to our Corporate Secretary no earlier than January 7, 2025 and no later than February 6, 2025, and such proposal is, under Delaware General Corporation Law, an appropriate subject for stockholder action, and the notice relating to such proposal meets the requirement of our by-laws.

4.	How do I submit a candidate for election to the Board under the Company’s Proxy Access by-law?

In response to a stockholder proposal submitted to a vote of the Company’s stockholders in May 2015, the Company’s Board of Directors adopted provisions of the Company’s by-laws to allow a stockholder or group of stockholders that meet certain criteria and requirements to nominate candidates for election to the Board and have such persons included in the Company’s proxy statement. If you wish to do so, you must submit the required information to the Company not less than one hundred and twenty (120) days nor more than one hundred and fifty (150) days prior to the first anniversary of the date that the Company first distributed its proxy statement to stockholders for the previous year’s Annual Meeting (i.e. March 29 for this proxy statement). Copies of the Company’s by-laws are available on the Company’s website at www.rangeresources.com or upon request addressed to the Company’s Corporate Secretary.

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ANNEX A

Non-GAAP Reconciliation

Our consolidated financial statements for the year ended December 31, 2023 are presented in conformity with U.S. GAAP. Certain measures in this Proxy Statement do not have any standardized meaning as prescribed by U.S. GAAP and therefore, are considered non-GAAP measures. Non-GAAP measures are not alternatives to GAAP measures and you should not consider non-GAAP measure in isolation or as a substitute for analysis of our results as reported under GAAP. This Proxy Statement contains references to the following non-GAAP measures:

Cash Unit Costs

Our presentation of Cash Unit Costs is a non-GAAP measure. Cash Unit Costs is calculated by adding direct operating costs, gathering, processing and transportation costs, other tax expense, general and administration and interest expense (excluding stock-based compensation and amortization of deferred financing costs) and net broker margin on a per mcfe basis. In addition, there is an adjustment to the cash unit cost per mcfe for the difference between our realized NGL price and our Business Plan NGL realized price.

(In thousands)	2023
Direct operating (GAAP)	$96,085
Transportation, gathering, processing and compensation (GAAP)	1,113,941
Taxes other than income (GAAP)	23,726
General and administrative (GAAP)	164,740
Brokered natural gas, marketing and other revenue (GAAP)	(218,603)
Brokered natural gas and marketing (GAAP)	202,884
Interest (GAAP)	124,004
Adjustments:
Direct operating Stock-based compensation	(1,723)
G&A Stock-based compensation	(35,850)
Non-recurring legal settlements	(1,052)
Other income	12,051
Marketing Stock-based compensation	(2,095)
Deferred financing amortization	(5,384)
Total Cash Unit Costs (Non-GAAP)	$1,472,724
Production (mmcfe)	780,575
Total Cash Unit Costs per mcfe	$1.89
NGL price adjustment	0.02
Total Cash Unit Cost per mcfe	$1.91

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ANNEX A

Return on Average Capital Employed (ROACE)

Our presentation of ROACE is a non-GAAP measure. ROACE is calculated by earnings before interest and income taxes (or “EBIT”) as calculated below divided by average net debt plus average stockholders’ equity.

(In thousands)	2023
Net income (GAAP)	$871,142
Add:
Tax expense (GAAP)	229,201
Interest (GAAP)	124,004
Exploration (GAAP)	26,530
DD&A (GAAP)	350,165
Abandonment and improvement of unproved properties (GAAP)	46,359
Deferred Compensation Plan (GAAP)	26,593
Exit costs (GAAP)	99,940
Less:
Early extinguishment of debt (GAAP)	(438)
Gain on sale of assets (GAAP)	(454)
Adjustments:
Interest Income	(5,937)
Mark-to-Market Derivative	(567,640)
Stock-Based Compensation	39,668
Non-recurring lawsuit settlements	1,052
Other	(1)
EBITDAX (Non-GAAP)	$1,240,184
D,D&A (GAAP)	(350,165)
Exploration (GAAP)	(26,530)
EBIT (Non-GAAP)	$863,489

(In thousands)	2023	2022	Average
Total Long-Term Debt (GAAP)	$1,788,388	$1,869,000	$1,828,694
Less Cash Balance (GAAP)	(211,974)	(207)	(106,090)
Total Net Debt (Non-GAAP)	1,576,414	1,868,793	1,722,604
Stockholders’ Equity (GAAP)	3,765,551	2,876,006	3,320,779
Average Capitalization	$5,341,965	$4,744,799	$5,043,383
ROACE (EBIT divided by Average Capitalization)	$863,489	$5,043,383	=17.1%

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ANNEX B

CERTIFICATE OF THIRD AMENDMENT
TO THE

RESTATED CERTIFICATE OF INCORPORATION
OF

RANGE RESOURCES CORPORATION

Range Resources Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:

1.	The Board of Directors of the Corporation, at a duly called and convened meeting of its members on December 6, 2023, duly adopted a resolution setting forth a proposed amendment to the Corporation’s Restated Certificate of Incorporation (the “Restated Certificate of Incorporation”), declared such amendment to be advisable and directed that such amendment be considered at the annual meeting of the stockholders of the Corporation on May 8, 2024. The resolution setting forth the amendment is as follows:

RESOLVED, that Article EIGHTH of the Corporation’s Restated Certificate of Incorporation be hereby amended to restate the text of Article EIGHTH in its entirety as follows:

“EIGHTH:  No director or officer of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability (i) for any breach of the director’s or officer’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) regarding any director, under Section 174 of the Delaware General Corporation Law, (iv) for any transaction from which the director or officer derived an improper personal benefit, or (v) regarding any officer, in any action by or in the right of the Corporation.  In addition to the circumstances in which a director or officer of the Corporation is not liable as set forth in the preceding sentence, a director or officer of the Corporation shall not be liable to the fullest extent permitted by any amendments to the Delaware General Corporation Law hereafter enacted that further limits or permits the Corporation to limit or eliminate the liability of a director or officer.  Any repeal or modification of this Article EIGHTH shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.”

2.	At the Corporation’s annual meeting on May 8, 2024, which was duly held in accordance with Section 222 of the Delaware General Corporation Law, the proposed amendment to the Restated Certificate of Incorporation was presented to the Corporation’s stockholders pursuant to the resolution of the Corporation’s Board of Directors, and the amendment was duly adopted and approved by the stockholders of the Corporation owning more than a majority of the Corporation’s outstanding shares of common stock entitled to vote thereon in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, Range Resources Corporation has caused this Certificate to be duly executed in its name by Erin W. McDowell, its Senior Vice President and General Counsel, as of May 8, 2024.

RANGE RESOURCES CORPORATION

By:
Erin W. McDowell,
Senior Vice President and General
Counsel

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ANNEX C

Set forth below are the specific changes being proposed to Article EIGHTH of Range’s current Restated Certificate of Incorporation (“COI”). These edits are changes to the existing version of the COI as reflected in the current records of the Delaware Secretary of State. The underlined words are the proposed additions to the currently existing COI language; and the struck through words are the proposed deletions to the currently existing COI language.

“EIGHTH: No director or officer of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability (i) for any breach of the director’s or officer’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) regarding any director, under Section 174 of the Delaware General Corporation Law, ~~or~~ (iv) for any transaction from which the director or officer derived an improper personal benefit. ~~This paragraph shall not eliminate,~~ or ~~limit the liability of a director for any act or omission occurring prior to the effective date of its adoption. If the General Corporation Law of the State of Delaware is hereafter amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of a director to the~~ (v) regarding any officer, in any action by or in the right of the Corporation.  In addition to the circumstances in which a director or officer of the Corporation ~~shall be limited or eliminated~~ is not liable as set forth in the preceding sentence, a director or officer of the Corporation shall not be liable to the fullest extent permitted by any amendments to the Delaware General Corporation Law hereafter enacted that further limits or permits the ~~General~~ Corporation ~~Law~~ to limit or eliminate the liability of ~~the State of Delaware, as so amended from time to time. No~~ a director or officer. Any repeal or modification of this Article ~~VIII, directly or by adoption of any inconsistent provision of this Certificate of Incorporation, by the stockholders of~~ EIGHTH shall not adversely affect any right or protection of a director or officer of the Corporation existing at the ~~Corporation shall be effective with respect to any cause of action, suit, claim or other matter, but for this Article VIII, would accrue or arise prior to~~ time of such repeal or modification~~.~~ with respect to acts or omissions occurring prior to such repeal or modification.”

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RANGE RESOURCES®

100 THROCKMORTON STREET
SUITE 1200
FORT WORTH, TX 76102

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 7, 2024 for shares held directly and by 11:59 p.m. Eastern Time on May 5, 2024 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements and proxy cards electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 7, 2024 for shares held directly and by 11:59 p.m. Eastern Time on May 5, 2024 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V32623-P06125 — KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. — DETACH AND RETURN THIS PORTION ONLY

RANGE RESOURCES CORPORATION

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Brenda A. Cline	☐	☐	☐
1b. Dennis L. Degner	☐	☐	☐
1c. Margaret K. Dorman	☐	☐	☐
1d. James M. Funk	☐	☐	☐
1e. Steve D. Gray	☐	☐	☐
1f. Charles G. Griffie	☐	☐	☐
1g. Greg G. Maxwell	☐	☐	☐
1h. Reginal W. Spiller	☐	☐	☐
2. To consider and vote on a non-binding proposal to approve our executive compensation philosophy ("say on pay").	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation, LLC or partnership, please sign in full corporate, company or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)	Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice & Proxy Statement and Form 10-K are available at www.proxyvote.com.

V32624-P06125

RANGE RESOURCES CORPORATION
Annual Meeting of Stockholders
May 8, 2024
Proxy Solicited on Behalf of the Board of Directors

The undersigned appoints Erin W. McDowell and David S. Goldberg, and each of them, his/her/its true and lawful agents and proxies with full power of substitution and revocation, solely to vote, as designated on the reverse side hereof, all the Common Stock of Range Resources Corporation which the undersigned has power to vote, with all powers which the undersigned possesses if personally present, at the Annual Meeting of Stockholders of Range Resources Corporation to be held on May 8, 2024, and at any adjournments thereof.

Please mark the appropriate boxes, SEE REVERSE SIDE. Any unmarked box will be voted in accordance with the Board of Directors' recommendations. The shares cannot be voted unless the card is signed and returned.

This proxy is governed by Delaware law and is to be executed for the sole purpose of appointing proxies for the Range Resources Corporation 2024 Annual Meeting.

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED